___________________________________________________________

EXHIBIT 1A-6

MATERIAL CONTRACTS

___________________________________________________________

1

ASSET PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is dated as of the date countersigned below (the “Effective Date”) and is by and between RHOVE REAL ESTATE 1, LLC – EMPIRE SERIES, a Delaware series limited liability company (“Buyer”), and BEN EASTEP (“Seller”).

RECITALS

A.Seller owns all of the membership interests in Empire Cooperatives, LLC, an Iowa limited liability company (the “Company”).

B.The Company holds title in fee simple to that certain twenty-seven (27) unit senior living facility referred to as “Deer Valley Villas” located at 601 22nd Avenue, Silvis, Illinois 61282 (the “Property”).

C.Buyer has agreed to purchase from Seller a percentage of his membership interest in the Company and all of the rights, title, and interests in the Company associated therewith, and Seller has agreed to sell such membership interest in the Company and all of the rights, title, and interests in the Company associated therewith upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I DEFINITIONS

1.1Defined Terms. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“Accounts” shall mean all accounts and other rights possessed by a holder of a membership interest to receive payments or distributions from the Company.

“Business Day” shall mean any day other than a Saturday, Sunday, Federal holiday or day on which the banks in Columbus, Ohio are required or permitted by law to be closed.

“Claim” shall mean any demand, claim, action or cause of action.

“Closing” shall mean the closing referred to in Section 3.1 of this Agreement.

“Commercial Efforts” shall mean such efforts as shall not require the performing party (i) to do any act that is unreasonable under the circumstances, (ii) to amend or waive any rights under this Agreement, or (iii) to incur or expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligation hereunder, including the fees, expenses, and disbursements of accountants, counsel, and other professionals.

2

“Deposits” shall mean all escrow payments, all pre-payments, and all moneys paid or credits given or held by any other party.

“Intellectual Property” includes any tradenames, trademarks, service marks, plans, software, applications, including the name specifically used in connection with the Property and all other similar rights.

“Lien” shall mean any mortgage, pledge, security interest, lien, charge, encumbrance, equity, claim, option, tenancy, right, or restriction on transfer of any nature whatsoever.

“Loss” shall mean any loss, damage, liability, cost, assessment, and expense including, without limitation, any interest, fine, court cost, and reasonable investigation cost, penalty and attorneys’ and expert witnesses’ fees, disbursements and expenses, after taking into account any insurance proceeds actually received by or paid on behalf of any party incurring a Loss which are not required to be remitted by such party to the other party pursuant to the terms hereof.

“Property” has the meaning set forth in the Recitals, and shall also mean all property, real, personal, tangible and intangible of any kind or nature owned by the Company.

“Purchased Interest” shall mean the percentage of the membership interest in the Company to be sold by Seller to Buyer and all associated rights, title and interest in or related to the Company, including without limitation, all Accounts, Property, Deposits, personalty, Claims, options, and Intellectual Property associated therewith. Such percentage shall be calculated by dividing the Purchase Price by $1,560,000.1

“Purchase Price” shall mean the amount payable by Buyer to Seller in accordance with Section 2.2.

ARTICLE II

PURCHASE AND SALE OF MEMBER INTEREST

2.1Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Buyer and/or its permitted assign(s) will purchase the Purchased Interest from Seller, and Seller will sell all of his, her, or its right, title and interest in the Purchased Interest to Buyer, free and clear of all Liens.

2.2Purchase Price. In consideration of the Company’s performance of this Agreement and the sale of the Purchased Interest, Buyer agrees to pay to Seller the Purchase Price in cash in immediately available funds. The Purchase Price shall be determined by Buyer, in its sole discretion, provided that the Purchase Price shall not exceed more than $500,000.

1 Solely by way of Example, (a) if the Purchase Price is $500,000, then the Purchased Interest to be sold to Buyer shall be $500,000

/ $1,560,000 = 32.05%; and (b) if the Purchase Price is $250,000, then the Purchased Interest to be sold to Buyer shall be $250,000

/ $1,560,000 = 16.02%.

3

ARTICLE III CLOSING

3.1Closing. Subject to Section 7.1 and 7.2 hereof, the Closing of the sale and purchase of the Purchased Interest shall take place on or before the date that is 180 days following the receipt of SEC Approval (as defined in Section 6.5 below) (the “Closing Date”). The Closing shall be conducted by the mutual exchange of the following deliverables:

3.2Buyer’s Deliverables. At the Closing, Buyer shall deliver or cause to be delivered the following to Seller:

(i)the Purchase Price;

(ii)executed counterpart of the Assignment of Membership Interest substantially in the form of Exhibit A attached hereto and made a part hereof (the “Membership Assignment”);

(iii)executed counterpart of the Amended and Restated Operating Agreement of the Company substantially in the form of Exhibit B attached hereto and made a part hereof (the “AR Operating Agreement”);

(iv)executed counterpart of the Closing Statement; and

(v)such other documents and instruments as reasonably may be requested by Seller.

3.3Seller’s Deliverables. At the Closing, Seller shall deliver or cause to be delivered the following to Buyer:

(i)executed counterpart of the Membership Assignment;

(ii)executed counterpart of the AR Operating Agreement;

(iii)executed counterpart of the Closing Statement; and

(iv)such other documents and instruments as reasonably may be requested by Buyer.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

4.1Organization; Qualification; Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation. Seller has the power and authority to make, execute, deliver, and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company action, including member action. Neither the execution, delivery, nor performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the certificate of organization or operating agreement of the Company. This Agreement has been duly and validly executed and delivered by the duly authorized officers of the Company and constitutes the valid, legally binding, and enforceable obligations of the Company in accordance with the terms of this Agreement.

4

4.2Consents and Approvals; No Violation.Neither the execution, delivery, nor performance of this Agreement by Seller (a) requires any consent (other than those set forth on Exhibit C attached hereto and made a part hereof) (the “Required Consents”), approval, authorization, or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority; (b) constitutes a breach or will result in a default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation of any kind to which Seller is a party or by which Seller may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation, or governmental permit or license applicable to the Company or Seller. Seller will use Commercial Efforts to obtain the Required Consents.

4.3Title, Etc. Seller is the sole owner of the Purchased Interest and has good and valid title thereto, free and clear of all Liens. The Company has good and marketable fee simple title to the Property, free and clear of all encumbrances other than those set forth in the policy of title insurance delivered to Buyer.

4.4Legal Proceedings, Etc. Seller has no knowledge of any claim, action, proceeding, or investigation pending or threatened against or relating to or involving Seller or the Company with respect to the Purchased Interest or the Property before any court or governmental or regulatory authority or body or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby. None of Seller, the Company, the Purchased Interest, nor the Property are subject to any outstanding order, writ, judgment, injunction, or decree of any court or governmental or regulatory authority.

4.5Taxes. Seller has timely filed all federal, state, and local tax returns required to be filed by Seller or the Company and has timely paid all taxes shown on such returns; each such return is complete and correct, and Seller and the Company have no tax liability not disclosed on such returns; no assessments or notices of deficiency have been received by Seller or the Company with respect to any such return which have not been paid and no amendments or applications for refund have been filed or are planned with respect to any such return.

4.6Agreements. Seller has not entered into any agreement of sale with respect to the Property or any option agreement or right of first refusal with respect to the sale of the Property.

4.7Condemnation. Seller has not received any notice of any pending condemnation of the Property or any portion thereof, or any change in any law, ordinance or regulation that would materially affect the Property or the use thereof.

4.8Environmental. To the best of Seller’s knowledge, there are no toxic materials, pollutants, petroleum products, hazardous waste, or hazardous substances of any kind or in a quantity prohibited or deemed unsafe under any law or governmental rule or regulation and no hazardous or unsafe level of asbestos or radon gas (hereinafter collectively called “Hazardous Materials”) located upon or within the Property (or any portion thereof).

5

4.9Property Taxes. To the best of Seller’s knowledge, there are no proceedings pending or presently being prosecuted for the reduction of the assessed valuation or taxes or other impositions payable in respect of any portion of the Property.

4.10Laws. Seller has not received any notice of uncured violations of federal, state, or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Property.

4.11Financial Statements. Attached as Exhibit D are true, complete, and accurate copies of (i) the unaudited balance sheet of the Company for the fiscal years ending December 31, 2018, December 31, 2019, and December 31, 2020, and the related statements of income and retained earnings, owners’ equity and cash flow, and (ii) the unaudited balance sheet of the Company as of June 30, 2021 and the related statements of income and retained earnings, owners’ equity, and cash flow for the 3-month period then ended (collectively, the “Financial Statements”). The Financial Statements are (a) consistent with and based upon the books and records of the Company,

(b) except as set forth in Exhibit D, have been prepared in accordance with GAAP as applied by the Company throughout the periods involved, and (c) fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as at the respective dates they were prepared and for the respective periods indicated therein, in each case, except as set forth in Exhibit D, in accordance with GAAP as applied by the Company throughout the periods involved, subject to normal and recurring year-end adjustments and the absence of notes. The balance sheet of the Company as of December 31, 2020 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”, and the balance sheet of the Company as of June 30, 2021 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Since the Interim Balance Sheet Date, there have been no material changes to the financial status of the Company.

4.12Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments, except (i) those which are reflected on the liabilities side of the Interim Balance Sheet as of the Interim Balance Sheet Date, and (ii) those which have been incurred in the ordinary course of business since the Interim Balance Sheet Date (none of which is a liability for breach of contract, tort, infringement, misappropriation, dilution or a claim or lawsuit).

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

5.1Organization; Qualification; Authority. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of its formation and has the power and authority to make, execute, deliver, and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporation action. Neither the execution, delivery, nor performance of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the operating agreement of Buyer. This Agreement has been duly and validly executed and delivered by the duly authorized

6

officers of Buyer and constitutes the valid, legally binding, and enforceable obligations of each of them in accordance with the terms of this Agreement.

5.2Consents and Approvals; No Violation. Neither the execution, delivery, and performance of this Agreement by Buyer (a) requires any consent, approval, authorization, or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority except as provided in Section 6.5; (b) constitutes a breach or will result in a default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation of any kind to which Buyer is a party or by which it or any of its affiliates may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation, or governmental permit or license applicable to the Buyer.

5.3Legal Proceedings, Etc. There is no claim, action, proceeding, or investigation pending or, to the actual knowledge of the Buyer, threatened against or relating to the Buyer before any court or governmental or regulatory authority or body which questions or challenges the validity of this Agreement or any action taken or to be taken by the Buyer pursuant to this Agreement, or in connection with the transactions contemplated hereby.

ARTICLE VI COVENANTS OF THE PARTIES

6.1Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

6.2Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its Commercial Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. On and from time to time after the Closing Date, without further consideration, Seller will, at his, her, or its own expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to consummate the transactions contemplated by the Agreement. On and from time to time after the Closing Date, without further consideration, Buyer will, at its own expense, execute and deliver such documents to Seller as Seller may reasonably request in order to consummate the transactions contemplated by this Agreement.

6.3Filing. Seller promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to Seller, if any, as may be required of Seller for the consummation of the transactions contemplated hereby. Buyer promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to Buyer, as may be required of Buyer, for consummation of the transactions contemplated hereby. The parties hereto will coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested in connection with all of the foregoing.

6.4Transfer Taxes. Seller and Buyer believe that there will be no conveyance, deed, transfer, excise, stamp, sales, use, recording or similar taxes or fees, arising out of the sale, transfer,

7

conveyance, or assignment of the Purchased Interest as contemplated hereby, but in the event any such tax or fee is imposed, Buyer shall pay the cost thereof.

6.5Public Offering. Buyer shall use Commercial Efforts to obtain approval from the

U.S. Securities and Exchange Commission for a public offering of Buyer’s securities pursuant to Regulation A by which Buyer would raise equity capital to fund the Purchase Price (the “SEC Approval”). Following receipt of the SEC Approval, Buyer shall use its Commercial Efforts to raise the Purchase Price via such public offering (the “Public Offering”).

6.6Marketing. Buyer and the Company shall exercise Commercial Efforts to jointly promote the Public Offering to the tenants of the Property.

ARTICLE VII CLOSING CONDITIONS

7.1Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a)No party shall be subject to any order, judgment, decree, or injunction of a court of competent jurisdiction or governmental body, agency, or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

(b)All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

(c)Seller shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

(d)At no time on or before the Closing Date shall any of the following have been done by, against or with respect to Seller: (i) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable bankruptcy or similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

(e)The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement).

(f)Neither Buyer nor Seller has terminated this Agreement.

(g)The AR Operating Agreement shall have been fully executed (with approval by Buyer of a Property Management Agreement and 12-month Proposed Budget from Dec 2021, with a notation for timing of projected stabilization.

8

(h)The Membership Assignment shall have been fully executed.

(i)The Property shall be in materially the same condition as it was in on the Effective Date and no condemnation, casualty, or other event shall have occurred and no Hazardous Material has been deposited, released, or found on or about the Property and no material changes in the status of the Property shall have occurred in Buyer’s reasonable judgment.

(j)The Required Consents shall have been obtained.

(k)The SEC Approval shall have been obtained and Buyer shall have raised the Purchase Price via the Public Offering.

In the event any of the foregoing conditions are not satisfied or waived by either Buyer or Seller, as applicable, on or prior to the Closing Date, then this Agreement will terminate.

7.2Conditions to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a)No party shall be subject to any order, judgment, decree, or injunction of a court of competent jurisdiction or governmental body, agency, or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

(b)All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

(c)Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

(d)At no time on or before the Closing Date shall any of the following have been done by, against or with respect to Buyer: (i) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable bankruptcy or similar law; (ii) an assignment for the benefit of creditors; (iii) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (iv) a dissolution or liquidation.

(e)Neither Buyer nor Seller has terminated this Agreement.

(f)The AR Operating Agreement shall have been fully executed (with approval by Buyer of a Property Management Agreement and 12-month Proposed Budget from Dec 2021, with a notation for timing of projected stabilization.

(g)The Membership Assignment shall have been fully executed.

(h)The Required Consents shall have been obtained.

9

(i)Buyer shall have, through the Public Offering, raised the Purchase Price set forth in Section 2.2. herein.

In the event any of the foregoing conditions are not satisfied or waived by either Buyer or Seller, as applicable, on or prior to the Closing Date, then this Agreement will terminate.

ARTICLE VIII SURVIVAL AND INDEMNIFICATION

8.1Survival. The representations, warranties, covenants, and agreements of the parties hereto shall survive the execution and delivery hereof and the delivery of all of the documents executed in connection herewith and shall continue in full force and effect after the Effective Date and for a period of one (1) year after the Closing Date.

8.2Indemnification.

(a)Buyer hereby indemnifies and agrees to defend and hold harmless Seller and any subsidiary or Affiliate of Seller, and any officer, director, stockholder, employee, representative, or agent of any thereof and his, her, or its respective successors and assigns from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of Buyer that survives the Closing for a period ending one (1) year after Closing as provided in Section 9.1 and any covenant or agreement of Buyer contained in this Agreement.

(b)Seller hereby indemnifies and agrees to defend and hold harmless Buyer and any subsidiary or Affiliate of Buyer, and any officer, director, stockholder, employee, representative, or agent of any thereof and his, her, or its respective successors and assigns, from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of Seller that survives the Closing for a period ending one (1) year after Closing as provided in Section 9.1 and any covenant or agreement of Seller contained in this Agreement.

8.3Notice of Claim. If any party hereto has suffered or incurred any Loss or a third- party claim, whether pursuant to an administrative proceeding, action at law, suit in equity, or otherwise (“Third-Party Claim”) is instituted which, if decided adversely to a party, would result in such party suffering or incurring any Loss, such party shall give prompt written notice to the party against which a claim for indemnification may be made pursuant to this Agreement (“indemnifying party”), setting forth: (a) the facts or events, in reasonable detail which indicate that such party has suffered or incurred such Loss, (b) the Section or Sections of this Agreement under which such party has suffered or incurred such Loss, (c) the amount of such Loss (estimated, if necessary) or, in the case of a Third-Party Claim, such party’s then good faith estimate of the reasonably foreseeable estimated amount of its claim for indemnification for such Loss, and (d) the method of computation of the amount of such Loss, any of which information shall be promptly amended by such party when its knowledge of the facts or events and any resulting liability so warrant. No party shall be liable for indemnification pursuant to Section 8.2 unless notice of claim for such indemnification has been given in accordance with this Section 8.3.

8.4Defense of Third-Party Claim. The indemnifying party shall have the right to conduct and control, at its expense and through counsel of its own choosing, the defense of any Third-Party Claim, action or suit, but the indemnified party may, at its election, participate in the

10

defense of such claim, action or suit at its sole cost and expense; provided that if (a) the indemnifying party shall fail to defend any such claim, action or suit, (b) the indemnifying party and indemnified party mutually agree or (c) the named parties to such claim, action or suit (including any impeded parties) include both the indemnifying party and the indemnified party and representation of the parties hereto by the same counsel would be inappropriate due to actual or potential differing interests between them, then the indemnified party may defend, through counsel of its own choosing, such claim, action or suit and settle such claim, action or suit, and recover from the indemnifying party the amount of any settlement to which the indemnifying party consents or of any resulting judgment and the costs and expenses of such defense, provided that the indemnified party shall not compromise or settle any third-party claim, action or suit without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, continued or delayed.

ARTICLE IX DEFAULT; REMEDIES

9.1Default by Buyer. Seller may terminate this Agreement by notice to Buyer in the event of (a) a default by Buyer under this Agreement (which remains uncured for ten (10) calendar days after Seller’s notice to Buyer thereof) unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Buyer will have such longer period as may be necessary to cure such default, so long as Buyer proceeds promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within twenty (20) calendar days, or (b) a breach of any representation or warranty by Buyer expressly set forth in this Agreement as a result of which the Closing does not occur.

9.2Default by Seller. Buyer may terminate this Agreement by notice to Seller in the event of (a) a default by Seller under this Agreement (which remains uncured for ten (10) calendar days after Buyer’s notice to Seller thereof, unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Seller will have such longer period as may be necessary to cure such default, so long as Seller proceeds promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within twenty (20) calendar days (and advises Buyer of the actions which Seller is taking and the progress being made), or (b) a breach of any representation or warranty by Seller expressly set forth in this Agreement.

9.3Remedies.

(a)If the sale of the Purchased Interest is not consummated because of a default under or breach of this Agreement or due to a misrepresentation or breach of a warranty on the part of Buyer, Seller will have the option, as its sole and exclusive remedy at law or in equity, to terminate this Agreement by delivery of written notice of termination to Buyer, and Buyer shall pay for all of Seller’s reasonable costs, damages, and expenses actually incurred and paid in connection with this transaction including, without limitation, attorneys’ fees, upon payment of which the parties hereto will have no further rights and obligations hereunder, except for those rights and obligations that expressly survive the termination of this Agreement.

11

(b)If the sale of the Purchased Interest is not consummated because of a default under or breach of this Agreement or due to a misrepresentation or breach of a warranty on the part of Seller, Buyer will have the option, as its sole and exclusive remedy at law or in equity, to either:

(i) terminate this Agreement by delivery of written notice of termination to Seller, and Seller shall pay for all of Buyer’s reasonable costs, damages, and expenses actually incurred and paid in connection with this transaction including, without limitation, attorneys’ fees, upon payment of which the parties hereto will have no further rights and obligations hereunder, except for those rights and obligations that expressly survive the termination of this Agreement, or (ii) seek the equitable remedy of specific performance or such other remedies that are available to it at law or in equity.

ARTICLE X MISCELLANEOUS PROVISIONS

10.1Amendment and Modification. This Agreement may be amended, modified, or supplemented only by a subsequent written agreement of the parties hereto.

10.2Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties hereto to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.3Confidentiality. Except as may be required by law, the parties hereto agree to keep confidential all information exchanged between them regarding this transaction and its terms, and shall not disclose such information to other parties (except for their counsel, lender, due diligence professionals, and investors) without each other’s prior written consent.

10.4Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email or three days after mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(a)if to Buyer to:

Rhove Real Estate 1, LLC – Empire Series 629 N. High Street, 6th Floor

Columbus, Ohio 43215 Attn: Calvin Cooper

With a copy to:

Kegler, Brown, Hill & Ritter Co., L.P.A. 65 E. State Street, Suite 1800

Columbus, Ohio 43215

12

Attn: Stephen C. Barsotti, Esq.

(b)if to Seller, to:

[STREET ADDRESS] [CITY, STATE, ZIP]

with a copy to:

Gomez May LLP

2322 E. Kimberly Road, Suite 120W Davenport, IA 52807

Attn: Ryan M. Weber

10.5Assignment. Neither party may assign this Agreement without the prior written consent of the counterparty.

10.6Governing Law. This Agreement shall be governed by the laws of the state of Ohio, without reference to principles of conflicts of law which require that the substantive laws of another jurisdiction apply.

10.7Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, PDF, or electronically and such execution will be binding for all purposes.

10.8Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

10.9Severability. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

10.10No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

10.11Termination Right. If (a) Buyer is unable to obtain SEC Approval in accordance with Section 6.5 or (b) despite Buyer’s best efforts, Buyer is unable to raise the Purchase Price by the Closing Date, then either party may terminate this Agreement by written notice to the other party and neither shall have any further obligations under this Agreement except to the extent set forth in Section 6.1 and Article VIII.

10.12Entire Agreement. This Agreement, including the documents, exhibits, schedules, certificates, and instruments referred to herein, is the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no

13

restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.

[Signature page follows]

13

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

IN WITNESS WHEREOF, the parties hereto have executed this Membership Interest Purchase Agreement as of the Effective Date.

SELLER:

09 / 14 / 2021

Ben EastepDate

BUYER:

RHOVEREALESTATE1,LLC-

EMPIRESERIES,aDelawareseries limited liability company

By: ROOSTENTERPRISESINC.dba

RHOVE, its Managing Member

09 / 09 / 2021

By: _

Calvin Cooper, CEO Date

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

LIST OF EXHIBITS

EXHIBIT A Form of Assignment and Assumption of Membership Interest EXHIBIT B Amended and Restated Operating Agreement of the Company EXHIBIT C Schedule of Required Consents

EXHIBIT D Financial Statements

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

This ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this

“Assignment”) is dated as of the date countersigned below (“Effective Date”) and is by and between Ben Eastep (the “Assignor”) and Rhove Real Estate 1, LLC – Empire Series, a Delaware series limited liability company (the “Assignee”).

R E C I T A L S:

A.The Assignor is the holder of all of the membership interests in Empire Cooperatives, LLC, an Iowa limited liability company (the “Company”).

B.The Assignor has agreed to sell, transfer, assign and deliver a       % membership

interest in the Company (the “Purchased Interest”) to the Assignee.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.Assignment and Assumption. The Assignor hereby assigns, transfers, and conveys to the Assignee the Purchased Interest, including but not limited to all of the Assignor’s interest in all profits, losses, gains, reserves, credits, cash, distributions, assets and intangible rights in and of the Company and the operating agreement of the Company relating to such Purchased Interest, and the Assignee hereby agrees to assume and accept the Purchased Interest and all of the duties and responsibilities related thereto accruing from and after the date hereof.

2.Continuation of the Company. The parties hereto agree that the assignment of the Purchased Interest shall not dissolve the Company, and that the business of the Company shall continue.

3.Indemnification.Assignor hereby indemnifies, protects, defends, and holds Assignee harmless from and against any and all claims, causes of action, demands, obligations, losses, damages, liabilities, taxes, judgments, costs, and expenses (including, without limitation, reasonable attorneys’ fees, charges, and disbursements) relating to or otherwise arising in respect of the Purchased Interest accruing prior to the Effective Date.

4.Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the Effective Date with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, and amendments of this Assignment, and notifications and other documents, as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the assignment contemplated by this Assignment.

5.Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

A-1

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

6.Execution in Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.Governing Law.This Assignment shall be governed by, and interpreted in accordance with, the laws of the State of Ohio without regard to its choice of law or conflicts of law principles.

[Remainder of page intentionally left blank]

A-2

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ASSIGNOR:ASSIGNEE:

Ben EastepDate

RHOVEREALESTATE1,LLC-

EMPIRESERIES,aDelawareseries limited liability company

By:ROOSTENTERPRISESINC.dba

RHOVE, its Managing Member

By: _ Calvin Cooper, CEODate

A-1

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

EXHIBIT B

AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY

[See Attached.]

B-1

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

AMENDED AND RESTATED OPERATING AGREEMENT OF

EMPIRE COOPERATIVES, LLC,

an Iowa Limited Liability Company EFFECTIVE DATE: , 2021

112776\000004\4811-8359-3203v4

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

TABLE OF CONTENTS

Page

___________________________________________________________1

EXHIBIT 1A-61

MATERIAL CONTRACTS1

___________________________________________________________1

1.DEFINITIONS.1

1.1.Definitions.1

2.THE COMPANY.8

2.1.Organization.8

2.2.Name.8

2.3.Purposes and Powers.8

2.4.Principal Office.8

2.5.Statutory Agent.9

2.6.Term.9

3.MEMBERS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND MEMBERSHIP INTERESTS.9

3.1.Members.9

3.2.Initial Capital Contributions.9

3.3.Additional Capital Contributions.9

3.4.Return of Capital Contributions.10

3.5.No Interest on Capital Contributions.10

3.6.Capital Accounts.11

3.7.No Requirement to Restore Negative Capital Account.11

3.8.Loans by Members.11

3.9.No Reliance by Creditors.11

3.10.Issuance of Additional Membership Interests.11

4.CASH DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS.11

4.1.Distributions of Net Cash Flow.11

4.2.Allocation of Profits and Losses.12

4.3.Regulatory Allocations.12

4.4.Curative Allocations.14

4.5.Distribution of Assets.14

4.6.Tax Allocations: Code Section 704(c).14

5.MANAGEMENT.15

5.1.Management Generally.15

5.2.Designation of Manager.15

5.3.Power and Authority of the Manager.15

5.4.Limitations on Authority of the Manager.16

5.5.Limitation on Authority of Members.18

5.6.Duties, Obligations and Liability of Manager.18

5.7.Resignation or Removal of Manager.19

5.8.Filling Vacancy in Manager Position.20

5.9.Officers.20

5.10.Compensation and Reimbursement.20

5.11.Transactions with Affiliates.21

5.12.Approval or Ratification by Members.21

5.13.Business Plan.21

5.14.Right to Rely on Manager.22

5.15.Indemnification.22

6.MEETINGS OF THE MEMBERS.23

6.1.Calling Meetings of the Members.23

6.2.Notice of Meetings; Waiver of Notice.23

6.3.Quorum.23

6.4.Attendance by Electronic Equipment.23

6.5.Action Without a Meeting by Consent in Writing.24

7.LIABILITY AND INDEMNIFICATION.24

7.1.Limited Liability of the Members and Manager.24

8.BOOKS AND RECORDS.24

8.1.Maintenance of Books and Records.24

8.2.Members’ Inspection Rights.25

8.3.Notifications.25

8.4.Reports and Tax Information.25

8.5.Accounting Matters.26

8.6.Accounts.26

9.TAXES.26

9.1.Partnership Representative and Audit.26

9.2.Tax Returns.27

10.TRANSFERS OF MEMBERSHIP INTERESTS AND WITHDRAWALS OF MEMBERS.27

10.1.Restrictions on Transfers of Membership Interests.27

10.2.Right of First Refusal.28

10.3.Tag Along Right.29

10.4.Effect of Transfer in Compliance.29

10.5.Effect of Transfers Not in Compliance.30

10.6.Expenses of Transfer.30

10.7.Reasonableness of Restrictions on Transfer.30

10.8.Admission of Transferees as Substitute Members.30

10.9.Obligations and Rights of Transferees.31

10.10.Distributions and Allocations in Respect of Transferred Membership Interests.31

10.11.Withdrawal by a Member.32

11.DISSOLUTION AND WINDING UP.32

11.1.Dissolution Events.32

11.2.Winding Up and Liquidation.33

11.3.Notice of Dissolution, Final Accounting.34

11.4.Certificate of Dissolution.34

11.5.Compliance With Timing Requirements of Regulations.34

11.6.Deemed Distribution and Recontribution.35

11.7.Rights and Obligations of Members.35

12.MISCELLANEOUS.35

12.1.Power of Attorney.35

12.2.Amendments.36

12.3.Non-Disclosure.36

12.4.Governing Law and Venue.36

12.5.Notices.37

12.6.Binding Effect.37

12.7.Headings.37

12.8.Severability.37

12.9.Further Assurances.37

12.10.Specific Performance.38

12.11.Rights and Remedies Cumulative.38

12.12.Waiver of Partition.38

12.13.Effect of Waiver or Consent.38

12.14.No Third Party Beneficiaries.38

12.15.Entire Agreement.39

12.16.Counterparts.39

12.17.OFAC and Patriot Act Compliance.39

12.18.Confidentiality.39

(SIGNATURE PAGE FOLLOWS)40

1.DEFINITIONS.4

1.1.Definitions.4

2.THE COMPANY.9

2.1.Organization.9

2.2.Name.9

2.3.Purposes and Powers.9

2.4.Principal Office.9

2.5.Statutory Agent.9

2.6.Term.9

3.MEMBERS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND MEMBERSHIP INTERESTS.10

3.1.Members.10

3.2.Initial Capital Contributions.10

3.3.Additional Capital Contributions.10

3.4.Return of Capital Contributions.11

3.5.No Interest on Capital Contributions.11

3.6.Capital Accounts.11

3.7.No Requirement to Restore Negative Capital Account.11

3.8.Loans by Members.11

3.9.No Reliance by Creditors.12

3.10.Issuance of Additional Membership Interests.12

4.CASH DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS.12

4.1.Distributions.12

4.2.Allocation of Profits and Losses.13

4.3.Regulatory Allocations.13

4.4.Curative Allocations.15

4.5.Distribution of Assets.15

4.6.Tax Allocations: Code Section 704(c).15

5.MANAGEMENT.16

5.1.Management Generally.16

5.2.Designation of Manager.16

5.3.Power and Authority of the Manager.16

5.4.Limitations on Authority of the Manager.17

5.5.Limitation on Authority of Members.19

5.6.Duties, Obligations and Liability of Manager.19

5.7.Resignation or Removal of Manager.20

5.8.Filling Vacancy in Manager Position.21

5.9.Officers.21

5.10.Compensation and Reimbursement.21

5.11.Transactions with Affiliates.22

5.12.Approval or Ratification by Members.22

5.13.Business Plan.22

5.14.Right to Rely on Manager.23

5.15.Indemnification.23

6.MEETINGS OF THE MEMBERS.24

6.1.Calling Meetings of the Members.24

6.2.Notice of Meetings; Waiver of Notice.24

6.3.Quorum.24

6.4.Attendance by Electronic Equipment.24

6.5.Action Without a Meeting by Consent in Writing.25

7.LIABILITY AND INDEMNIFICATION.25

7.1.Limited Liability of the Members and Manager.25

8.BOOKS AND RECORDS.25

8.1.Maintenance of Books and Records.25

8.2.Members’ Inspection Rights.26

8.3.Notifications.26

8.4.Reports and Tax Information.26

8.5.Accounting Matters.27

8.6.Accounts.27

9.TAXES.27

9.1.Partnership Representative and Audit.27

9.2.Tax Returns.28

10.TRANSFERS OF MEMBERSHIP INTERESTS AND WITHDRAWALS OF MEMBERS.28

10.1.Restrictions on Transfers of Membership Interests.28

10.2.Right of First Refusal.29

10.3.Effect of Transfer in Compliance.30

10.4.Effect of Transfers Not in Compliance.30

10.5.Expenses of Transfer.31

10.6.Reasonableness of Restrictions on Transfer.31

10.7.Admission of Transferees as Substitute Members.31

10.8.Obligations and Rights of Transferees.31

10.9.Distributions and Allocations in Respect of Transferred Membership Interests.32

10.10.Withdrawal by a Member.32

11.DISSOLUTION AND WINDING UP.33

11.1.Dissolution Events.33

11.2.Winding Up and Liquidation.33

11.3.Notice of Dissolution, Final Accounting.34

11.4.Certificate of Dissolution.35

11.5.Compliance With Timing Requirements of Regulations.35

11.6.Deemed Distribution and Recontribution.35

11.7.Rights and Obligations of Members.35

12.MISCELLANEOUS.36

12.1.Power of Attorney.36

12.2.Amendments.36

12.3.Non-Disclosure.37

12.4.Governing Law and Venue.37

12.5.Notices.37

12.6.Binding Effect.38

12.7.Headings.38

12.8.Severability.38

12.9.Further Assurances.38

12.10.Specific Performance.38

12.11.Rights and Remedies Cumulative.38

12.12.Waiver of Partition.39

12.13.Effect of Waiver or Consent.39

12.14.No Third Party Beneficiaries.39

12.15.Entire Agreement.39

12.16.Counterparts.39

12.17.OFAC and Patriot Act Compliance.39

12.18.Confidentiality.40

Schedule I to43

112776\000004\4811-8359-3203v4

i

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

AMENDED AND RESTATED OPERATING AGREEMENT

OF

EMPIRE COOPERATIVES, LLC

(An Iowa Limited Liability Company)

This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of

EMPIRE COOPERATIVES, LLC, an Iowa limited liability company (the “Company”), is date as of date countersigned below (the “Effective Date”) and is by and among the Company, BEN EASTEP, an individual (“Eastep”), and RHOVE REAL ESTATE 1, LLC – EMPIRE SERIES, a Delaware series limited liability company (“Rhove” and with Eastep the “Members”).

W I T N E S S E T H:

WHEREAS, the Company is formed by the Members for the purpose of owning and operating that certain twenty-seven (27) unit senior living facility referred to as “Deer Valley Villas” located at 601 22nd Avenue, Silvis, Illinois 61282 (the “Property”);

WHEREAS, the operations of the Company were previously governed by that certain Amended and Restated Operating Agreement dated August 3, 2020 (the “Prior Agreement”); and

WHEREAS, the Members desire to enter into this Agreement as the operating agreement of the Company (amending, restating, replacing, and superseding the Prior Agreement in all respects) in order to establish certain rules and procedures to govern the conduct of the business and affairs of the Company and certain agreements among themselves.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be bound hereby, agree as follows:

1.DEFINITIONS.

1.1.Definitions.

As used in this Agreement, the following capitalized terms have the respective meanings set forth below. Other terms defined in this Agreement shall have the meanings respectively ascribed to them.

“Act” means the Revised Uniform Limited Liability Company Act, set forth in Chapter 489 of the Iowa Revised Code, as amended from time to time, and the corresponding provisions of any succeeding law. Any reference herein to a certain Section of the Act shall also refer to such Section as amended from time to time, and the corresponding sections of any succeeding law.

“Adjustment Partners” shall have the meaning set forth in Section 9.1(e).

“Affiliate” means, with respect to any Person, (i) any Person who directly or indirectly controls, is controlled by or is under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, trustee, member, manager or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, member, manager or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For

112776\000004\4811-8359-3203v4

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

purposes hereof, the terms “controls,” “is controlled by,” and “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2021, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss, or deduction pursuant to Article 4.

“Approved Budget” is defined in Section 5.13(a).

“Business Plan” means the strategic operating plan for the Company and the Property, as prepared annually by the Manager and approved by Rhove, including proposed marketing and leasing parameters in detail reasonably satisfactory to Rhove and otherwise meeting the requirements of this Agreement.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Person in accordance with the following provisions:

(a)To each Person’s Capital Account there shall be credited such Person’s Capital Contributions, such Person’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Sections 4.3 and 4.4, and the amount of any Company liabilities assumed by such Person or that are secured by any property distributed to such Person.

(b)To each Person’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Person pursuant to any provision of this Agreement, such Person’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 4.3 and 4.4, and the amount of any liabilities of such Person assumed by the Company or that are secured by any property contributed by such Person to the Company.

(c)In the event all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

(d)In determining the amount of any liability for purposes of subparagraphs (a) and (b) and the definition of “Adjusted Capital Contributions,” there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributions or distributed property or that are assumed by the Company or Members) are

112776\000004\4811-8359-3203v4

2

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material adverse effect on the amounts distributed to any Person pursuant to Article 11 upon the dissolution of the Company. The Manager shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Regulation Section 1.704-1(b)(2)(iv)(q) and

(ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b), provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a material adverse effect on any Member, such adjustment shall require the consent of such Member.

“Capital Contributions” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Person (or its predecessors-in-interest) with respect to the interest in the Company held by such Person.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any succeeding law.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” shall have the meaning of “Partnership Minimum Gain” as set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d)

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis, provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

“Dissolution Events” shall have the meaning set forth in Section 11.1.

“Effective Date” shall have the meaning set forth in the preamble.

“Emergency Expenditures” means payments required to avoid or minimize the imminent threat of either (i) loss or impairment of life or of personal injury or (ii) damage to the Property.

“First Right” shall have the meaning set forth in Section 10.2(c).

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

112776\000004\4811-8359-3203v4

3

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(a)The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Manager;

(b)The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (C) the issuance of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company; (D) the grant by the Company of a noncompensatory option (other than for a de minimis interest in the Company); and (E) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Manager; and

(d)The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and taken into account for purposes of computing Profits and Losses, provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Manager determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Involuntary Withdrawal” means, with respect to any Member, the occurrence of an involuntary withdrawal as further set forth in the Act.

“Manager” means the Person who is designated as such in Section 5.2 of this Agreement or who is subsequently elected and serving as the Manager of the Company pursuant to the provisions of this Agreement, provided that such Person has not ceased to be the Manager of the Company in accordance with the terms of this Agreement or otherwise.

“Member” and “Members’ shall have the meanings set forth in the preamble.

“Membership Interest” means a Member’s aggregate rights and interests in the Company,

including rights as a Member of the Company under the Act, the Certificate and this Agreement.

112776\000004\4811-8359-3203v4

4

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

“Member Nonrecourse Debt” shall have the meaning of “Partner Nonrecourse Debt” as set forth in Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall mean an amount with respect to each Member Nonrecourse Debt equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” shall have the meaning of “Partner Nonrecourse Deductions” as set forth in Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Member’s Family” shall have the meaning set forth in Section 10.1(b).

“Minimum Gain” shall have the meaning set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Net Cash Flow” means all cash funds derived from operations of the Company (including interest received on reserves), or from any sales or dispositions of Company assets, refinancing of Company assets without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Manager and pursuant to Section 5.13(b). Net Cash Flow shall be increased by the reduction of any reserve previously established.

“NFPA” shall have the meaning set forth in Section 9.1(d).

“Non-Discretionary Expenses” means the following:

(a)real estate taxes and assessments on the Property;

(b)payments required to be made pursuant to any loan or any other indebtedness of the Company approved by the Members or permitted hereunder;

(c)utility costs and insurance premiums directly related to the Property;

(d)any costs of any alteration, repair or replacement necessary to comply with any Requirements;

(e)any amount required to be paid by the Company pursuant to any final order, judgment,

or decree of any court or governmental body having jurisdiction over the Company or the Property; and

(f)any amount required to fulfill any contractual obligation of the Company entered into in accordance with the provisions of this Agreement, including any contracts with any affiliates of Members or the Manager.

“Nonrecourse Deductions” shall have the meaning set forth in Regulation Section 1.704- 2(b)(1).

“Nonrecourse Liability” shall have the meaning set forth in Regulation Section 1.704-2(b)(3).

112776\000004\4811-8359-3203v4

5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

“Partnership Adjustment” shall have the meaning set forth in Section 9.1(d).

“Partnership Representative” shall have the meaning set forth in Section 9.1(a).

“Percentage Interest” means, with respect to any Member, the percentage set forth opposite such Member’s name on Schedule I hereto, as amended from time to time, and, with respect to any valid transferee of a Membership Interest, the Percentage Interest (or portion thereof) of the Member whose Membership Interest (or portion thereof) has been acquired by such transferee to the extent such transferee has validly succeeded to that Member’s Membership Interest (or portion thereof).

“Permitted Deviation” means any payment which does not exceed by more than twenty percent (20%) the amount set forth in the Approved Budget for the applicable line item, provided that the aggregate amount of such payments on an annual basis shall not exceed ten percent (10%) of the total amount of operating expenses set forth in the Approved Budget.

“Permitted Transfer” shall have the meaning set forth in Section 10.1(b).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint stock company, association, organization, agency, trust, estate, governmental or quasi- governmental authority, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Profits” and “Losses” means, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)Gain or Loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

112776\000004\4811-8359-3203v4

6

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(e)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of “Depreciation”;

(f)To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner’s or Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)Notwithstanding any other provision of this definition of “Profits” and “Losses,” any items that are specially allocated pursuant to Sections 4.3 and 4.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Property” has the meaning set forth in the recitals. “Proposed Budget” is defined in Section 5.13(a).

“Regulation” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Regulatory Allocations” shall have the meaning set forth in Section 4.4.

“Remaining Members” shall have the meaning set forth in Section 10.2(a).

“Requirements” means all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders of the National Board of Fire Underwriters and all governmental authorities having jurisdiction over the Property, affecting the maintenance, use or occupation of the Property.

“Second Right” shall have the meaning set forth in Section 10.2(c). “Selling Member” shall have the meaning set forth in Section 10.2(a). “Substitute Member” shall have the meaning set forth in Section 10.8(a).

“Transfer”, (i) when used as a noun, means any transfer, sale, assignment, issuance, pledge, encumbrance, hypothecation, conveyance, grant, gift or other disposition (whether direct or indirect, voluntary, involuntary or by operation of law, and whether with or without consideration); (ii), when used as a verb, means to transfer, sell, assign, issue, pledge, encumber, hypothecate, convey, grant, give or otherwise dispose of (whether directly or indirectly, voluntarily, involuntarily or by operation of law, and whether with or without consideration); and (iii) in the case of Membership Interest held

112776\000004\4811-8359-3203v4

7

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

by a Person that is an entity Member, “Transfer” shall mean and include any transfer, sale, assignment, issuance, pledge, encumbrance, hypothecation, conveyance, grant, gift or other disposition (whether direct or indirect, voluntary, involuntary or by operation of law, and whether with or without consideration) that results from the occurrence of any of the following events:

(a)a change in the ownership of such entity Member to another entity or Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the entity Member), or

(b)a change in control of such entity Member,

and in the case of subsections (a) above, the owners of record of such entity Member immediately prior to such event will, immediately after such event, hold less than fifty percent (50%) of the ownership of the entity Member, and for the purposes of subsection (b) above, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity Member, whether through the ownership of voting securities, by contract, as a trustee or otherwise.

2.THE COMPANY.

2.1.Organization.

The Company has been organized as an Iowa limited liability company pursuant to the provisions of the Act by the execution and filing of the Certificate of Organization (“Certificate”) with the Secretary of State of the State of Iowa. Except as otherwise provided in the Certificate or this Agreement or as otherwise required by the non-waivable provisions of the Act, the operation, administration and internal affairs of the Company and the rights and obligations of the Manager and the Members shall be governed by this Agreement to the extent set forth herein.

2.2.Name.

The name of the Company shall be “Empire Cooperatives, LLC” and all business of the Company shall be conducted in that name or any other or additional name or names that the Manager selects from time to time in accordance with applicable law.

2.3.Purposes and Powers.

The purposes of the Company shall be to (a) own, manage, finance, refinance, sell, hold, rehabilitate, develop, reposition, pledge, hypothecate, hedge, exchange and otherwise deal in and with the Property; and (b) conduct any and all activities related or incidental to the foregoing purposes. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in this Section 2.3.

2.4.Principal Office.

The principal office of the Company shall be located at 601 22nd Avenue, Silvis, Illinois 61282, or at such location as the Manager may from time to time select, which location need not be

112776\000004\4811-8359-3203v4

8

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

in the State of Iowa. The Company may have such additional office or offices within or without the State of Iowa that the Manager selects from time to time.

2.5.Statutory Agent.

The name and address of the agent for service of process on the Company in the State of Iowa shall be Ryan M. Weber, 2322 E. Kimberly Road, Suite 120W, Davenport, Iowa 52807. The Manager shall have the authority, from time to time, to revoke the appointment of the statutory agent, or to appoint a successor statutory agent in the manner provided in the Act.

2.6.Term.

The term of the Company commenced on the date upon which the Certificate was filed with the Secretary of State of the State of Iowa and shall continue indefinitely, or until the Company is earlier dissolved and its affairs wound up in accordance with the provisions hereof or by operation of law.

3.MEMBERS,CAPITALCONTRIBUTIONS,CAPITALACCOUNTSAND MEMBERSHIP INTERESTS.

3.1.Members.

The name, address, amount of initial Capital Contribution and Percentage Interest of each Member are set forth on Schedule I hereto, as from time to time amended in accordance with the terms hereof.

3.2.Initial Capital Contributions.

The Members will make initial Capital Contributions to the Company in the form of cash, property or services in exchange for their respective Percentage Interest as set forth in Schedule I hereto. Each Member admitted to the Company after the date of the Agreement, other than as a Substitute Member pursuant to Article 10 hereof, shall make a Capital Contribution to the Company in the amount and form required to be made by such Member in accordance with Section 3.10 hereof and such Member’s subscription or contribution agreement, if any, and the Manager shall have the authority to amend Schedule I to reflect such admission, such Capital Contribution and the resulting amended Percentage Interests. Eastep has made his initial Capital Contribution in connection with the Prior Agreement.

3.3.Additional Capital Contributions.

(a)Financing Shortfalls; Capital Call Notices. In the event that the Manager determines at any time that funds reasonably necessary for (i) the maintenance or operation of the Property in accordance with its customary standards; (ii) the satisfaction of Company indebtedness in accordance with the terms of such indebtedness; (iii) preventing imminent material harm to the Property or the Company, or (iv) satisfying any Member Loan made in accordance with this Agreement, are not, in any such case, otherwise available to the Company on reasonable terms and conditions (the “Financing Shortfall”), the Manager may, subject to the approval of Rhove and the requirements of this Section 3.3, request each Member to make an additional capital contribution of cash to the

112776\000004\4811-8359-3203v4

9

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

Company (“Additional Capital Contribution”) upon no less than twenty (20) days prior written notice (a “Capital Call Notice”). All Additional Capital Contributions may be made by the Members in proportion to their relative Percentage Interests. Each Capital Call Notice shall describe the anticipated use of the Additional Capital Contribution called pursuant thereto in reasonable detail. Each Additional Capital Contribution to the Company shall be made, at the Manager's discretion, by means of either a personal check, a certified or cashier's check, or by wire transfer of immediately available funds to an account designated by the Manager.

(b)Nonperforming Members; Covering Capital Contributions. To the extent a Member (a “Nonperforming Member”) fails to timely make an Additional Capital Contribution required of it under this Section 3.3, the other Members shall have the right, but not the obligation, to contribute to the Company some portion or all of such deficiency (a “Covering Deficit Capital Contribution”). Such Covering Deficit Capital Contribution shall be made within ten (10) days following notice from the Company to the other Members of the Nonperforming Member’s failure to make some portion of its Additional Capital Contribution. If, and to the extent, the other Members collectively elect to make Covering Deficit Capital Contribution in excess of the deficiency, the Company will accept Covering Deficit Capital Contributions from the Members in amounts that are in proportion to the electing Members’ respective Percentage Interest. A Member making a Covering Deficit Capital Contribution shall sometimes be referred to as a “Covering Member”.

Any such Covering Deficit Capital Contribution shall be considered an Additional Capital Contribution by the Covering Member(s), resulting in a proportionate dilution of the Nonperforming Member’s Percentage Interest.

(c)No Other Requirement to Contribute Capital. Except as expressly provided in this Agreement or a written agreement or commitment of a Member, no Member shall be required to make Additional Capital Contributions to the Company.

(d)Not for Benefit of Creditors. The provisions of this Section 3.3 are expressly intended for the regulation of relations among the Members and the Company and do not grant any rights to, or confer any benefits on, nonmember creditors or any other person who is not a Member.

3.4.Return of Capital Contributions.

Except as otherwise provided in this Agreement, no Member shall have the right to withdraw, borrow, demand or otherwise receive the return of all or any part of his, her or its Capital Contribution. In the event a Member is entitled to receive all or any part of any Capital Contribution, such Member shall not have the right to receive any property other than cash except as may be specifically provided herein.

3.5.No Interest on Capital Contributions.

No Member shall be entitled to receive or be paid any interest, salary or draw with respect to his, her or its Capital Contributions or the amount in his, her or its Capital Account or for services rendered on behalf of the Company or otherwise solely in his, her or its capacity as a Member, except as otherwise provided in this Agreement.

112776\000004\4811-8359-3203v4

10

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

3.6.Capital Accounts.

The Company shall establish and maintain a separate Capital Account for each Member and for each permitted transferee of a Membership Interest. The Capital Account of each permitted transferee of a Membership Interest shall initially be equal to the Capital Account of the transferor as of the effective date of the Transfer.

3.7.No Requirement to Restore Negative Capital Account.

Notwithstanding any other provision in this Agreement to the contrary, no Member shall be obligated at any time, to the Company, to the other Members or to any creditor of the Company, to restore a negative Capital Account.

3.8.Loans by Members.

Any Member may, but no Member shall be obligated to, loan or advance funds or guarantee loans to the Company upon terms and conditions deemed appropriate by the Manager. Such loans may be evidenced by the Company’s promissory notes. In making such loans or advances, the Member shall be treated as a creditor of the Company and not as a Member. Any such loan or advance shall constitute a loan from the Member to the Company, and shall in no event be deemed to constitute a Capital Contribution.

3.9.No Reliance by Creditors.

Notwithstanding anything herein to the contrary, no creditor of the Company shall be entitled to enforce the obligations of the Members under this Article 3 to make Capital Contributions or loans to the Company.

3.10.Issuance of Additional Membership Interests.

Subject to the prior approval of Rhove, the Manager shall have full authority to cause the Company to issue additional Membership Interests to new Members, so long as after the issuance of the additional Membership Interests the Percentage Interest of every Member is adjusted to be proportionate to the Capital Contributions made by each Member to the Company. Any new Member admitted to the Company upon the issuance of additional Membership Interests shall become a party to this Agreement and agree to be bound by all the terms and conditions hereof by executing such documents and instruments as the Company has reasonably requested, and the Manager shall promptly amend Schedule I hereto (without the need for any action by the Members) to reflect the admission of such Member.

4.CASH DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS.

4.1.Distributions of Net Cash Flow.

(a)Distributions. Net Cash Flow, if any, shall be distributed to the Members on a quarterly basis as follows:

112776\000004\4811-8359-3203v4

11

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(i)First, to the Members in proportion to and to the extent of their unreturned Capital Contributions, until such time as the unreturned Capital Contributions of the Members have been reduced to zero; and

(ii)Second, to the Members in proportion to their respective Percentage Interests.

(b)Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Section 4.1 for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

4.2.Allocation of Profits and Losses.

(a)Allocation of Profits. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Profits shall be allocated among the Members in proportion to their respective Percentage Interests.

(b)Allocation of Losses. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Losses shall be allocated among the Members in proportion to their respective Percentage Interests.

(c)Allocations in General. The Members’ share of tax items, except for Profits and Losses, shall be allocated to the Members pro rata based upon their respective Percentage Interests during the period over which such tax items were accrued. As provided in Section 12.2(b), the Partnership Representative or the Manager shall have authority to make any special allocations for compliance with the provisions of subchapter K of the Code, including without limitation Code Section 704(b) and Code Section 704(c), and the Regulations promulgated thereunder.

4.3.Regulatory Allocations.

(a)Special Rule Regarding Members’ Capital Accounts. No Member shall be entitled to any allocation of Company Losses if such allocation would result in the Member having a negative Capital Account balance while any other Member has a positive Capital Account balance (after adjustment for such items). In such event, Company Losses shall be allocated to the Members with positive Capital Accounts, as adjusted, until such Capital Accounts, as adjusted, have been reduced to zero.

(b)Minimum Gain Chargeback.Except as otherwise provided in Regulation §1.704-2(f), notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s Membership Interest of the net

112776\000004\4811-8359-3203v4

12

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

decrease in Company Minimum Gain, determined in accordance with Regulation §1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation §§1.704-2(f)(6) and 1.704- 2(j)(2). This subsection (b) is intended to comply with the minimum gain chargeback requirement in Regulation §1.704-2(f) and shall be interpreted consistently therewith.

(c)Member Minimum Gain Chargeback. Except as otherwise provided in Regulation §1.704- 2(i)(4), notwithstanding any other provisions of this Agreement, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company Allocation Year, each Member who has a Membership Interest of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulation §1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s Membership Interest of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulation §1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation §§1.704-2(i)(4) and 1.704-2(j)(2). This subsection (c) is intended to comply with the minimum gain chargeback requirement in Regulation §1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution as described in Regulation §1.704-1(b)(2)(ii)(d)(4)-(6) shall be allocated items of Company income and gain in an amount and manner to eliminate any deficit in such Member’s Capital Account (after adjustment as described in Section 4.3 of this Agreement) as quickly as possible. This provision is intended to be a “qualified income offset” as defined in Regulation §1.704-1(b)(2)(ii)(d), such Regulation being hereby incorporated by reference.

(e)Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any allocation year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation

§§1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been made as if Section 4.3(d) hereof and this subsection

(e)were not in the Agreement.

(f)Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be specially allocated among the Members in the same manner as Losses are allocated for such fiscal year.

(g)Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

112776\000004\4811-8359-3203v4

13

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(h)Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulation §§1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his, her or its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulation §1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations §1.704-1(b)(2)(iv)(m)(4) applies.

4.4.Curative Allocations.

The allocations set forth in Section 4.3 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section

4.4. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and the Company items were allocated pursuant to Section 4.2.

4.5.Distribution of Assets.

If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined in accordance with the appraisal process described in Section 11.2. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts prior to the distribution of the assets in liquidation pursuant to Section 11.2.

4.6.Tax Allocations: Code Section 704(c).

In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members in proportion to their respective Percentage Interests so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

112776\000004\4811-8359-3203v4

14

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Company shall elect to apply the allocation method permitted by the Regulations under Code Section 704(c). Allocations pursuant to this Section 4.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or Membership Interest of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.MANAGEMENT.

5.1.Management Generally.

Except as otherwise expressly provided in this Agreement (including, but not limited to, Section 5.4) or as required by non-waivable provisions of the Act, the management and control of the Company shall be vested exclusively in the Manager. The Manager may or may not be a Member of the Company. All actions authorized and approved by the Manager pursuant to his, her or its authority hereunder shall be deemed to be authorized and approved by or on behalf of the Company and the Members.

5.2.Designation of Manager.

Eastep shall be the initial Manager of the Company, to serve throughout the term of existence of the Company, unless the Company dissolves, or the Manager resigns or is removed pursuant to Section 5.7(b) hereof, in which event a successor Manager shall be elected by the Members in accordance with Section 5.8 hereof.

5.3.Power and Authority of the Manager.

Except to the extent otherwise provided in this Agreement (including, but not limited to, Section 5.4 hereof) or required by the non-waivable provisions of the Act, the Manager shall have the full and exclusive right, power, authority, discretion and responsibility to manage, control, administer, direct and operate the business and affairs of the Company and to make all decisions and to take all actions for and on behalf of the Company necessary, convenient, desirable, appropriate or incidental in or to the furtherance of the purposes, business and objectives of the Company, including, without limitation, the right, power and authority to:

(a)enter into, make, perform and terminate contracts, agreements (including employment agreements) and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company and to make all decisions and waivers thereunder;

(b)open and maintain bank and investment accounts and arrangements, to draw checks and other orders for the payment of money and to designate individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(c)maintain the assets of the Company in good order;

(d)collect sums due to the Company;

112776\000004\4811-8359-3203v4

15

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(e)to the extent that funds of the Company are available therefor, pay debts and obligations of the Company;

(f)acquire, utilize for Company purposes and dispose of any asset of the Company;

(g)borrow money or otherwise commit the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

(h)select, remove and change the authority and responsibility of lawyers, accountants and other advisers and consultants;

(i)obtain insurance for the Company;

(j)make decisions concerning distributions by the Company of cash and other property, including, but not limited, determining and approving amounts available for distribution with respect to Members’ Percentage Interest in the Company  or redemption of Members’ Percentage Interest in the company;

(k)settle any litigation;

(l)authorize the merger, conversion, consolidation or other reorganization of the Company, or the dissolution, winding up or liquidation of the business and affairs of the Company;

(m)sell, exchange, dispose of, transfer, lease or otherwise convey title to any of the real or personal property of the Company;

(n)maintain (or cause to be maintained) accounting data and any other information concerning the activities of the Company as shall be required to prepare and file all periodic financial reports and returns required to be filed with any regulatory agency, including annual financial statements;

(o)cause the Company to make any filing under the Bankruptcy Code, any assignment for the benefit of creditors or any comparable filing, or acquiesce in an involuntary proceeding; and

(p)take and do any and all acts and exercise any and all other authority and powers with respect to the Company or its business that are lawful and not prohibited by the Certificate or this Agreement in order to effectuate any of the foregoing on such terms and conditions as the Manager, in his, her or its discretion, determines to be necessary, convenient, desirable, appropriate or incidental to the purposes of the Company or the provisions of this Agreement.

5.4.Limitations on Authority of the Manager.

Notwithstanding anything to the contrary in this Agreement (including, but not limited to, Section 5.3 hereof), without the prior written consent of Rhove, the Manager shall not have the right, power or authority to, and covenants and agrees that he, she or it, on behalf of the Company or any subsidiary of the Company, shall not:

112776\000004\4811-8359-3203v4

16

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(a)Sell, transfer, pledge, hypothecate, or grant a mortgage on or security interest in, all or any part of the Property, other than personal property of the Company sold and replaced in the ordinary course of business;

(b)Enter into any lease or other agreement for the use or occupancy of the Property other than residential and commercial leases with arms-length counterparties on market terms, as determined in Manager’s reasonable discretion, each entered into in the ordinary course of business;

(c)Obtain or refinance any loan or other financing or refinancing which is secured by the Property (provided that the Members acknowledge and approve of the existing loan with Greenstate Credit Union);

(d)Borrow any sums on behalf of the Company which, individually or in the aggregate, are in excess of $62,000, except as authorized in the Approved Budget;

(e)Approve of the Business Plan, Proposed Budget, any modifications and deviations from any Business Plan and any modifications and deviations from any Approved Budget (other than, with respect to the Approved Budget, a deviation in an amount which does not exceed the applicable amount set forth in clause (f) below);

(f)A decision to exceed or deviate from the schedule of expenditures in an Approved Budget, other than Emergency Expenditures, expenditures for Non-Discretionary Expenses and expenditures that are Permitted Deviations;

(g)Institute any litigation or pursue any claims or remedies on behalf of the Company, other than with respect to: (i) disputes encountered in the course of the day-to-day operation of the Property where the amount in dispute, in the aggregate, does not exceed $62,000; (ii) claims on or for insurance coverage which, individually or in the aggregate, do not exceed

$62,000; or (iii) delivering notices of default, applying security deposits and commencing enforcement proceedings in the ordinary course of business for the Company in connection with the leasing of space at the Property;

(h)Enter into any dispute, settlement, consent decree, stipulated court order or other resolution on behalf of the Company with any third party or any governmental or regulatory agency where the amount in dispute, in the aggregate, exceeds $62,000;

(i)Acquire any additional land or any other real property or development rights other than the Property;

(j)Demolish or abandon any material portion of the Property or materially alter the Property;

(k)Admit any additional or substituted members to the Company, except as provided for in this Agreement;

(l)Call for Additional Capital Contributions;

112776\000004\4811-8359-3203v4

17

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(m)Enter into, amend, modify, terminate or suspend any agreement between the Company and any Member, the Manager, or their respective Affiliates, except as contemplated in the Approved Budget;

(n)amend this Agreement, except to the extent expressly permitted herein;

(o)Institute any merger or consolidation of the Company;

(p)cause the Company to commence bankruptcy, receivership or any other insolvency proceedings; or

(q)dissolve the Company.

5.5.Limitation on Authority of Members.

(a)Except as expressly provided in this Agreement, required by the non-waivable provisions of the Act, or authorized by the Manager, no Member shall have any right, power or authority to participate in the management or control of the Company or its business and affairs or to act as an agent for or on behalf of the Company or to bind the Company or any other Member.

(b)No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless authorized by the Manager, no Member shall perform any services for the Company or be entitled to compensation or reimbursement of expenses therefor.

(c)Any Member who acts beyond the scope of the authority granted by this Agreement shall, in addition to any other remedy available to the Company, the Manager or any other Member, be personally liable in damages to the Company, the Manager and each Member for any costs, losses or damages that any of them may incur or suffer as a consequence of such unauthorized act and shall reimburse, indemnify and hold harmless the Company, the Manager and every other Member with respect to any such costs, losses and damages.

5.6.Duties, Obligations and Liability of Manager.

(a)The Manager shall take all actions that are necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and of each other jurisdiction in which licensing, qualification or registration as a foreign limited liability company is necessary to enable the Company to conduct its business, and (ii) for the accomplishment of the Company’s purposes, in accordance with the provisions of this Agreement and the Act.

(b)The Manager shall devote such time, attention and resources to the conduct and management of the business and affairs of the Company as he, she or it shall determine necessary and appropriate to perform his, her or its duties hereunder and to carry out the business and purposes of the Company. For the avoidance of doubt, the Manager shall not be required to devote his, her or its full time to the performance of such duties.

(c)The Manager shall perform his, her or its duties as a manager in good faith, in a manner he, she or it reasonably believes to be in or not opposed to the best interests of the Company, and with

112776\000004\4811-8359-3203v4

18

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

the care that an ordinarily prudent person in a similar position would use under similar circumstances.

(d)In performing his, her or its duties or exercising his, her or its authority, the Manager is entitled to rely on information, opinions, reports or statements, including but not limited to financial statements and other financial data, that are prepared or presented by (i) one or more Members, officers or employees of the Company who the Manager reasonably believes are reliable and competent in the matters prepared or presented; and (ii) counsel, public accountants or other Persons as to matters that the Manager reasonably believes are within the Person’s professional or expert competence.

(e)The Manager shall use reasonable efforts to consult with each of the Members prior to taking an action with respect to those actions set forth in Section 5.3 to the extent that any such action could have a material adverse effect on the Company.

(f)To the fullest extent permitted by law, the Manager shall not be personally liable to satisfy any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being the Manager. The Manager does not, in any way, guarantee (i) the return of all or any portion of the Members’ Capital Contributions, (ii) any income to the Members from the operations of the Company or (iii) any distributions of Net Cash Flow to the Members.

(g)Except as otherwise provided in this Agreement or required by the non-waivable provisions of the Act, the Manager shall not be liable, responsible or accountable, in damages or otherwise, to the Company, any Member, or any other Person for any loss, damage, expense or liability incurred by reason of the Manager taking or failing to take any action on behalf of the Company in a manner reasonably believed by him, her or it to be within the scope of the authority granted to the Manager by this Agreement unless it is proved, by clear and convincing evidence in a court of competent jurisdiction, that the Manager’s action or failure to act was not in good faith, was not in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, was undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company, or resulted from the Manager’s fraud, willful misconduct or intentional breach of this Agreement (collectively, “Bad Acts”). Any action performed or omitted by the Manager on advice of counsel to the Company shall be conclusively deemed to have been performed or omitted in good faith. The Manager shall have an affirmative fiduciary duty for the safekeeping of Company funds.

5.7.Resignation or Removal of Manager.

(a)The Manager may resign from his, her or its position as the Manager of the Company at any time by giving written notice to the Company and all the Members. Such resignation shall take effect at the time specified in the written notice, or, if no time is specified, at the time of the delivery of notice to the Company. If the Manager is also a Member, then the resignation of the Manager of the Company as a Manager shall not affect the Manager’s rights in the Company as a Member and shall not constitute his, her or its withdrawal as a Member. However, if such resignation violates any provision contained in this Agreement or the provision of any contractual agreement between such Manager and the Company, the

112776\000004\4811-8359-3203v4

19

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

Company may recover from such Manager damages for such breach as provided in this Agreement or by contract or law.

(b)The Manager may be removed as Manager only upon the occurrence of any of the following (a “Disabling Event”): (i) the final adjudication by a court of competent jurisdiction of the engagement by the Manager in intentional misconduct, gross negligence or fraud, (ii) the conviction of the Manager or any of its principals of a felony, (iii) the bankruptcy, receivership or other proceeding of insolvency of the Manager, (iv) the taking of any action described in Section 5.4 without the required consent of Rhove, but only after written notice and failure of Manager to cure such default within sixty (60) days of such notice, and (v) in the case of an individual who is a Manager, the death, insanity or retirement of such individual. Except as aforesaid, the Manager may not be removed as Manager without its prior written consent. Upon the occurrence of a Disabling Event to the Manager, the Manager may be removed with the written approval of the Members.

(c)If a Disabling Event occurs and continues beyond the applicable cure period pursuant to Section 5.7(b), then the Manager, if also a Member, shall lose its right to vote as a Member on Company matters and any required vote or action of the Members shall be determined as if such Membership Interest were not outstanding).

5.8.Filling Vacancy in Manager Position.

The vacancy in the position of Manager of the Company occurring as the result of the death, dissolution, resignation or removal of the Manager shall be filled by unanimous consent of the Members, and the Person so elected shall become the Manager upon the execution and delivery of a written acceptance of such position to the Company.

5.9.Officers.

The Manager may appoint such other officers and assistant officers as he, she or it may from time to time deem necessary or appropriate for the management of the Company. Any officers so appointed shall have such authority and perform such duties as the Manager may, from time to time, assign to them; provided, however, that the power and authority of the officers cannot be any broader than the power of and authority of the Manager as provided hereunder. The Manager may assign titles to particular offices. Unless the Manager decides otherwise, if the title given to an officer is one commonly used for officers of a business corporation, then the assignment of such title shall constitute the delegation to such officer of the authority and duties that are commonly associated with that office. Any number of offices may be held by the same Person. Each officer of the Company shall hold office at the pleasure of the Manager until his, his, her or its successor has been appointed and qualified or until his, her or its earlier death, resignation or removal. No officer needs to be a Member. The Manager shall be empowered to fill all vacancies in office and to remove officers at any time with or without cause. The Manager shall from time to time fix the salaries and other compensation, if any, of the officers of the Company.

5.10.Compensation and Reimbursement.

The Manager, if a Member, shall be entitled to his, her or its share of the distribution and allocations to Members provided in Section 4 hereof. The Manager shall not be entitled to a salary

112776\000004\4811-8359-3203v4

20

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

or other payment for services rendered on behalf of the Company as a result of his, her or its position with the Company, unless otherwise agreed to in writing by Rhove. Further, the Manager is specifically authorized to reimburse, out of Company funds, himself, herself or itself or any Member, officer, employee or agent of the Company (and their Affiliates) for any and all reasonable out-of- pocket costs and expenses incurred by any such Person in connection with the organization, formation, or management of the Company.

5.11.Transactions with Affiliates.

The Manager, on behalf of the Company, is permitted in his, her or its sole discretion to employ, retain, transact business or enter into contracts with or otherwise deal with any Person, notwithstanding that such Person (i) is a Member, (ii) is the Manager, (iii) is an Affiliate of the Company, the Manager or a Member, or (iv) is otherwise employed or retained by, has a financial interest in, or has some other business relationship with the Company, any Member or the Manager or any Affiliate of any of the foregoing; provided that such interest or relationship is known to the Manager and all Members and, provided that, in the reasonable discretion of the Manager, such dealings are on commercially reasonable terms to the Company. If any contract, action or transaction meets the foregoing standards, then no vote of the Members shall be required to approve such contract, action or transaction solely by virtue of the affiliated relationship involved; provided that such contract, action or transaction is set forth in reasonable detail on the Proposed Budget and approved by the Members pursuant to Section 5.13. The Manager agrees to enforce any such contracts entered into this Section 5.11 in a commercially reasonable manner on behalf of the Company.

The Members acknowledge that the Property is managed by an affiliate of the Manager, pursuant to a Management Agreement, a copy of which has or will be provided to the Members.

5.12.Approval or Ratification by Members.

The Manager, in his, her or its sole discretion, may submit any contract, action or transaction for approval or ratification to the Members, and any contract, action or transaction that shall be approved or ratified by the Members of the Company as provided herein shall be as valid and binding upon the Company and upon all the Members as if it shall have been approved or ratified by each and every Member of the Company.

5.13.Business Plan.

(a)Annually, the Manager shall prepare and submit to the Members a projected operating budget and capital budget (herein collectively referred to as a “Proposed Budget”) and proposed Business Plan for the operation of the Property for each calendar year. The Members will consider such Proposed Budget and proposed Business Plan and consult with the Manager to agree on an approved operating budget and an approved capital budget (such Proposed Budget, when approved by all Members, being collectively referred to as an “Approved Budget”) and Approved Business Plan. The Members have previously agreed upon an Approved Budget for the remainder of 2021. Manager shall prepare and submit to the Members the Proposed Budget for 2022 and each Fiscal Year thereafter no later than forty-five (45) days prior to the commencement of each such year. Each Proposed Budget shall set forth for the applicable year all anticipated income, operating expenses, capital, tenant improvements and other costs and expenses of the Company, all of which will be based

112776\000004\4811-8359-3203v4

21

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

on the Business Plan. The Manager shall furnish to the Members such reasonable financial information relating to the Property and the Company as is requested by the Members and is available to the Manager. Unless and until an Approved Budget is so approved for a year, Manager shall operate the Company in accordance with the Approved Budget for the prior year, provided that Manager may, nevertheless, pay Non-Discretionary Expenses and Emergency Expenditures as actually incurred by the Company.

(b)The Company shall not incur any expenses except those which are (i) in accordance with the applicable Approved Budget, (ii) Emergency Expenditures, (iii) Permitted Deviations, or (iv) which are Non-Discretionary Expenses to the extent in excess of the amount provided therefor in the applicable Approved Budget or otherwise approved or expressly permitted hereunder.

5.14.Right to Rely on Manager.

(a)Any Person (other than a Member) dealing with the Company may conclusively rely (without duty of further inquiry) upon a certificate signed by the Manager as to: (i) the identity of the Manager or the Members of the Company; (ii) the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Manager or any Member or are in any other manner germane to the affairs of the Company; (iii) the Person or Persons who are authorized to execute and deliver any contract, instrument or document of the Company; (iv) the authenticity of any copy of the Certificate or this Agreement, and any amendments thereto or hereto; and (v) any action, decision or omission by the Company or any other matter whatsoever involving the Company, the Manager or the Members.

(b)Any Person dealing with the Company, other than a Member, may conclusively rely on the authority of the Manager or any officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement, unless the Manager or such officer has in fact no authority to act for the Company in the particular matter and the Person with whom he, she or it is dealing has knowledge of the fact that the Manager does not have that authority.

(c)Subject to Section 5.4, the signature of the Manager shall be necessary and sufficient to bind the Company, to convey title to any property owned by the Company or to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation, and all of the Members agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Manager shall be sufficient to execute documents necessary to effectuate this or any other provision of this Agreement.

5.15.Indemnification.

The Members and Manager shall be indemnified, and the Company’s employees, officers and agents may be indemnified, by the Company to the fullest extent possible under the Act; provided, however, that in no event shall any Member be entitled to indemnification in respect of any losses attributable to any Bad Acts. Manager shall indemnify the Company from and against any losses attributable to any Bad Acts committed by Manager.

112776\000004\4811-8359-3203v4

22

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

6.MEETINGS OF THE MEMBERS.

6.1.Calling Meetings of the Members.

A meeting of the Members for any lawful purpose or purposes may be called at any time by the Manager or by any Member by delivering to the Manager and other Members a request in writing that specifies the purposes of the meeting. The Manager or Members calling the meeting shall give or cause to be given notice of such meeting to all other Members in accordance with the provisions of this Agreement and shall fix the date, time and place of the meeting in the notice. A meeting of the Members shall be held not less than fifteen (15) or more than sixty (60) days after the Manager receives a request therefor. Notwithstanding anything to the contrary herein, no annual or regular meetings of the Members are required to be held.

6.2.Notice of Meetings; Waiver of Notice.

(a)Notice. Except as otherwise expressly required by law, written notice of each meeting of the Members shall be given not less than seven (7) nor more than sixty (60) days before the date of the meeting to each Member entitled to notice of the meeting by delivering a written or printed notice thereof personally or by mailing the notice in a postage-prepaid envelope addressed to the Member at the address set forth on Schedule I hereto or any other address furnished by such Member to the Company. If mailed, such notice shall be deemed delivered upon deposit in the United States mail addressed as set forth above. Each notice of a meeting shall state the date, time, place and purposes of the meeting. Only business within the purposes described in the notice may be conducted at the meeting.

(b)Waiver. Any Member, either before or after any meeting of the Members, may waive notice thereof in writing signed by such Member and filed or entered with the records of the meeting. Notice of a meeting will be deemed to have been waived by any Member who is present at such meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice thereof.

6.3.Quorum.

At any meeting of the Members, the presence, in person or by proxy, of the holders of all of the membership interests of the Company as of the record date of the meeting shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Members, the Manager, or a majority-in-interest of the Members present and entitled to vote thereat may adjourn the meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. At any reconvening of an adjourned meeting at which a quorum shall be present, any business may be transacted which could have been transacted at the original meeting if a quorum had been present.

6.4.Attendance by Electronic Equipment.

Any Member may participate in any meeting of the Members by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear and speak to each other, and such participation shall constitute presence in person at such meeting. Any meeting of the Members may be held telephonically.

112776\000004\4811-8359-3203v4

23

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

6.5.Action Without a Meeting by Consent in Writing.

Any action which may be authorized, taken or approved by the Members at a meeting or otherwise may be authorized, taken or approved without a meeting, without prior notice and without a vote, if one or more consents in writing (including by counterparts and by facsimiles followed by the signed copies), setting forth the action so authorized, taken or approved shall be signed by the Members holding the requisite amount of Percentage Interest required for the authorization, taking or approval of the action (pursuant to a meeting) indicating the consent of such Members and delivered to the Members. If any action is authorized, taken or approved in this manner, then the Manager shall promptly send notice of such action to all Members. If any action by the Members is authorized, taken or approved in writing without a meeting, any certificate or other document filed with the Secretary of State of the State of Iowa as to such action may state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Agreement or that the action was authorized, taken or approved at a meeting of the Members and that any written notice required by the Agreement has been given.

7.LIABILITY AND INDEMNIFICATION.

7.1.Limited Liability of the Members and Manager.

(a)Except as otherwise provided in this Agreement or required by the non-waivable provisions of the Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company and not of the Manager or the Members, and (ii) neither the Manager nor any Member shall be personally liable to satisfy any judgment, decree or order of a court for, or shall be personally liable to satisfy in any other manner, any of the debts, liabilities or obligations of the Company, or any of the losses thereof, solely by reason of being the Manager or a Member of the Company.

(b)The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business and affairs under any provision of this Agreement or the Act shall not be grounds for imposing personal liability on the Manager or any Member for any debt, obligation or liability of the Company.

8.BOOKS AND RECORDS.

8.1.Maintenance of Books and Records.

The Manager shall cause the Company to keep at its principal office, or at a location as decided by the Manager, complete and accurate books and records, reports and accounts pertaining to and reflecting the business and affairs of the Company, including all transactions involving the Company and minutes of all proceedings and all other consents and approvals of the Members. The books and records of the Company shall include, but not be limited to, (i) a current list of the full names and last known business or residence addresses of each Member, along with the date upon which each Member became a Member, (ii) a copy of the Certificate and any amendments thereto, and (iii) a copy of this Agreement and any amendments hereto.

112776\000004\4811-8359-3203v4

24

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

8.2.Members’ Inspection Rights.

Subject to the provisions of Section 8.3 hereof, each Member or his, her or its duly authorized agent or attorney shall have the right, at reasonable times during ordinary business hours, upon reasonable written demand stating a specific purpose reasonably related to his, her or its Membership Interest, to do either of the following, at the Manager’s sole discretion: (i) to examine and make copies of or abstracts from the books and records of the Company, at the requesting Member’s expense, or (ii) to receive true and accurate copies of documents responsive to such a request, at the Member’s expense.

8.3.Notifications.

Manager shall promptly notify the Members upon obtaining actual knowledge of the following (i) any material notice from any lender secured by the Property, including with respect to any of the loan covenants, (ii) material violations of governmental requirements affecting the Property, (iii) any material litigation affecting the Company or the Property, and (iv) any bona fide offers to purchase the Property.

8.4.Reports and Tax Information.

(a)Annual Reports. Within ninety (90) days after the end of each Allocation Year (or as soon as reasonably practical), the Manager shall cause to be prepared and delivered to each Person who was a Member at any time during the Allocation Year or a transferee of a Membership Interest who was not admitted as a Substitute Member, financial statements of the Company consisting of a balance sheet as of the end of such Allocation Year, a statement of income or loss for such Allocation Year, a statement of the Member’s Capital Account as of the end of, and changes therein for, such Allocation Year, and a statement of cash flow for the Allocation Year. Except as provided in clause (b) below, such financial statements need not be audited by independent public accountants, but shall be prepared in accordance with generally accepted accounting principles and certified to by the Manager as fairly and accurately representing in all material respects the financial condition and results of operations of the Company in accordance with the Company’s system of accounting.

(b)Member’s Right to Require Audit. Any one or more of the Members shall at any time have the right, by giving written notice to the Company, to require the financial statements of the Company to be audited by a certified public accounting firm selected by the Members. If the request is made by a majority-in-interest of the Members, the expense of the audit shall be borne by the Company; otherwise, the Member or Members requesting the audit shall bear the expense of such audit.

(c)Business Plan and Budget. On or before December 1st of each calendar year commencing in 2021, Manager shall distribute to the Members an annual operating plan and budget.

(d)Quarterly Reports. The Company shall provide to the Members on at least a quarterly basis, detailed financial statements (including, but not limited to, balance sheet, income statement, statement of cash flows, trailing 12-month income statement, mortgage statement, bank reconciliations, general ledger and rent roll), each detailed by line item. The Company will regularly upload such investor reports or updates and leasing updates. If distributions from the

112776\000004\4811-8359-3203v4

25

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

Company are materially less than the amount stated on the proforma distributed to the Members, the Manager will supplement the distribution with an explanation for the negative variance.

(e)Additional Reports. The Manager may also cause to be prepared on behalf of the Company such other reports as he, she or it may deem appropriate and shall furnish to any Member such additional information as such Member may reasonably request for the purpose of enabling the Member to comply in a timely manner with any reporting or filing requirements imposed by law. The Company shall bear the costs of furnishing all such information and reports to the Members.

(f)Tax Information. Within ninety (90) days after the end of each Allocation Year (or as soon as reasonably practical), the Manager shall also cause to be prepared and delivered to each Member, and to each other Person who was at any time during such Allocation Year a Member or a transferee of a Membership Interest who was not admitted as a Substitute Member, the Person’s Schedule K-1, and all other information reasonably necessary for the preparation of such Person’s federal, state and local tax returns.

8.5.Accounting Matters.

(a)Allocation Year. The Allocation Year of the Company shall be the calendar year or as otherwise selected by the Manager.

(b)Cash Method. The accounting books and records of the Company shall be kept on a cash or accrual basis, as may from time to time be determined by the Manager.

8.6.Accounts.

The Manager shall establish and/or maintain one or more bank and investment accounts in the Company’s name for the funds of the Company. The Manager shall determine the institution or institutions at which the accounts will be established and maintained, the number and types of accounts, and the Persons who will have depositing and drawing authority with respect to such accounts.

9.TAXES.

9.1.Partnership Representative and Audit.

(a)The Manager shall designate, from time to time, a person or entity to serve as the partnership representative of the Company for purposes of Subchapter C of Chapter 63 of the Code (“Partnership Representative”) and any comparable provisions of state or local law. The initial Partnership Representative shall be Ben Eastep.

(b)If the Company qualifies under Code Section 6221(b) to elect to have Subchapter C of Chapter

63 of the Code not apply to the Company, the Manager shall cause the Company to make such election.

112776\000004\4811-8359-3203v4

26

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(c)The Partnership Representative shall have the authority to make, change, and revoke such tax elections on behalf of the Company as the Partnership Representative deems appropriate.

(d)If any “partnership adjustment” as defined in Code Section 6241(2) (“Partnership Adjustment”) is determined with respect to the Company, the Partnership Representative shall promptly notify the Members of receipt of a notice of final partnership adjustment (“NFPA”). The Manager shall determine whether to file a petition in Tax Court, cause the Company to pay the amount of the Partnership Adjustment or make the election under Code Section 6226 and notify the Partnership Representative in writing within ten (10) days of their receipt of notice of the NFPA of their recommended action or actions.

(e)If any Partnership Adjustment is finally determined and the Company has not made an election under Code Section 6226, then (i) the Manager shall take such actions as requested by the Partnership Representative including, but not limited to, filing amended tax returns and paying any tax due in accordance with Code Section 6225(c)(2), (ii) the Partnership Representative shall use commercially reasonable efforts to make any modifications available under Code Sections 6225(c)(3), (4) and (5), and (iii) any imputed underpayment determined in accordance with Code Section 6225 or Partnership Adjustment that does not give rise to an imputed underpayment shall be apportioned among the current and former Members who were Members for the taxable year of the Partnership Adjustment (“Adjustment Partners”) in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the Partnership Adjustment and any associated interest and penalties are borne by the Adjustment Partners based upon their Percentage Interests in the taxable year with respect to which the Partnership Adjustment was made.

(f)The obligations of a Member under this Section 9.1 shall survive after a Member ceases to be a Member for any reason including, but not limited to, transfer, assignment or other disposition of the Member’s Membership Interest, withdrawal of the Member, dissolution of the Company or termination of this Agreement.

9.2.Tax Returns.

The Manager shall cause all federal, state and local tax returns of the Company to be prepared and timely filed at the sole expense of the Company.

10.TRANSFERSOFMEMBERSHIPINTERESTSANDWITHDRAWALSOF MEMBERS.

10.1.Restrictions on Transfers of Membership Interests.

(a)Except for a Permitted Transfer (as defined below) or as otherwise set forth in Section 10.2 and Section 10.3, no Transfer of all or any portion of a Membership Interest or subsequent admission of a transferee as a Member of the Company shall be permitted under this Agreement without the prior written unanimous consent of the Manager and Rhove.

(b)Notwithstanding Section 10.1(a), Section 10.2, and Section 10.3 (but subject to Section 10.5),

a Member may Transfer all or any portion of such Member’s Membership Interest without

112776\000004\4811-8359-3203v4

27

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

obtaining consent of the Manager and Rhove if such Transfer is a “Permitted Transfer”, which shall be any Transfer of all or any portion of a Member’s Membership Interest to or for the benefit of a member of the Member’s Family (as defined below), or any transfer to Todd Swift and/or David Barker. The Manager and the Members hereby consent to the automatic admission of any transferee of a Membership Interest pursuant to a Permitted Transfer as a Substitute Member and full Member of the Company. For purposes of this Agreement, a “Member’s Family” means such Member’s spouse, ancestors, lineal descendants and their spouses, siblings, and parents-in-law, and shall be deemed to include (A) a corporation, partnership, limited liability company or trust whose shareholders, partners, members or beneficiaries are the Member and/or such Member’s spouse, ancestors, lineal descendants and their spouses, siblings or parents-in-law, and (B) the current beneficiaries of a trust, if the Member is a trust.

10.2.Right of First Refusal.

(a)Notwithstanding Section 10.1(a) and except for a Permitted Transfer (but subject to Section 10.4), any Member (the “Selling Member”) who desires to sell or Transfer any or all of such Member’s Percentage Interest (and corresponding Membership Interests) to any third party may do so pursuant to a bona fide offer from a bona fide purchaser, but only after giving the other Members (the “Remaining Members”) the opportunity to match the terms of such offer in accordance with the following terms of this Section 10.2.

(b)The Selling Member shall make a written offer to each of the Remaining Members. Such written offer shall set forth the amount of Percentage Interest (and corresponding Membership Interests) which the Selling Member proposes to dispose of, the price per Percentage Interest (and corresponding Membership Interests), the identification of the third party offeror (and of any person or entity for whom the third party offeror is acting as agent or nominee and who will become the beneficial owner of the Percentage Interest (and corresponding Membership Interests) specified in the offer if a purchase occurs pursuant thereto), and all other material terms and conditions of the proposed sale.

(c)On or before the expiration of thirty (30) days after the date of the notice given pursuant to Section 10.2(b) above, the Remaining Members may, at their option, elect to purchase all of the Percentage Interest (and corresponding Membership Interests) described in the offer on the terms contained therein (the “First Right”). Each of the Remaining Members shall have the right to purchase that proportion of the Percentage Interest (and corresponding Membership Interests) equal to the ratio of the amount of Percentage Interests owned by such Remaining Member to the total amount of Percentage Interests owned by all Remaining Members. If a Remaining Member is unable or unwilling to purchase the proportion of Percentage Interest (and corresponding Membership Interests) allotted to such Remaining Member, the other Remaining Members shall have the right to purchase such allotment, on a pro rata basis among themselves (the “Second Right”). The Second Right shall be exercisable for a period of ten (10) days after the earlier of the following: (i) the expiration of the foregoing thirty (30) day period set forth in this Section 10.2(c); or (ii) the date on which all of the Remaining Members have each either exercised or declined to exercise such Remaining Member’s First Right.

112776\000004\4811-8359-3203v4

28

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

(d)The Remaining Members shall make their election to exercise the First Right or the Second Right by written notice to the Selling Member, the other Remaining Members and the Company. Failure by the Remaining Members to exercise their election in the respective time periods provided in Section 10.2(c) shall be deemed a rejection of the offer as of the last day of the applicable time period.

(e)To the extent that neither the First Right nor the Second Right is exercised with respect to any Percentage Interest (and corresponding Membership Interests) which were the subject of the written offer described in Section 10.2(b), the Selling Member may sell the Percentage Interest (and corresponding Membership Interests) which were the subject of the written offer described in Section 10.2(b) but for which neither the First Right nor the Second Right is exercised, but only to the purchaser specified in such offer and for the price and other terms described therein. Any purchaser must and shall abide by all the terms, conditions and requirements of (i) a Transfer of a Member’s Membership Interest in accordance with this Article 10 and (ii) this Agreement.

(f)Notwithstanding anything to the contrary in Section 10.8 or in any other provision of this Agreement, the Transfer of any Percentage Interest (and corresponding Membership Interests) to a transferee pursuant to this Section 10.2, shall result in the automatic admission of such transferee as Substitute Member and full Member of the Company without any requirement for consent of the Members.

10.3.Tag Along Right.

In the event that the Members holding a majority-in-interest of the Membership Interests of the Company desire to sell all, or substantially all, of their Percentage Interest (and corresponding Membership Interests) to a bona fide purchaser, the other Members have the right to participate in the sale of their Percentage Interest (and corresponding Membership Interests) in the same transaction for the same price and on substantially the same economic terms as the majority-in-interest of the Members, which price shall include the present value of any additional consideration paid to such Members in connection with such transaction.

10.4.Effect of Transfer in Compliance.

(a)Upon compliance with the terms and conditions of this Article 10, a Transfer of all or any portion of a Membership Interest shall be permitted under this Agreement, shall be recognized by and binding upon the Company and the other Members, and shall not cause the dissolution, termination or winding up of the Company.

(b)A Member who shall Transfer all of such Member’s Membership Interest in accordance with this Article 10 shall cease to be a Member of the Company, and shall no longer have any rights or privileges of a Member except that, unless and until the transferee of such Member is admitted to the Company as a Substitute Member in accordance with Section 10.8 hereof, such transferring Member shall retain all the liabilities and obligations of such Member under this Agreement.

112776\000004\4811-8359-3203v4

29

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

10.5.Effect of Transfers Not in Compliance.

Any purported Transfer of a Membership Interest that is not a Permitted Transfer or is not made in compliance with the provisions of this Article 10 shall be invalid, null and void and of no force or effect whatsoever and shall not be recognized by the Company; provided, however, that if the Company is required to recognize a Transfer that is not in compliance with this Article 10 (or if the Manager, in his, her or its sole discretion, elects to recognize a Transfer that is not in compliance with this Article 10), then the Membership Interest Transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Membership Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Membership Interest may have to the Company. A Member attempting to make a Transfer not in compliance with this Article 10, notwithstanding any agreement or understanding such Member had with any such attempted transferee, shall retain all rights and obligations such Member had with respect to the Membership Interest prior to the purported Transfer.

10.6.Expenses of Transfer.

In the case of a Transfer or attempted Transfer of all or any portion of a Membership Interest, the Member effecting or attempting to effect such Transfer shall pay or reimburse and indemnify and hold harmless the Company and the other Members from all costs, expenses, liabilities and damages that any of such indemnified Persons incur (including, without limitation, incremental tax liabilities and reasonable attorneys’ fees and expenses) as a result of or in connection with such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.7.Reasonableness of Restrictions on Transfer.

Each Member, by executing this Agreement and becoming a Member, acknowledges and agrees that the restrictions on Transfers of Membership Interests set forth in this Article 10 are reasonable in view of the purposes of the Company and this Agreement and the relationship of the Members, and are not more restrictive than necessary to accomplish those purposes.

10.8.Admission of Transferees as Substitute Members.

(a)Except for a transferee of a Permitted Transfer or a Transfer pursuant to Section 10.2 and Section 10.3 hereof, notwithstanding any other provision of this Agreement, no transferee of a Membership Interest from a Member shall acquire the status of a substituted Member of the Company (a “Substitute Member”) under the Act or this Agreement (i) without the prior written consent of all of the Members and (ii) until such transferee has become a party to this Agreement agreeing to be bound by all the terms and conditions hereof by executing such documents and instruments as the Company has reasonably requested. Following a Transfer of Membership Interest to a Person pursuant to a Permitted Transfer or a Transfer pursuant to Section 10.2 and Section 10.3 hereof, such transferee shall automatically become a Substitute Member of the Company without any requirement for consent of the Members.

(b)Upon the satisfaction of the conditions of this Section 10.8, the transferee shall thereupon become a Substitute Member of the Company and become subject to and bound by all of the

112776\000004\4811-8359-3203v4

30

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

rights and obligations of a Member hereunder. If so admitted, the Substitute Member shall have all the rights and powers and will be subject to all the restrictions and liabilities of the Member who originally assigned the Membership Interest of the Company. The admission of a Substitute Member shall not release any Member who previously assigned the Membership Interest from liability to the Company that may have existed prior to such substitution.

(c)The Manager shall have the right, power and authority to amend this Agreement and Schedule I hereto as necessary to reflect the admission of a Substitute Member.

10.9.Obligations and Rights of Transferees.

A Transferee of a Membership Interest as a result of a Transfer that is effected in compliance with this Article 10 who is not admitted as a Substitute Member pursuant to Section 10.8 shall (unless the express terms of the Transfer otherwise provide) be deemed to have had assigned to him, her or it, and shall be entitled to receive, distributions from the Company and allocations of Profits and Losses (and items comprising Profits and Losses) of the Company attributable to the Membership Interest assigned to such transferee, but (irrespective of the terms of the Transfer) shall have no right to (i) become a Member, (ii) vote such Membership Interest with respect to any matter submitted to the Members for a vote, (iii) exercise any rights of a Member under the Act or this Agreement (including but not limited to access to information and to receipt of reports) other than those set forth in this Section 10.9, or (iv) act as an agent of the Company, the Manager or any Member. A transferee of a Membership Interest who is not admitted as a Substitute Member pursuant to Section 10.8 hereof, whether or not he, she or it has accepted in writing the terms and conditions of this Agreement and assumed in writing the obligations of the transferor, shall be deemed, by acquisition of such Membership Interest, to have agreed to be subject to and bound by all the terms and conditions of this Agreement with the same effect as the transferor of such Membership Interest and, if such transferee desires to transfer such Membership Interests, such transferee shall be subject to all the provisions of this Article 10 to the same extent and in the same manner as any Member desiring transfer of his, her or its Membership Interest. No such Transfer shall release the transferor of his, her or its obligations and duties under this Agreement.

10.10.Distributions and Allocations in Respect of Transferred Membership Interests.

In the event of the Transfer of any Membership Interest during any Allocation Year of the Company in compliance with the provisions of this Article 10, Profits, Losses, each item thereof, and all other items attributable to the transferred Membership Interest for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Membership Interests during the Allocation Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Manager. All distributions made on or before ten

(10) business days following the date the Manager receives written notice of such Transfer shall be made to the transferor, and all distributions made thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, however, that if the Company is given notice of a Transfer at least ten (10) business days prior to the Transfer, then the Company shall recognize such Transfer as the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Membership Interest was transferred and such other information as the Members may reasonably require within thirty (30) days

112776\000004\4811-8359-3203v4

31

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Membership Interest on the last day of the Allocation Year during which the Transfer occurs. No Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.10, whether or not the Company or the Manager has knowledge of any Transfer of a Membership Interest.

10.11.Withdrawal by a Member.

In the event of any Involuntary Withdrawal of a Member that results in a transfer of the entire Membership Interest of such Member to another Person, such transferee shall not become a Member, but shall have only the rights provided in the Act.

11.DISSOLUTION AND WINDING UP.

11.1.Dissolution Events.

The Company shall be dissolved and shall commence winding up its business and affairs only upon the occurrence of the earliest of the following events (“Dissolution Events”):

(a)The Members have agreed in writing to dissolve the Company by unanimous consent;

(b)By a determination of the Manager that a dissolution is in the best interest of the Company, unless the Members by unanimous consent determine in their sole discretion that it is in the best interests of the Company not to dissolve at such time;

(c)The entry of a decree of judicial dissolution of the Company;

(d)Any event which causes the number of Members to be less than the number required by the Act;

(e)The sale or other disposition of all or substantially all of the assets of the Company, unless the Members by unanimous consent determine in their sole discretion that it is in the best interests of the Company not to dissolve at such time; or

(f)The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company.

The withdrawal of a Member is not a Dissolution Event and the remaining Members are authorized to continue the business of the Company after such withdrawal.

The Members hereby agree that, notwithstanding any provision of the Act to the contrary, the Company shall not dissolve prior to the occurrence of a Dissolution Event. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then the Members hereby agree to continue the business of the Company without winding up its affairs or liquidating its assets.

112776\000004\4811-8359-3203v4

32

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

11.2.Winding Up and Liquidation.

(a)Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating assets, and satisfying the claims of its creditors and Members. Neither the Company nor any Member shall take any action that is inconsistent with, or not necessary or appropriate for, the winding up of the Company’s business and affairs. One or more liquidating trustees (who may be the Manager or another Member) selected by the Manager shall be responsible for overseeing the winding up and liquidation of the Company and shall cause the Company to pay, satisfy, discharge or make provision for payment out of Company funds for all debts, liabilities and obligations of the Company, actual or contingent, and all expenses of liquidation. A liquidating trustee appointed by the Manager may (in the sole discretion of the Manager and subject to applicable laws) receive compensation for any services performed pursuant to this Article 11. The Company’s affairs shall be wound up and the Company’s property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefore, shall be applied and distributed in the following order:

(i)First, to the extent permitted by law, to the creditors of the Company, including Members that are creditors, in payment and satisfaction of all the debts, liabilities and obligations of the Company (other than liabilities for distributions to Members);

(ii)Second, except as otherwise provided in this Agreement, to Members and former Members in satisfaction of liabilities for distributions to such Persons; and

(iii)The balance, if any, to the Members in proportion to their respective Percentage Interests.

(b)For purposes of the liquidation of Company assets, the discharge of its liabilities and the distribution of the remaining funds and/or assets among the Members as above described, the liquidating trustee shall have the authority on behalf of the Company to sell, convey, exchange or otherwise transfer the assets of the Company on such terms and conditions as he, she or it determines appropriate, subject to the terms of this Agreement. In the event that any Company property is not or cannot or should not be sold, in the sole discretion of the liquidating trustee, so that distributions in kind to the Members are appropriate or necessary, or the Members desire to purchase any Company assets, the liquidating trustee shall cause such Company assets to be appraised by a qualified appraiser. The Members shall have the right and authority to purchase any Company assets at their appraised value, provided such appraisal was made by a Person who was not an Affiliate of the Members. Any excess of fair market value, as evidenced by such appraisal, over book value of any Company assets and any excess of book value over such fair market value of any Company assets shall be deemed gains or Losses of the Company, as the case may be, and subject to the provisions of Article 4. The liquidating trustee is authorized to distribute assets in kind to the Members even if the percentage of the asset so distributed to any Member is greater or less than the percentage in which the Member shares in distributions. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liability to creditors such as to enable the Members to minimize losses during the liquidation period, and the liquidating trustee is authorized to continue the business of the Company, in its discretion for such time as is necessary to maximize its value as a going concern for eventual sale. Any return of all or any portion of

112776\000004\4811-8359-3203v4

33

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

the Capital Contributions by a Member to the capital of the Company shall be made solely from or out of Company assets.

(c)Notwithstanding the provisions of Section 11.2(a), the liquidating trustee shall have the right,

in his, her or its reasonable discretion, to retain such amount as he, she or it deems necessary as a reserve for any contingent liability or obligations of the Company, which reserves, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Section 11.2.

11.3.Notice of Dissolution, Final Accounting.

In the event a Dissolution Event occurs, the Manager or liquidating trustee shall provide written notice thereof to each Member and each known transferee of a Membership Interest and to each known creditor of and claimant against the Company, and each other party with whom the Company regularly conducts business (as determined in the discretion of the Manager). Within 90 days after the occurrence of a Dissolution Event, the liquidating trustee shall provide a statement to each Member setting forth the assets and liabilities of the Company. Upon dissolution of the Company, a final statement shall be prepared by the Manager or liquidating trustee setting forth the assets and liabilities of the Company and the distribution of cash or property of the Company as prescribed above, and a copy of such statement shall be furnished to each Member within ninety (90) days after completion of winding up of Company business.

11.4.Certificate of Dissolution.

If the Company is dissolved, then the Manger shall promptly file any and all documents in the form and within the time required by the Act to dissolve a limited liability company.

11.5.Compliance With Timing Requirements of Regulations.

In the   event   the   Company   is   “liquidated”   within   the   meaning   of   Regulation

§1.704.1(b)(2)(ii)(g), then distributions shall be made pursuant to this Article 11 to the Members who have positive Capital Accounts in compliance with Regulation §1.704-1(b)(2)(ii)(b)(2). In the discretion of the liquidating trustee, a pro rata proportion of the distribution that would otherwise be made to the Members pursuant to this Article 11 may be:

(a)distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the liquidating trustee, in the same proportions as the amount distributed to such trust by the Company that would have otherwise been distributed to the Members pursuant to this Agreement; or

(b)withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

112776\000004\4811-8359-3203v4

34

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

11.6.Deemed Distribution and Recontribution.

Notwithstanding any other provision of this Article 11, in the event the Company is “liquidated” within the meaning of Regulation §1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, then the Company shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Company shall be deemed to have distributed its property in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

11.7.Rights and Obligations of Members.

Except as otherwise provided in this Agreement, the Members shall look solely to the assets of the Company for the return of their Capital Contributions and shall have no right or power to demand or receive property, other than cash from the Company, in return for their Capital Contributions.

12.MISCELLANEOUS.

12.1.Power of Attorney.

Each Member hereby irrevocably makes, constitutes and appoints the Manager as his, her or its true and lawful attorney-in-fact, granting unto such attorney-in-fact full power and authority for him, her or it and in his, her or its name, place and stead, from time to time, to make, execute, sign, acknowledge, certify, swear to, verify, deliver, file and record: (i) the Certificate or one or more amended Certificates or amendments to the Certificate approved as provided in this Agreement; (ii) all instruments which evidence an amendment to this Agreement pursuant to the terms of this Agreement (whether or not such Member voted in favor of or otherwise approved such action); (iii) all documents which may be required to effect the dissolution and winding up of the Company and the cancellation of its Certificate under the terms of this Agreement; (iv) all fictitious, trade or assumed name certificates required or permitted to be filed on behalf of the Company, (v) all certificates, forms, reports and other instruments necessary in order for the Company to be qualified, registered or licensed as a foreign limited liability company in any jurisdiction outside Iowa in the discretion of the Manager; (vi) all documents necessary to reflect the admission, substitution, removal, withdrawal or termination of any Person as a Member in the Company in accordance with this Agreement; and (vii) all other documents, certificates and instruments which may be required or permitted by law to be filed on behalf of the Company or which the Manager deems to be necessary to file and which are not inconsistent with this Agreement. The foregoing is a special and durable power of attorney coupled with an interest and (a) shall be irrevocable and survive the withdrawal of a Member from the Company and the Transfer of all or any portion of his, her or its Membership Interest, and (b) shall survive and not be affected by the death, disability, withdrawal, bankruptcy, insolvency, merger, consolidation, reorganization, dissolution or receivership of a Member.

112776\000004\4811-8359-3203v4

35

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

12.2.Amendments.

(a)Except as otherwise provided for herein, this Agreement may only be amended or modified upon the unanimous written consent of all the Members. Upon the approval of an amendment, all Members shall be deemed to have consented to the amendment, except as provided below.

(b)Notwithstanding any provision of this Agreement to the contrary, amendments to this Agreement which, in the opinion of counsel for the Company, are necessary or appropriate to maintain the status of the Company as a “partnership” for federal or state tax law purposes, to comply with subchapter K of the Code, to effect a necessary or appropriate qualification or continue the qualification of the Company as a limited liability company under the laws of any state which is treated as a partnership for federal tax purposes, or to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company, or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.3, may be made by the Partnership Representative or the Manager without the necessity of the consent of any of the Members. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would (i) adversely affect the federal income tax treatment to be afforded a Member, (ii) increase or modify the liabilities or obligations of a Member or create an obligation by a Member to contribute additional funds or to loan funds or guarantee loans to the Company, or (iii) alter the method of determining, allocating or distributing the Company’s Profits, Losses, Net Cash Flow or other items of like tenor.

12.3.Non-Disclosure.

The Members and Manager recognize and acknowledge that the Members and Manager will have access to trade secrets and other confidential information of the Company and that such trade secrets and confidential information constitute valuable, special and unique property of the Company. Except as otherwise set forth in this Agreement, each Member and the Manager agrees not to communicate or otherwise divulge to, or use for the benefit of, anyone other than the Company, the Manager, any Member or any Affiliate of the Company, any Member or the Manager, either during or after Member’s association with the Company, any trade secrets or confidential information of the Company. It is understood and agreed that this restriction against disclosure will survive the termination of this Agreement and will last as long as all or any part of the trade secret or confidential information continues to have value to the Company and has not become generally known to the public.

12.4.Governing Law and Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa. In the event of a direct conflict between any provision of this Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act or the Iowa Revised Code (to the extent such statutes are incorporated into the Act), the applicable provision of the Certificate, the Act or the Iowa Revised Code, as the case may be, shall control. The parties hereto hereby consent to the exclusive jurisdiction of the courts of the State of Iowa in the county where the Property is located, and the United States District Court, for the district in which the Property is located, and waive any contention that any such court is an improper venue for enforcement of this Agreement.

112776\000004\4811-8359-3203v4

36

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

12.5.Notices.

Except as otherwise expressly set forth in this Agreement, all notices, demands, requests, approvals, consents, waivers or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon receipt, if delivered personally or if transmitted by facsimile transmission or other electronic transmission (if transmission is confirmed in writing); (b) one (1) business day after being delivered to a reputable overnight courier service, if properly marked for next day delivery; and (c) three (3) business days after being mailed if sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below:

If to the Company, to the address set forth in Section 2.4 hereof or such other address of which the Company shall have notified the Members.

If to a Member, to the address of such Member as set forth on the books and records of the Company.

If to the Manager, to the address of the Company as set forth above or as otherwise set forth on the books and records of the Company.

12.6.Binding Effect.

Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Manager and the Members and their respective heirs, legatees, legal representatives, successors and permitted assigns and transferees.

12.7.Headings.

Section and other headings contained in this Agreement are for convenience of reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.8.Severability.

Each provision of this Agreement is intended to be severable from each other provision, so that if any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remainder of this Agreement, which shall remain in full force and effect.

12.9.Further Assurances.

Each Member, upon the request of the Manager, shall execute, acknowledge, deliver and/or file such additional certificates, documents and instruments and shall perform such additional acts as the Manager deems reasonably necessary or appropriate for the Company to carry out its purposes or the provisions of this Agreement or to comply with applicable laws, rules and regulations.

112776\000004\4811-8359-3203v4

37

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

12.10.Specific Performance.

Each Member and the Manager agrees that the Members and the Manager would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, the Members and the Manager agree that, in addition to any other remedy to which the nonbreaching Members or Manager may be entitled, at law or in equity, the nonbreaching Members and Manager shall be entitled to temporary, preliminary and/or permanent injunctive relief to prevent actual or threatened breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof.

12.11.Rights and Remedies Cumulative.

The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other rights and remedies. Said rights and remedies are given in addition to any other rights and remedies the parties may have by law, statute, ordinance or otherwise.

12.12.Waiver of Partition.

No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have the assets or properties of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself, his, her or its successors, representatives, heirs and assigns, hereby irrevocably waives any such right.

12.13.Effect of Waiver or Consent.

A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of her obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder. Failure on the part of any Person to seek redress for any violation of or to insist upon strict adherence to any term or condition of this Agreement or to declare any Person in default, irrespective of how long such failure continues, does not constitute a waiver by that Person of her rights with respect to that or any subsequent breach or default.

12.14.No Third Party Beneficiaries.

This Agreement is entered into by and among the, Company, the Members and the Manager for the exclusive benefit of the Company, its Members and the Manager and their successors and permitted assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable law, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member or the Manager with respect to any Capital Contribution or otherwise.

112776\000004\4811-8359-3203v4

38

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

12.15.Entire Agreement.

Except as otherwise provided herein, this Agreement constitutes the entire agreement and understanding of the Members and the Manager relating to affairs of the Company and the conduct of its business and supersedes all prior agreements and understandings, whether oral or written, with respect thereto.

12.16.Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts signed by less than all of the parties hereto, each of which shall be deemed an original and all of which, when taken together shall constitute one and the same agreement.

12.17.OFAC and Patriot Act Compliance.

(a)Each Member represents and warrants that (i) each person owning a 10% or greater interest in such Member (A) is not currently identified on the List, and (B) is not a person with whom a citizen of the United States, is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (ii) such Member has implemented reasonable procedures, and will consistently apply those procedures, to ensure the representations and warranties set forth in the foregoing sub- section (a)(i) remain true and correct at all times. This Section 12.17(a) shall not apply to any person to the extent that such person’s interest in the Member is through either (x) a person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person, or (y) an “employee pension benefit plan” or “pension plan” as defined in Section 3(2) of ERISA.

“List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury, and/or on any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing statute, executive order or regulation.

(b)Each Member shall take reasonable measures appropriate to the circumstances to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect, and shall immediately notify the other Members in writing if any of the representations, warranties or covenants set forth in the foregoing sub-section

(a) is no longer true or has been breached or if the Member has a reasonable basis to believe that any such representation, warranty, or covenant may no longer be true or have been breached.

12.18.Confidentiality.

(a)The Members agree not to disclose or permit the disclosure of any of the economic terms of this Agreement or of any other confidential, non-public or proprietary information relating to the business or property of the Company (collectively, “Confidential Information”), provided, however, that such disclosure may be made (i) to any person who is a member, partner, officer, director or employee of such Member or of any Affiliate of such Member or counsel to or accountants of such Member solely for their use and on a need-to-know basis, provided that such persons are notified of the Members’ confidentiality obligations hereunder, (ii) with the prior consent of the other

112776\000004\4811-8359-3203v4

39

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

Members, (iii) subject to the next paragraph, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, or (iv) to any lender providing financing to the Company or any Affiliate of the Company.

(b)In the event that a Member shall receive a request to disclose any Confidential Information under a subpoena or order, such Member shall (i) promptly notify the other Members thereof, (ii) consult with such other Members on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, reasonably cooperate in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.

(c)The provisions of this Section 12.18 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. It is the intention of the parties hereto that if any restriction or covenant contained herein is held to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall, to the fullest extent permitted by law, construe and interpret or reform such provision to provide for a restriction or covenant having the maximum time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE IOWA SECURITIES ACT OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE ACTS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE OPERATING AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

(SIGNATURE PAGE FOLLOWS)

112776\000004\4811-8359-3203v4

40

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Operating Agreement of Empire Cooperatives, LLC as of the Effective Date.

THE COMPANY:MEMBERS:

EMPIRE COOPERATIVES, LLC, an Iowa

limited liability company

Ben Eastep

By: Ben Eastep, its Manager

THE MANAGER:

Ben Eastep

RHOVE REAL ESTATE 1, LLC – EMPIRE SERIES

By:ROOSTENTERPRISESINC.dba

RHOVE, its Managing Member

By: Calvin Cooper, Chief Executive Officer

112776\000004\4811-8359-3203v4

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

SCHEDULE I TO

AMENDED AND RESTATED OPERATING AGREEMENT OF

EMPIRE COOPERATIVES, LLC

Member	Initial Capital Contribution	Percentage Interest
Rhove Real Estate 1, LLC – Empire Series 629 N. High Street, 6th Floor Columbus, Ohio 43215	[Up to $500,000][1]	[Up to 32.05%][2]
Ben Eastep [Notice Address]	[On file with the Company]	[No less than 67.95%]
TOTAL:	[On file with the Company]	100%

1 Final amount to equal the Purchase Price under the Membership Interest Purchase Agreement.

2 Final amount to equal the Purchase Price divided by $1,560,000.

112776\000004\4811-8359-3203v4

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

EXHIBIT C

SCHEDULE OF REQUIRED CONSENTS

1.Approval by the secured lenders of the Property.

2.Approval by the current Members of the Company.

3.Approval by the political subdivision of the Property (as it pertains to certain workforce housing, parking contribution, enterprise zone, TIF and various other agreements), as applicable.

C-1

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

EXHIBIT D

FINANCIAL STATEMENTS

D-1

112776\000004\4851-7650-5075v5

Doc ID: c91f21627f893d8e0c88f012967bb67addc1b065

Empire Cooperatives - Membership Interest Purchase Agreement Empire Cooperativ...ase Agreement.pdf c91f21627f893d8e0c88f012967bb67addc1b065

MM / DD / YYYY

Completed

09 / 09 / 2021

23:31:24 UTC

Sent for signature to Ben Eastep (ben@ctcreek.com) and

Calvin Cooper (calvin@rhove.com) from adoup@keglerbrown.com IP: 151.181.66.178

09 / 09 / 2021

23:33:12 UTC

09 / 09 / 2021

23:34:21 UTC

09 / 14 / 2021

15:28:09 UTC

09 / 14 / 2021

15:28:35 UTC

09 / 14 / 2021

15:28:35 UTC

Viewed by Calvin Cooper (calvin@rhove.com) IP: 76.224.7.43

Signed by Calvin Cooper (calvin@rhove.com) IP: 76.224.7.43

Viewed by Ben Eastep (ben@ctcreek.com) IP: 174.212.168.21

Signed by Ben Eastep (ben@ctcreek.com) IP: 174.212.168.21

The document has been completed.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is dated as of the date countersigned below (the “Effective Date”) and is by and between RHOVE REAL ESTATE 1, LLC – CITY PARK QUAD (COLUMBUS) SERIES, a Delaware series limited liability company (“Buyer”), BSH RE HOLD LLC, an Ohio limited liability company (“Holdings”), and BSH RE SUB SIX LLC, an Ohio limited liability company (the “Company”).

RECITALS

A.Holdings owns all of the membership interests in the Company.

B.The Company holds title in fee simple to that certain four (4) unit apartment building commonly referred to as 571-575 1/2 City Park Avenue, Columbus, Ohio 43215 (the “Property”).

C.Buyer has agreed to purchase from the Company certain membership interests in the Company and all of the rights, title and interests in the Company associated therewith and the Company has agreed to sell such membership interests in the Company and all of the rights, title and interests in the Company associated therewith to Buyer (or its nominee), upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I DEFINITIONS

1.1Defined Terms. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“Accounts” shall mean all accounts and other rights to receive payments or distributions from the Company.

“Business Day” shall mean any day other than Saturday, Sunday, Federal holiday or day on which the banks in Columbus, Ohio are required or permitted by law to be closed.

“Claim” shall mean any demand, claim, action or cause of action.

“Closing” shall mean the closing referred to in Section 3.1 of this Agreement. “Commercial Efforts” shall mean such efforts as shall not require the performing party (i)

to do any act that is unreasonable under the circumstances, (ii) to amend or waive any rights under this Agreement, or (iii) to incur or expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligation hereunder, including the fees, expenses and disbursements of accountants, counsel and other professionals.

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

“Deposits” shall mean all escrow payments, all pre-payments, and all moneys paid or credits given or held by any other party.

“Intellectual Property” includes any tradenames, trademarks, service marks, plans, software, applications, including the name specifically used in connection with the Property and all other similar rights.

“Lien” shall mean any mortgage, pledge, security interest, lien, charge, encumbrance, equity, claim, option, tenancy, right or restriction on transfer of any nature whatsoever.

“Loss” shall mean any loss, damage, liability, cost, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and attorneys’ and expert witnesses’ fees, disbursements and expenses, after taking into account any insurance proceeds actually received by or paid on behalf of any party incurring a Loss which are not required to be remitted by such party to the other party pursuant to the terms hereof.

“Property” has the meaning set forth in the Recitals, including all property, real, personal, tangible and intangible of any kind or nature owned by the Company.

“Purchased Interest” shall mean the percentage of the membership interest in the Company to be sold by the Company to Buyer and all associated rights, title and interest in or related to the Company, including without limitation, all Accounts, Property, Deposits, personalty, Claims, options, and Intellectual Property associated therewith. Such percentage shall be calculated by dividing the Purchase Price by $920,000.1

“Purchase Price” shall mean the amount payable by Buyer to the Company in accordance with Section 2.2.

ARTICLE II

PURCHASE AND SALE OF PURCHASED INTEREST

2.1Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Buyer and/or its permitted assign(s) will purchase the Purchased Interest from the Company and the Company will sell all of its right, title and interest in the Purchased Interest to Buyer, free and clear of all Liens.

2.2Purchase Price. In consideration of the Company’s performance of this Agreement and the sale of the Purchased Interest, Buyer agrees to pay to the Company the Purchase Price in immediately available funds. The Purchase Price shall be determined by Buyer, in its sole discretion, provided that the Purchase Price shall not be less than $100,000 or more than $500,000.

1 Solely by way of example, (a) if the Purchase Price is $100,000, then the Purchased Interest to be sold to Buyer shall be $100,000

/ $920,000 = 10.9%, and (b) if the Purchase Price is $500,000, then the Purchased Interest to be sold to Buyer shall be $500,000 /

$920,000 = 54.3%.

2

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

ARTICLE III CLOSING

3.1Closing. Subject to Section 7.1 and 7.2 hereof, the Closing of the sale and purchase of the Purchased Interest shall take place on or before the date that is 180 days following the receipt of SEC Approval (as defined in Section 6.5 below) (the “Closing Date”). The Closing shall be conducted by the mutual exchange of the deliverables set forth in Section 3.2 of this Agreement.

3.2Deliverables Due at Closing.

(a)At the Closing, Buyer shall deliver or cause to be delivered the following to the Company and Holdings:

(i)the Purchase Price;

(ii)executed counterpart of the Contribution Agreement substantially in the form of Exhibit A attached hereto and made a part hereof (the “Contribution Agreement”);

(iii)executed counterpart of the Second Amended and Restated Operating Agreement of the Company substantially in the form of Exhibit B attached hereto and made a part hereof (the “AR Operating Agreement”);

(iv)executed counterpart of the Closing Statement; and

(v)such other documents and instruments as reasonably may be requested by the Company and Holdings.

(b)At the Closing, the Company and Holdings shall deliver or cause to be delivered the following to Buyer:

(i)executed counterpart of the Contribution Agreement;

(ii)executed counterpart of the AR Operating Agreement;

(iii)executed counterpart of the Closing Statement; and

(iv)such other documents and instruments as reasonably may be requested by

Buyer.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND HOLD CO.

Holdings and the Company hereby represent and warrant, jointly and severally, to Buyer as follows:

4.1Organization; Qualification; Authority. Holdings and the Company are each an Ohio limited liability company duly organized, validly existing and in full force and effect under

3

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

the laws of the State of Ohio. Holdings and the Company each have the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company action, including member action. Neither the execution, delivery and performance of this Agreement by Holdings nor the consummation by Holdings of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the Articles of Organization or operating agreement of Holdings or the Company. This Agreement has been duly and validly executed and delivered by the duly authorized officers of Holdings and the Company, and constitutes the valid, legally binding and enforceable obligations of Holdings and the Company in accordance with the terms of this Agreement.

4.2Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by Holdings and the Company (a) requires any consent (other than those set forth on Exhibit C attached hereto and made a part hereof) (collectively, the “Required Consents”), approval, authorization or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority; (b) constitutes a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which Holdings and the Company are a party or by which Holdings and the Company may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to the Company or Holdings. Holdings and the Company will each use Commercial Efforts to obtain the Required Consents.

4.3Title, Etc. The Company is the sole owner of the Purchased Interest and has good and valid title thereto, free and clear of all Liens. The Company has good and marketable fee simple title to the Property, free and clear of all encumbrances other than those set forth in the policy of title insurance delivered to Buyer.

4.4Legal Proceedings, Etc. Holdings and the Company each have no knowledge of any claim, action, proceeding or investigation pending or threatened against or relating to or involving Holdings or the Company with respect to the Purchased Interest or the Property before any court or governmental or regulatory authority or body or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby. Neither Holdings, the Company, the Purchased Interest nor the Property are subject to any outstanding order, writ, judgment, injunction or decree of any court or governmental or regulatory authority.

4.5Taxes. Holdings and the Company have each timely filed all federal, state and local tax returns required to be filed by Holdings or the Company and have each timely paid all taxes shown on such returns; each such return is complete and correct, and Holdings and the Company have no tax liability not disclosed on such returns; no assessments or notices of deficiency have been received by Holdings or the Company with respect to any such return which have not been paid and no amendments or applications for refund have been filed or are planned with respect to any such return.

4

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

4.6Agreements. The Company has not entered into any agreement of sale with respect to the Property or any option agreement or right of first refusal with respect to the sale of the Property.

4.7Condemnation. Neither Holdings nor the Company have received any notice of any pending condemnation of the Property or any portion thereof, or any change in any law, ordinance or regulation that would materially affect the Property or the use thereof.

4.8Environmental. To Holdings’ and the Company’s knowledge, there are no toxic materials, pollutants, petroleum products, hazardous waste or hazardous substances of any kind or in a quantity prohibited or deemed unsafe under any law or governmental rule or regulation and no hazardous or unsafe level of asbestos or radon gas (hereinafter collectively called “Hazardous Materials”) located upon or within the Property (or any portion thereof).

4.9Property Taxes. To Holdings’ and the Company’s knowledge, there are no proceedings pending or presently being prosecuted for the reduction of the assessed valuation or taxes or other impositions payable in respect of any portion of the Property.

4.10Laws. Neither Holdings nor the Company have received any notice of uncured violations of federal, state or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Property.

4.11Financial Statements. Attached as Exhibit D is a true, complete and accurate copy of the unaudited financial projections for the Property for the years 2021 to 2030 (the “Financial Statements”). The Financial Statements are (a) consistent with and based upon the books and records of the Company and (b) fairly present, in all material respects, the actual and projected financial condition, results of operations and cash flows of the Company at the respective dates they were prepared for and for the respective periods indicated therein.

4.12Undisclosed Liabilities. The Company has no liabilities, obligations or commitments, except (i) those which are reflected on the Financial Statements, and (ii) those which have been incurred in the ordinary course of business since the date the Financial Statements were prepared.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Holdings and the Company as follows:

5.1Organization; Qualification; Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to make, execute, deliver and perform this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper limited liability company action. Neither the execution, delivery and performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby conflict with or will result in any breach or default of any provision of the operating agreement of Buyer. This Agreement has been duly and validly executed and delivered

5

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

by the duly authorized officers of Buyer and constitutes the valid, legally binding and enforceable obligations of Buyer in accordance with the terms of this Agreement.

5.2Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by Buyer (a) requires any consent, approval, authorization or permit of, or filing with or notification to, any person or entity including any governmental or regulatory authority except as provided in Section 6.5; (b) constitutes a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which Buyer is a party or by which it or any of its affiliates may be bound; or (c) violates any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to Buyer.

5.3Legal Proceedings, Etc. There is no claim, action, proceeding or investigation pending or, to the actual knowledge of the Buyer, threatened against or relating to the Buyer before any court or governmental or regulatory authority or body which questions or challenges the validity of this Agreement or any action taken or to be taken by the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

ARTICLE VI COVENANTS OF THE PARTIES

6.1Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

6.2Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its Commercial Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. On and from time to time after the Closing Date, without further consideration, Holdings and the Company will, at their own expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to consummate the transactions contemplated by the Agreement. On and from time to time after the Closing Date, without further consideration, Buyer will, at its own expense, execute and deliver such documents to Holdings and the Company as Holdings and the Company may reasonably request in order to consummate the transactions contemplated by this Agreement.

6.3Filing. Holdings and the Company promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to Holdings and the Company, if any, as may be required of Holdings and the Company for the consummation of the transactions contemplated hereby. Buyer promptly will make, or cause to be made, all such filings and submissions under laws and regulations applicable to Buyer, as may be required of Buyer, for consummation of the transactions contemplated hereby. The parties hereto will coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested in connection with all of the foregoing.

6

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

6.4Transfer Taxes. Holdings, the Company and Buyer believe that there will be no conveyance, deed, transfer, excise, stamp, sales, use, recording or similar taxes or fees, arising out of the sale, transfer, conveyance or assignment of the Purchased Interest as contemplated hereby, but in the event any such tax or fee is imposed, Buyer shall pay the cost thereof.

6.5Public Offering. Buyer shall use Commercial Efforts to obtain approval from the

U.S. Securities and Exchange Commission for a public offering of Buyer’s securities pursuant to Regulation A by which Buyer would raise equity capital to fund the Purchase Price (the “SEC Approval”). Following receipt of the SEC Approval, Buyer shall use its Commercial Efforts to raise at least the minimum Purchase Price via such public offering (the “Public Offering”).

6.6Marketing. Buyer and the Company shall exercise Commercial Efforts to jointly, promote the Public Offering.

ARTICLE VII CLOSING CONDITIONS

7.1Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a)No party shall be subject to any order, judgment, decree or injunction of a court of competent jurisdiction or governmental body, agency or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

(b)All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

(c)Holdings and the Company shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date.

(d)At no time on or before the Closing Date shall any of the following have been done by, against or with respect to Holdings or the Company: (i) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable bankruptcy or similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest;

(v)the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

(e)The representations and warranties of Holdings and the Company set forth in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement).

(f)Neither Buyer, the Company nor Holdings has terminated this Agreement.

7

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

(g)The AR Operating Agreement shall have been fully executed. (with approval by Buyer of a Property Management Agreement and 12-month Proposed Budget from the Closing Date with a notation for timing of projected stabilization).

(h)The Contribution Agreement shall have been fully executed.

(i)The Property shall be in materially the same condition as it was in on the Effective Date and no condemnation, casualty or other event shall have occurred and no Hazardous Material has been deposited, released or found on or about the Property and no material changes in the status of the Property shall have occurred in Buyer’s reasonable judgment.

(j)The Required Consents shall have been obtained.

(k)The SEC Approval shall have been obtained and Buyer shall have raised at least the minimum Purchase Price via the Public Offering.

In the event any of the foregoing conditions are not satisfied or waived by either Buyer, the Company or Holdings, as applicable, on or prior to the Closing Date, then this Agreement will terminate.

7.2Conditions to Holdings’ and the Company’s Obligations. The obligation of Holdings and the Company to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a)No party shall be subject to any order, judgment, decree or injunction of a court of competent jurisdiction or governmental body, agency or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

(b)All filings required by applicable law shall have been made and all consents thereunder with respect to the transactions contemplated by this Agreement shall have been obtained.

(c)Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

(d)At no time on or before the Closing Date shall any of the following have been done by, against or with respect to Buyer: (i) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable bankruptcy or similar law; (ii) an assignment for the benefit of creditors; (iii) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (iv) a dissolution or liquidation.

(e)Neither Buyer, the Company nor Holdings has terminated this Agreement.

(f)The AR Operating Agreement shall have been fully executed (with approval by Buyer of a Property Management Agreement and 12-month Proposed Budget from the Closing Date with a notation for timing of projected stabilization).

8

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

(g)The Contribution Agreement shall have been fully executed.

(h)The Required Consents shall have been obtained.

(i)Buyer shall have, through the Public Offering, raised no less than the minimum Purchase Price set forth in Section 2.2. herein.

In the event any of the foregoing conditions are not satisfied or waived by either Buyer, the Company or Holdings, as applicable, on or prior to the Closing Date, then this Agreement will terminate.

ARTICLE VIII SURVIVAL AND INDEMNIFICATION

8.1Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery hereof and the delivery of all of the documents executed in connection herewith and shall continue in full force and effect after the Effective Date and for a period of one (1) year after the Closing Date.

8.2Indemnification.

(a)Buyer hereby indemnifies and agrees to defend and hold harmless Holdings, the Company and any subsidiary or Affiliate of Holdings and the Company, and any officer, director, stockholder, employee, representative or agent of any thereof and their respective successors and assigns from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of Buyer that survives the Closing for a period ending one (1) year after Closing as provided in Section 9.1 and any covenant or agreement of Buyer contained in this Agreement.

(b)Holdings and the Company hereby indemnify and agree to defend and hold harmless Buyer and any subsidiary or Affiliate of Buyer, and any officer, director, stockholder, employee, representative or agent of any thereof and their respective successors and assigns, from and against all Losses and Claims based upon, arising out of or resulting from, any breach of any representation or warranty of Holdings or the Company that survives the Closing for a period ending one (1) year after Closing as provided in Section 9.1 and any covenant or agreement of Holdings and the Company contained in this Agreement.

8.3Notice of Claim. If any party hereto has suffered or incurred any Loss or a third- party claim, whether pursuant to an administrative proceeding, action at law, suit in equity, or otherwise (“Third-Party Claim”) is instituted which, if decided adversely to a party, would result in such party suffering or incurring any Loss, such party shall give prompt written notice to the party against which a claim for indemnification may be made pursuant to this Agreement (“indemnifying party”), setting forth: (a) the facts or events, in reasonable detail which indicate that such party has suffered or incurred such Loss, (b) the Section or Sections of this Agreement under which such party has suffered or incurred such Loss, (c) the amount of such Loss (estimated, if necessary) or, in the case of a Third-Party Claim, such party’s then good faith estimate of the reasonably foreseeable estimated amount of its claim for indemnification for such Loss, and (d)

9

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

the method of computation of the amount of such Loss, any of which information shall be promptly amended by such party when its knowledge of the facts or events and any resulting liability so warrant. No party shall be liable for indemnification pursuant to Section 8.2 unless notice of claim for such indemnification has been given in accordance with this Section 8.3.

8.4Defense of Third-Party Claim. The indemnifying party shall have the right to conduct and control, at its expense and through counsel of its own choosing, the defense of any Third-Party Claim, action or suit, but the indemnified party may, at its election, participate in the defense of such claim, action or suit at its sole cost and expense; provided that if (a) the indemnifying party shall fail to defend any such claim, action or suit, (b) the indemnifying party and indemnified party mutually agree or (c) the named parties to such claim, action or suit (including any impeded parties) include both the indemnifying party and the indemnified party and representation of the parties hereto by the same counsel would be inappropriate due to actual or potential differing interests between them, then the indemnified party may defend, through counsel of its own choosing, such claim, action or suit and settle such claim, action or suit, and recover from the indemnifying party the amount of any settlement to which the indemnifying party consents or of any resulting judgment and the costs and expenses of such defense, provided that the indemnified party shall not compromise or settle any third-party claim, action or suit without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, continued or delayed.

ARTICLE IX DEFAULT; REMEDIES

9.1Default by Buyer. Holdings and the Company may terminate this Agreement by notice to Buyer in the event of (a) a default by Buyer under this Agreement (which remains uncured for ten (10) calendar days after Holdings’ or the Company’s notice to Buyer thereof) unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Buyer will have such longer period as may be necessary to cure such default, so long as Buyer proceeds promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within twenty (20) calendar days or (b) a breach of any representation or warranty by Buyer expressly set forth in this Agreement as a result of which the Closing does not occur.

9.2Default by Holdings or the Company. Buyer may terminate this Agreement by notice to Holdings or the Company in the event of (a) a default by Holdings or the Company under this Agreement (which remains uncured for ten (10) calendar days after Buyer’s notice to Holdings or the Company thereof) unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Holdings or the Company will have such longer period as may be necessary to cure such default, so long as Holdings or the Company proceed promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within twenty (20) calendar days (and advises Buyer of the actions which Holdings or the Company are taking and the progress being made) or (b) a breach of any representation or warranty by Holdings or the Company expressly set forth in this Agreement.

10

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

9.3Remedies.

(a)If the sale of the Purchased Interest is not consummated because of a default under or breach of this Agreement or due to a misrepresentation or breach of a warranty on the part of Buyer, Holdings or the Company will have the option, as their sole and exclusive remedy at law or in equity, to terminate this Agreement by delivery of written notice of termination to Buyer, and Buyer shall pay for all of Holdings’ and the Company’s reasonable costs, damages and expenses actually incurred and paid in connection with this transaction including, without limitation, attorneys’ fees, upon payment of which the parties will have no further rights and obligations hereunder, except for those rights and obligations that expressly survive the termination of this Agreement.

(b)If the sale of the Membership Interest is not consummated because of a default under or breach of this Agreement or due to a misrepresentation or breach of a warranty on the part of Holdings or the Company, Buyer will have the option, as its sole and exclusive remedy at law or in equity, to either: (i) terminate this Agreement by delivery of written notice of termination to Holdings or the Company, and Holdings or the Company shall pay for all of Buyer’s reasonable costs, damages and expenses actually incurred and paid in connection with this transaction including, without limitation, attorneys’ fees, upon payment of which the parties will have no further rights and obligations hereunder, except for those rights and obligations that expressly survive the termination of this Agreement, or (ii) seek the equitable remedy of specific performance or such other remedies that are available to it at law or in equity.

ARTICLE X MISCELLANEOUS PROVISIONS

10.1Amendment and Modification. This Agreement may be amended, modified or supplemented only by a subsequent written agreement of the parties hereto.

10.2Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.3Confidentiality. Except as may be required by law, the parties hereto agree to keep confidential all information exchanged between them regarding this transaction and its terms, and shall not disclose such information to other parties (except for their counsel, lender, due diligence professionals and investors) without each other’s prior written consent.

10.4Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email or three days after mailed by registered or certified mail (return receipt requested), postage prepaid, to the following parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

11

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

(a)if to Buyer to:

Rhove Real Estate 1, LLC – City Park Quad (Columbus) Series 629 N. High Street, 6th Floor

Columbus, Ohio 43215 Attn: Calvin Cooper

With a copy to:

Kegler, Brown, Hill & Ritter Co., L.P.A. 65 E. State Street, Suite 1800

Columbus, Ohio 43215

Attn: Stephen C. Barsotti, Esq.

(b)if to Holdings or the Company, to: BSH RE Hold LLC

121 Hillcrest Drive

Westerville, Ohio 43081 Attn: Jack Millman

with a copy to:

Attn:

10.5Assignment. No party may assign this Agreement without the prior written consent of the other parties hereto.

10.6Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without reference to principles of conflicts of law which require that the substantive laws of another jurisdiction apply.

10.7Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, PDF or electronically and such execution will be binding for all purposes.

10.8Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

10.9Severability. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

12

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

10.10No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

10.11Termination Right. If (a) Buyer is unable to obtain SEC Approval in accordance with Section 6.5 or (b) despite Buyer’s best efforts, Buyer is unable to raise the minimum Purchase Price by the Closing Date, then either party may terminate this Agreement by written notice to the other parties hereto and neither shall have any further obligations under this Agreement except to the extent set forth in Section 6.1 and Article VIII.

10.12Entire Agreement. This Agreement, including the documents, exhibits, schedules, certificates and instruments referred to herein, is the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.

[remainder of page intentionally left blank; signature page follows]

13

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of Effective Date.

HOLD CO.:

BSH RE HOLD LLC,

an Ohio limited liability company

By:

Jack Millman,

_Manager

Date: _October 21, 2021

THE COMPANY:

BSH RE SUB SIX LLC,

an Ohio limited liability company

By:BSH RE HOLD LLC,

an Ohio limited liability company its Sole Member

By:

Jack Millman,

_Manager

Date:

October 21, 2021

BUYER:

RHOVE REAL ESTATE 1, LLC – CITY PARK QUAD (COLUMBUS) SERIES,

a Delaware series limited liability company

By:ROOST ENTERPRISES INC. dba RHOVE,

a Delaware corporation its Managing Member

Date:

By: Name: Calvin Cooper

Title: Chief Executive Officer

10 / 21 / 2021

Doc ID: 4f01e176a9d0f1e39e8eaac4f198ae88a1698b97

List of Exhibits

Exhibit AForm of Assignment and Assumption of Membership Interest

Exhibit BSecond Amended and Restated Operating Agreement of the Company Exhibit CSchedule of Required Consents

Exhibit DFinancial Statements

112776\000006\4850-1306-9567v4

EXHIBIT A CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is effective as of theday of

, 2021 (the “Effective Date”) and is by and between BSH RE SUB SIX LLC, an Ohio limited liability company (the “Issuer”), and RHOVE REAL ESTATE 1, LLC – CITY PARK QUAD (COLUMBUS) SERIES, a Delaware series limited liability company (“Purchaser”).

Background

WHEREAS, pursuant to the terms, conditions, and provisions of this Agreement, Purchaser desires to contribute $[Up to $500,000] in cash to the Issuer (the “Contribution”); and

WHEREAS, in consideration of the Contribution, and subject to the terms, conditions, and provisions of this Agreement, the Issuer desires to issue and sell Membership Interest (as such term is defined in that certain Second Amended and Restated Operating Agreement of the Issuer of even date herewith (the “Operating Agreement”) to Purchaser.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants, terms, conditions, and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Contribution. Subject to the terms, conditions, and provisions of this Agreement, Purchaser hereby contributes and delivers to the Issuer the Contribution. Purchaser agrees to execute such further documents or instruments as the Issuer may reasonably request in order to effect and confirm the Contribution.

2.Acceptance; Issuance of Membership Interest. Upon the Effective Date, in exchange for the Contribution, and subject to the terms, conditions and provisions of this Agreement, the Issuer shall issue [Up to 54.3]% of the aggregate Membership Interest (as defined in the Operating Agreement) of the Issuer to Purchaser (such Membership Interest collectively, the “Issued Membership Interest”). Upon Purchaser’s satisfaction of the terms, conditions, and provisions of this Agreement, Purchaser shall be a Member (as defined in the Operating Agreement) of the Issuer and the Issuer shall credit Purchaser’s capital account in the amount of the Contribution and shall use the Contribution to pay down the Issuer’s existing debt.

3.Miscellaneous.

(a)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the

112776\000006\4850-1306-9567v4

State of Ohio. Jurisdiction and venue as to any dispute arising hereunder shall be proper only in the state or federal courts of Franklin County, Ohio.

(b)Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)Headings. The headings herein are for convenience only and shall not control or affect the meaning, interpretation, or construction of the provisions of this Agreement.

(d)Modification; Waiver. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of, or waiver of, any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(e)Severability. If any portion of this Agreement is determined to be unenforceable or invalid, the remainder of this Agreement remains binding and effective against all parties hereto and their respective successors and assigns.

(f)Counterparts. This Agreement may be executed in counterparts and transmitted/delivered either (1) electronically in portable document format (pdf),

(2) by facsimile or (3) other generally acceptable electronic methodology, all of which counterparts shall be deemed originals, all of which counterparts when taken together shall constitute a single instrument, and the signature pages of each such counterpart may be detached from the several counterparts and attached to a single copy of this document to physically form a single instrument, and such instrument may be relied upon to the same extent, and under the same circumstances, as a manually executed original of this instrument.

(g)Survival. All representations, warranties, covenants, and agreements in or under this Agreement, and in any other documents executed or delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, survive the execution, delivery, and performance of this Agreement.

(h)Further Assurances. Each party will execute, acknowledge or verify, and deliver any and all documents which may from time-to-time be reasonably requested by the other parties hereto to carry out the purpose and intent of this Agreement.

(i)Entire Agreement. This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior agreements, commitments, discussions and understandings with respect to the

112776\000006\4850-1306-9567v4

subject matter hereof, and may only be modified or amended by a written instrument signed by all parties hereto.

[remainder of page intentionally left blank; signature page to follow.]

112776\000006\4850-1306-9567v4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

CONTRIBUTOR:

RHOVE REAL ESTATE 1, LLC – CITY PARK QUAD (COLUMBUS) SERIES,

a Delaware series limited liability company

By:ROOST ENTERPRISES INC. dba RHOVE,

a Delaware corporation its Managing Member

By: Name: Calvin Cooper

Title: Chief Executive Officer

COMPANY:

BSH RE SUB SIX LLC,

an Ohio limited liability company

By:BSH RE HOLD LLC,

an Ohio limited liability company its Sole Member

By: Jack Millman, its Manager

112776\000006\4850-1306-9567v4

Exhibit B

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY

[See Attached.]

112776\000006\4850-1306-9567v4

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF

BSH RE SUB SIX LLC,

an Ohio Limited Liability Company EFFECTIVE DATE: , 2021

112776\000006\4832-7583-6415v3

TABLE OF CONTENTS

Page

___________________________________________________________1

EXHIBIT 1A-61

MATERIAL CONTRACTS1

___________________________________________________________1

1.DEFINITIONS.1

1.1.Definitions.1

2.THE COMPANY.8

2.1.Organization.8

2.2.Name.8

2.3.Purposes and Powers.8

2.4.Principal Office.8

2.5.Statutory Agent.9

2.6.Term.9

3.MEMBERS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND MEMBERSHIP INTERESTS.9

3.1.Members.9

3.2.Initial Capital Contributions.9

3.3.Additional Capital Contributions.9

3.4.Return of Capital Contributions.10

3.5.No Interest on Capital Contributions.10

3.6.Capital Accounts.11

3.7.No Requirement to Restore Negative Capital Account.11

3.8.Loans by Members.11

3.9.No Reliance by Creditors.11

3.10.Issuance of Additional Membership Interests.11

4.CASH DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS.11

4.1.Distributions of Net Cash Flow.11

4.2.Allocation of Profits and Losses.12

4.3.Regulatory Allocations.12

4.4.Curative Allocations.14

4.5.Distribution of Assets.14

4.6.Tax Allocations: Code Section 704(c).14

5.MANAGEMENT.15

5.1.Management Generally.15

5.2.Designation of Manager.15

5.3.Power and Authority of the Manager.15

5.4.Limitations on Authority of the Manager.16

5.5.Limitation on Authority of Members.18

5.6.Duties, Obligations and Liability of Manager.18

5.7.Resignation or Removal of Manager.19

5.8.Filling Vacancy in Manager Position.20

5.9.Officers.20

5.10.Compensation and Reimbursement.20

5.11.Transactions with Affiliates.21

5.12.Approval or Ratification by Members.21

5.13.Business Plan.21

5.14.Right to Rely on Manager.22

5.15.Indemnification.22

6.MEETINGS OF THE MEMBERS.23

6.1.Calling Meetings of the Members.23

6.2.Notice of Meetings; Waiver of Notice.23

6.3.Quorum.23

6.4.Attendance by Electronic Equipment.23

6.5.Action Without a Meeting by Consent in Writing.24

7.LIABILITY AND INDEMNIFICATION.24

7.1.Limited Liability of the Members and Manager.24

8.BOOKS AND RECORDS.24

8.1.Maintenance of Books and Records.24

8.2.Members’ Inspection Rights.25

8.3.Notifications.25

8.4.Reports and Tax Information.25

8.5.Accounting Matters.26

8.6.Accounts.26

9.TAXES.26

9.1.Partnership Representative and Audit.26

9.2.Tax Returns.27

10.TRANSFERS OF MEMBERSHIP INTERESTS AND WITHDRAWALS OF MEMBERS.27

10.1.Restrictions on Transfers of Membership Interests.27

10.2.Right of First Refusal.28

10.3.Tag Along Right.29

10.4.Effect of Transfer in Compliance.29

10.5.Effect of Transfers Not in Compliance.30

10.6.Expenses of Transfer.30

10.7.Reasonableness of Restrictions on Transfer.30

10.8.Admission of Transferees as Substitute Members.30

10.9.Obligations and Rights of Transferees.31

10.10.Distributions and Allocations in Respect of Transferred Membership Interests.31

10.11.Withdrawal by a Member.32

11.DISSOLUTION AND WINDING UP.32

11.1.Dissolution Events.32

11.2.Winding Up and Liquidation.33

11.3.Notice of Dissolution, Final Accounting.34

11.4.Certificate of Dissolution.34

11.5.Compliance With Timing Requirements of Regulations.34

11.6.Deemed Distribution and Recontribution.35

11.7.Rights and Obligations of Members.35

12.MISCELLANEOUS.35

12.1.Power of Attorney.35

12.2.Amendments.36

12.3.Non-Disclosure.36

12.4.Governing Law and Venue.36

12.5.Notices.37

12.6.Binding Effect.37

12.7.Headings.37

12.8.Severability.37

12.9.Further Assurances.37

12.10.Specific Performance.38

12.11.Rights and Remedies Cumulative.38

12.12.Waiver of Partition.38

12.13.Effect of Waiver or Consent.38

12.14.No Third Party Beneficiaries.38

12.15.Entire Agreement.39

12.16.Counterparts.39

12.17.OFAC and Patriot Act Compliance.39

12.18.Confidentiality.39

(SIGNATURE PAGE FOLLOWS)40

1.DEFINITIONS.6

1.1.Definitions.6

2.THE COMPANY.9

2.1.Organization.9

2.2.Name.9

2.3.Purposes and Powers.9

2.4.Principal Office.9

2.5.Statutory Agent.9

2.6.Term.9

3.MEMBERS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND MEMBERSHIP INTERESTS.10

3.1.Members.10

3.2.Initial Capital Contributions.10

3.3.Additional Capital Contributions.10

3.4.Return of Capital Contributions.11

3.5.No Interest on Capital Contributions.11

3.6.Capital Accounts.11

3.7.No Requirement to Restore Negative Capital Account.11

3.8.Loans by Members.11

3.9.No Reliance by Creditors.12

3.10.Issuance of Additional Membership Interests.12

4.CASH DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS.12

4.1.Distributions.12

4.2.Allocation of Profits and Losses.13

4.3.Regulatory Allocations.13

4.4.Curative Allocations.15

4.5.Distribution of Assets.15

4.6.Tax Allocations: Code Section 704(c).15

5.MANAGEMENT.16

5.1.Management Generally.16

5.2.Designation of Manager.16

5.3.Power and Authority of the Manager.16

5.4.Limitations on Authority of the Manager.17

5.5.Limitation on Authority of Members.19

5.6.Duties, Obligations and Liability of Manager.19

5.7.Resignation or Removal of Manager.20

5.8.Filling Vacancy in Manager Position.21

5.9.Officers.21

5.10.Compensation and Reimbursement.21

5.11.Transactions with Affiliates.22

5.12.Approval or Ratification by Members.22

5.13.Business Plan.22

5.14.Right to Rely on Manager.23

5.15.Indemnification.23

6.MEETINGS OF THE MEMBERS.24

6.1.Calling Meetings of the Members.24

6.2.Notice of Meetings; Waiver of Notice.24

6.3.Quorum.24

6.4.Attendance by Electronic Equipment.24

6.5.Action Without a Meeting by Consent in Writing.25

7.LIABILITY AND INDEMNIFICATION.25

7.1.Limited Liability of the Members and Manager.25

8.BOOKS AND RECORDS.25

8.1.Maintenance of Books and Records.25

8.2.Members’ Inspection Rights.26

8.3.Notifications.26

8.4.Reports and Tax Information.26

8.5.Accounting Matters.27

8.6.Accounts.27

9.TAXES.27

9.1.Partnership Representative and Audit.27

9.2.Tax Returns.28

10.TRANSFERS OF MEMBERSHIP INTERESTS AND WITHDRAWALS OF MEMBERS.28

10.1.Restrictions on Transfers of Membership Interests.28

10.2.Right of First Refusal.29

10.3.Effect of Transfer in Compliance.30

10.4.Effect of Transfers Not in Compliance.30

10.5.Expenses of Transfer.31

10.6.Reasonableness of Restrictions on Transfer.31

10.7.Admission of Transferees as Substitute Members.31

10.8.Obligations and Rights of Transferees.31

10.9.Distributions and Allocations in Respect of Transferred Membership Interests.32

10.10.Withdrawal by a Member.32

11.DISSOLUTION AND WINDING UP.33

11.1.Dissolution Events.33

11.2.Winding Up and Liquidation.33

11.3.Notice of Dissolution, Final Accounting.34

11.4.Certificate of Dissolution.35

11.5.Compliance With Timing Requirements of Regulations.35

11.6.Deemed Distribution and Recontribution.35

11.7.Rights and Obligations of Members.35

12.MISCELLANEOUS.36

12.1.Power of Attorney.36

12.2.Amendments.36

12.3.Non-Disclosure.37

12.4.Governing Law and Venue.37

12.5.Notices.37

12.6.Binding Effect.38

12.7.Headings.38

12.8.Severability.38

12.9.Further Assurances.38

12.10.Specific Performance.38

12.11.Rights and Remedies Cumulative.38

12.12.Waiver of Partition.39

12.13.Effect of Waiver or Consent.39

12.14.No Third Party Beneficiaries.39

12.15.Entire Agreement.39

12.16.Counterparts.39

12.17.OFAC and Patriot Act Compliance.39

12.18.Confidentiality.40

Schedule I to43

112776\000006\4832-7583-6415v3

i

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

BSH RE SUB SIX LLC,

(An Ohio Limited Liability Company)

ThisSECONDAMENDEDANDRESTATEDOPERATINGAGREEMENT(this

“Agreement”) is made effective as of, 2021 (the “Effective Date”), by and among BSH RE SUB SIX LLC, an Ohio limited liability company (the “Company”), BSH RE HOLD LLC, an Ohio limited liability company (“Holdings”), and RHOVE REAL ESTATE 1, LLC – CITY PARK QUAD (COLUMBUS) SERIES, a Delaware series limited liability company (“Rhove” and, collectively with Holdings, the “Members”).

W I T N E S S E T H:

WHEREAS, the Company was formed on April 19, 2021 with the filing of its Articles of Organization (the “Articles”) with the Office of the Ohio Secretary of State for the purpose of owning and operating that certain four (4) unit apartment building commonly referred to as 571-575 1/2 City Park Avenue, Columbus, Ohio 43215 (the “Property”);

WHEREAS, the operations of the Company were previously governed by that certain Amended Operating Agreement dated as of April 24, 2021 (the “Prior Agreement”);

WHEREAS, the Members desire to enter into this Agreement as the operating agreement of the Company in order to establish certain rules and procedures to govern the conduct of the business and affairs of the Company and certain agreements among themselves; and

WHEREAS, this Agreement shall amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be bound hereby, agree as follows:

1.DEFINITIONS.

1.1.Definitions.

As used in this Agreement, the following capitalized terms have the respective meanings set forth below. Other terms defined in this Agreement shall have the meanings respectively ascribed to them.

“Act” means the Ohio Limited Liability Companies Act, set forth in Chapter 1705 of the Ohio Revised Code, as amended from time to time, and the corresponding provisions of any succeeding law. Any reference herein to a certain Section of the Act shall also refer to such Section as amended from time to time, and the corresponding sections of any succeeding law.

“Adjustment Partners” shall have the meaning set forth in Section 9.1(e).

“Affiliate” means, with respect to any Person, (i) any Person who directly or indirectly controls, is controlled by or is under common control with such Person, (ii) any Person owning or

112776\000006\4832-7583-6415v3

controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, trustee, member, manager or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, member, manager or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes hereof, the terms “controls,” “is controlled by,” and “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2021, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss, or deduction pursuant to Article 4.

“Approved Budget” is defined in Section 5.13(a).

“Business Plan” means the strategic operating plan for the Company and the Property, as prepared annually by the Manager and approved by Rhove, including proposed marketing and leasing parameters in detail reasonably satisfactory to Rhove and otherwise meeting the requirements of this Agreement.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Person in accordance with the following provisions:

(a)To each Person’s Capital Account there shall be credited such Person’s Capital Contributions, such Person’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Sections 4.3 and 4.4, and the amount of any Company liabilities assumed by such Person or that are secured by any property distributed to such Person.

(b)To each Person’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Person pursuant to any provision of this Agreement, such Person’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 4.3 and 4.4, and the amount of any liabilities of such Person assumed by the Company or that are secured by any property contributed by such Person to the Company.

(c)In the event all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

(d)In determining the amount of any liability for purposes of subparagraphs (a) and (b) and the definition of “Adjusted Capital Contributions,” there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and

112776\000006\4832-7583-6415v3

shall be interpreted and applied in a manner consistent with such Regulation. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributions or distributed property or that are assumed by the Company or Members) are computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material adverse effect on the amounts distributed to any Person pursuant to Article 11 upon the dissolution of the Company. The Manager shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Regulation Section 1.704-1(b)(2)(iv)(q) and

(ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b), provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a material adverse effect on any Member, such adjustment shall require the consent of such Member.

“Capital Contributions” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Person (or its predecessors-in-interest) with respect to the interest in the Company held by such Person.

“Capital Event” means any of the following events: (a) any transaction involving the sale, exchange or other disposition of the Property, (b) any financing, refinancing, or borrowing secured by the Property, and (c) any condemnation or recovery of damage awards and property insurance proceeds (excluding proceeds from any rent or business interruption insurance); or (d) the sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company.

“Capital Event Proceeds” means the net proceeds of a Capital Event, following reduction for:

(a) all indebtedness to be repaid in connection with such Capital Event; (b) all other costs and expenses incurred by the Company directly or indirectly in connection with such Capital Event; (c) all related costs and expenses that are not assumed by a buyer; (d) any transfer or sales tax payable in connection with such Capital Event; and (e) reasonable reserves and holdbacks for contingent liabilities.

“Catch Up Distribution” means an amount equal to 7% per annum on Holdings’ Unreturned Capital Value on a cumulative, non-compounding basis, commencing on the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any succeeding law.

“Company” has the meaning set forth in the Preamble.

“Company Minimum Gain” shall have the meaning of “Partnership Minimum Gain” as set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d)

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation

112776\000006\4832-7583-6415v3

shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis, provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

“Dissolution Events” shall have the meaning set forth in Section 11.1. “Effective Date” shall have the meaning set forth in the preamble.

“Emergency Expenditures” means payments required to avoid or minimize the imminent threat of either (i) loss or impairment of life or of personal injury or (ii) damage to the Property.

“First Right” shall have the meaning set forth in Section 10.2(c).

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Manager;

(b)The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (C) the issuance of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company; (D) the grant by the Company of a noncompensatory option (other than for a de minimis interest in the Company); and (E) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Manager; and

(d)The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and taken into account for purposes of computing Profits and Losses, provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Manager determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

112776\000006\4832-7583-6415v3

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Involuntary Withdrawal” means, with respect to any Member, the occurrence of any of the events set forth in Sections 1705.15(C) through (J) of the Act.

“Manager” means the Person who is designated as such in Section 5.2 of this Agreement or who is subsequently elected and serving as the Manager of the Company pursuant to the provisions of this Agreement, provided that such Person has not ceased to be the Manager of the Company in accordance with the terms of this Agreement or otherwise.

“Member” and “Members’ shall have the meanings set forth in the preamble.

“Membership Interest” means a Member’s aggregate rights and interests in the Company, including rights as a Member of the Company under the Act, the Articles and this Agreement.

“Member Nonrecourse Debt” shall have the meaning of “Partner Nonrecourse Debt” as set forth in Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall mean an amount with respect to each Member Nonrecourse Debt equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” shall have the meaning of “Partner Nonrecourse Deductions” as set forth in Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Member’s Family” shall have the meaning set forth in Section 10.1(b).

“Minimum Gain” shall have the meaning set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Net Cash Flow” means all cash funds derived from operations of the Company (including interest received on reserves), but not including Capital Event Proceeds, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Manager and pursuant to Section 5.13(b). Net Cash Flow shall be increased by the reduction of any reserve previously established.

“NFPA” shall have the meaning set forth in Section 9.1(d). “Non-Discretionary Expenses” means the following:

(a)real estate taxes and assessments on the Property;

(b)payments required to be made pursuant to any loan or any other indebtedness of the Company approved by the Members or permitted hereunder;

112776\000006\4832-7583-6415v3

(c)utility costs and insurance premiums directly related to the Property;

(d)any costs of any alteration, repair or replacement necessary to comply with any Requirements;

(e)any amount required to be paid by the Company pursuant to any final order, judgment, or decree of any court or governmental body having jurisdiction over the Company or the Property; and

(f)any amount required to fulfill any contractual obligation of the Company entered into in accordance with the provisions of this Agreement, including any contracts with any affiliates of Members or the Manager.

“Nonrecourse Deductions” shall have the meaning set forth in Regulation Section 1.704- 2(b)(1).

“Nonrecourse Liability” shall have the meaning set forth in Regulation Section 1.704-2(b)(3). “Partnership Adjustment” shall have the meaning set forth in Section 9.1(d).

“Partnership Representative” shall have the meaning set forth in Section 9.1(a).

“Percentage Interest” means, with respect to any Member, the percentage set forth opposite such Member’s name on Schedule I hereto, as amended from time to time, and, with respect to any valid transferee of a Membership Interest, the Percentage Interest (or portion thereof) of the Member whose Membership Interest (or portion thereof) has been acquired by such transferee to the extent such transferee has validly succeeded to that Member’s Membership Interest (or portion thereof).

“Permitted Deviation” means any payment which does not exceed by more than the greater of twenty percent (20%) of the amount set forth in the Approved Budget for the applicable line item, provided that the aggregate amount of such payments on an annual basis shall not exceed ten percent (10%) of the total amount of operating expenses set forth in the Approved Budget.

“Permitted Transfer” shall have the meaning set forth in Section 10.1(b).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint stock company, association, organization, agency, trust, estate, governmental or quasi- governmental authority, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Preferred Return” means an amount equal to 7% per annum on Rhove’s Unreturned Capital Value on a cumulative, non-compounding basis, commencing on the date of Rhove’s initial Capital Contribution.

“Prior Agreement” has the meaning set forth in the Recitals.

“Profits” and “Losses” means, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant

112776\000006\4832-7583-6415v3

to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)Gain or Loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of “Depreciation”;

(f)To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner’s or Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)Notwithstanding any other provision of this definition of “Profits” and “Losses,” any items that are specially allocated pursuant to Sections 4.3 and 4.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Property” has the meaning set forth in the Recitals. “Proposed Budget” is defined in Section 5.13(a).

“Regulation” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

112776\000006\4832-7583-6415v3

“Regulatory Allocations” shall have the meaning set forth in Section 4.4. “Remaining Members” shall have the meaning set forth in Section 10.2(a).

“Requirements” means all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders of the National Board of Fire Underwriters and all governmental authorities having jurisdiction over the Property, affecting the maintenance, use or occupation of the Property.

“Second Right” shall have the meaning set forth in Section 10.2(c). “Selling Member” shall have the meaning set forth in Section 10.2(a). “Substitute Member” shall have the meaning set forth in Section 10.7(a).

“Transfer”, (i) when used as a noun, means any transfer, sale, assignment, issuance, pledge, encumbrance, hypothecation, conveyance, grant, gift or other disposition (whether direct or indirect, voluntary, involuntary or by operation of law, and whether with or without consideration); (ii), when used as a verb, means to transfer, sell, assign, issue, pledge, encumber, hypothecate, convey, grant, give or otherwise dispose of (whether directly or indirectly, voluntarily, involuntarily or by operation of law, and whether with or without consideration); and (iii) in the case of Membership Interest held by a Person that is an entity Member, “Transfer” shall mean and include any transfer, sale, assignment, issuance, pledge, encumbrance, hypothecation, conveyance, grant, gift or other disposition (whether direct or indirect, voluntary, involuntary or by operation of law, and whether with or without consideration) that results from the occurrence of any of the following events:

(a)a change in the ownership of such entity Member to another entity or Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the entity Member), or

(b)a change in control of such entity Member,

and in the case of subsections (a) above, the owners of record of such entity Member immediately prior to such event will, immediately after such event, hold less than fifty percent (50%) of the ownership of the entity Member, and for the purposes of subsection (b) above, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity Member, whether through the ownership of voting securities, by contract, as a trustee or otherwise.

“Unpaid Preferred Return” means an amount equal to (a) the aggregate Preferred Return accrued on Rhove’s Capital Contributions as of such time, less (b) the sum of all prior distributions in payment of the Preferred Return pursuant to Section 4.1 as of such time.

“Unpaid Catch Up Distribution” means an amount equal to (a) the aggregate Catch Up Distribution accrued on Holdings’ Capital Contributions as of such time, less (b) the sum of all prior distributions in payment of the Catch Up Distribution pursuant to Section 4.1 as of such time.

112776\000006\4832-7583-6415v3

“Unreturned Capital Value” means the amount of the Capital Contributions made by a Member, reduced by the aggregate amount of all distributions made by the Company to such Member pursuant to Section 4.1 prior to such time.

2.THE COMPANY.

2.1.Organization.

The Company has been organized as an Ohio limited liability company pursuant to the provisions of the Act by the execution and filing of the Articles with the Secretary of State of the State of Ohio. Except as otherwise provided in the Articles or this Agreement or as otherwise required by the non-waivable provisions of the Act, the operation, administration and internal affairs of the Company and the rights and obligations of the Manager and the Members shall be governed by this Agreement to the extent set forth herein.

2.2.Name.

The name of the Company shall be “BSH RE SUB SIX LLC” and all business of the Company shall be conducted in that name or any other or additional name or names that the Manager selects from time to time in accordance with applicable law.

2.3.Purposes and Powers.

The purposes of the Company shall be to (a) own, manage, finance, refinance, sell, hold, rehabilitate, develop, reposition, pledge, hypothecate, hedge, exchange and otherwise deal in and with the Property; and (b) conduct any and all activities related or incidental to the foregoing purposes. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in this Section 2.3.

2.4.Principal Office.

The principal office of the Company shall be located at 121 Hillcrest Drive, Westerville, Ohio 43081 or at such location as the Manager may from time to time select, which location need not be in the State of Ohio. The Company may have such additional office or offices within or without the State of Ohio that the Manager selects from time to time.

2.5.Statutory Agent.

The name and address of the agent for service of process on the Company in the State of Ohio shall be Lynda Millman, whose address is 121 Hillcrest Drive Westerville, Ohio 43081. The Manager shall have the authority, from time to time, to revoke the appointment of the statutory agent, or to appoint a successor statutory agent in the manner provided in the Act.

2.6.Term.

The term of the Company commenced on the date upon which the Articles were filed with the Secretary of State of the State of Ohio and shall continue indefinitely, or until the Company is earlier dissolved and its affairs wound up in accordance with the provisions hereof or by operation of law.

112776\000006\4832-7583-6415v3

3.MEMBERS,CAPITALCONTRIBUTIONS,CAPITALACCOUNTSAND MEMBERSHIP INTERESTS.

3.1.Members.

The name, address, amount of initial Capital Contribution and Percentage Interest of each Member are set forth on Schedule I hereto, as from time to time amended in accordance with the terms hereof.

3.2.Initial Capital Contributions.

The Members will make initial Capital Contributions to the Company in the form of cash, property or services in exchange for their respective Percentage Interest as set forth in Schedule I hereto. Each Member admitted to the Company after the Effective Date, other than as a Substitute Member pursuant to Article 10 hereof, shall make a Capital Contribution to the Company in the amount and form required to be made by such Member in accordance with Section 3.10 hereof and such Member’s subscription or contribution agreement, if any, and the Manager shall have the authority to amend Schedule I to reflect such admission, such Capital Contribution and the resulting amended Percentage Interests. Holdings made its initial Capital Contributions in connection with the Prior Agreement.

3.3.Additional Capital Contributions.

(a)Financing Shortfalls; Capital Call Notices. In the event that the Manager determines at any time that funds reasonably necessary for (i) the maintenance or operation of the Property in accordance with its customary standards; (ii) the satisfaction of Company indebtedness in accordance with the terms of such indebtedness; (iii) preventing imminent material harm to the Property or the Company, or (iv) satisfying any Member Loan made in accordance with this Agreement, are not, in any such case, otherwise available to the Company on reasonable terms and conditions (the “Financing Shortfall”), the Manager may, subject to the approval of Rhove and the requirements of this Section 3.3, require each Member to make an additional capital contribution of cash to the Company (“Additional Capital Contribution”) upon no less than twenty (20) days prior written notice (a “Capital Call Notice”). All Additional Capital Contributions may be made by the Members in proportion to their relative Percentage Interests. Each Capital Call Notice shall describe the anticipated use of the Additional Capital Contribution called pursuant thereto in reasonable detail. Each Additional Capital Contribution to the Company shall be made, at the Manager's discretion, by means of either a personal check, a certified or cashier's check, or by wire transfer of immediately available funds to an account designated by the Manager.

(b)Nonperforming Members; Covering Capital Contributions. To the extent a Member (a “Nonperforming Member”) fails to timely make an Additional Capital Contribution required of it under this Section 3.3, the other Members shall have the right, but not the obligation, to contribute to the Company some portion or all of such deficiency (a “Covering Deficit Capital Contribution”). Such Covering Deficit Capital Contribution shall be made within ten (10) days following notice from the Company to the other Members of the Nonperforming Member’s failure to make some portion of its Additional Capital Contribution. If, and to the extent, the other Members collectively elect to make Covering Deficit Capital Contribution in excess of the deficiency, the Company will accept Covering Deficit Capital Contributions from the Members in amounts that are in proportion to the electing

112776\000006\4832-7583-6415v3

Members’ respective Percentage Interest. A Member making a Covering Deficit Capital Contribution shall sometimes be referred to as a “Covering Member”.

Any such Covering Deficit Capital Contribution shall be considered an Additional Capital Contribution by the Covering Member(s), resulting in a proportionate dilution of the Nonperforming Member’s Percentage Interest.

(c)No Other Requirement to Contribute Capital. Except as expressly provided in this Agreement or a written agreement or commitment of a Member, no Member shall be required to make Additional Capital Contributions to the Company.

(d)Not for Benefit of Creditors. The provisions of this Section 3.3 are expressly intended for the regulation of relations among the Members and the Company and do not grant any rights to, or confer any benefits on, nonmember creditors or any other person who is not a Member.

3.4.Return of Capital Contributions.

Except as otherwise provided in this Agreement, no Member shall have the right to withdraw, borrow, demand or otherwise receive the return of all or any part of his, her or its Capital Contribution. In the event a Member is entitled to receive all or any part of any Capital Contribution, such Member shall not have the right to receive any property other than cash except as may be specifically provided herein.

3.5.No Interest on Capital Contributions.

No Member shall be entitled to receive or be paid any interest, salary or draw with respect to his, her or its Capital Contributions or the amount in his, her or its Capital Account or for services rendered on behalf of the Company or otherwise solely in his, her or its capacity as a Member, except as otherwise provided in this Agreement.

3.6.Capital Accounts.

The Company shall establish and maintain a separate Capital Account for each Member and for each permitted transferee of a Membership Interest. The Capital Account of each permitted transferee of a Membership Interest shall initially be equal to the Capital Account of the transferor as of the effective date of the Transfer.

3.7.No Requirement to Restore Negative Capital Account.

Notwithstanding any other provision in this Agreement to the contrary, no Member shall be obligated at any time, to the Company, to the other Members or to any creditor of the Company, to restore a negative Capital Account.

3.8.Loans by Members.

Any Member may, but no Member shall be obligated to, loan or advance funds or guarantee loans to the Company upon terms and conditions deemed appropriate by the Manager. Such loans may be evidenced by the Company’s promissory notes. In making such loans or advances, the

112776\000006\4832-7583-6415v3

Member shall be treated as a creditor of the Company and not as a Member. Any such loan or advance shall constitute a loan from the Member to the Company, and shall in no event be deemed to constitute a Capital Contribution.

3.9.No Reliance by Creditors.

Notwithstanding anything herein to the contrary, no creditor of the Company shall be entitled to enforce the obligations of the Members under this Article 3 to make Capital Contributions or loans to the Company.

3.10.Issuance of Additional Membership Interests.

Subject to the prior approval of Rhove, the Manager shall have full authority to cause the Company to issue additional Membership Interests to new Members, so long as after the issuance of the additional Membership Interests the Percentage Interest of every Member is adjusted to be proportionate to the Capital Contributions made by each Member to the Company. Any new Member admitted to the Company upon the issuance of additional Membership Interests shall become a party to this Agreement and agree to be bound by all the terms and conditions hereof by executing such documents and instruments as the Company has reasonably requested, and the Manager shall promptly amend Schedule I hereto (without the need for any action by the Members) to reflect the admission of such Member.

4.CASH DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS.

4.1.Distributions.

(a)Distributions of Net Cash Flow. Subject to Section 4.1(c), Net Cash Flow shall be distributed to the Members on a quarterly basis in the following order and priority:

(i)First, to Rhove, the Preferred Return;

(ii)Second, to Holdings, the Catch Up Distribution; and

(iii)Thereafter, the balance, if any, to the Members, pari passu and in proportion to their Percentage Interests.

(b)Distributions of Capital Event Proceeds. Subject to Section 4.1(c), Capital Event Proceeds shall be distributed to the Members within sixty (60) days of a Capital Event in the following order and priority:

(i)First, to Rhove, until the Unpaid Preferred Return has been reduced to zero;

(ii)Second, to Rhove, until its Unreturned Capital Value has been reduced to zero;

(iii)Third, to Holdings, until the Unpaid Catch Up Distribution has been reduced to zero;

(iv)Fourth, to Holdings, until its Unreturned Capital Value has been reduced to zero; and

112776\000006\4832-7583-6415v3

(v)Thereafter, the balance, if any, to the Members, pari passu and in proportion to their Percentage Interests.

(c)Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Section 4.1 for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

4.2.Allocation of Profits and Losses.

(a)Allocation of Profits. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Profits shall be allocated among the Members in proportion to their respective Percentage Interests.

(b)Allocation of Losses. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Losses shall be allocated among the Members in proportion to their respective Percentage Interests.

(c)Allocations in General. The Members’ share of tax items, except for Profits and Losses, shall be allocated to the Members pro rata based upon their respective Percentage Interests during the period over which such tax items were accrued. As provided in Section 12.2(b), the Partnership Representative or the Manager shall have authority to make any special allocations for compliance with the provisions of subchapter K of the Code, including without limitation Code Section 704(b) and Code Section 704(c), and the Regulations promulgated thereunder.

4.3.Regulatory Allocations.

(a)Special Rule Regarding Members’ Capital Accounts. No Member shall be entitled to any allocation of Company Losses if such allocation would result in the Member having a negative Capital Account balance while any other Member has a positive Capital Account balance (after adjustment for such items). In such event, Company Losses shall be allocated to the Members with positive Capital Accounts, as adjusted, until such Capital Accounts, as adjusted, have been reduced to zero.

(b)Minimum Gain Chargeback. Except as otherwise provided in Regulation §1.704-2(f), notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s Membership Interest of the net decrease in Company Minimum Gain, determined in accordance with Regulation §1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation §§1.704-2(f)(6) and 1.704-

112776\000006\4832-7583-6415v3

2(j)(2). This subsection (b) is intended to comply with the minimum gain chargeback requirement in Regulation §1.704-2(f) and shall be interpreted consistently therewith.

(c)Member Minimum Gain Chargeback. Except as otherwise provided in Regulation §1.704- 2(i)(4), notwithstanding any other provisions of this Agreement, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company Allocation Year, each Member who has a Membership Interest of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulation §1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s Membership Interest of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulation §1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation §§1.704-2(i)(4) and 1.704-2(j)(2). This subsection (c) is intended to comply with the minimum gain chargeback requirement in Regulation §1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution as described in Regulation §1.704-1(b)(2)(ii)(d)(4)-(6) shall be allocated items of Company income and gain in an amount and manner to eliminate any deficit in such Member’s Capital Account (after adjustment as described in Section 4.3 of this Agreement) as quickly as possible. This provision is intended to be a “qualified income offset” as defined in Regulation §1.704-1(b)(2)(ii)(d), such Regulation being hereby incorporated by reference.

(e)Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any allocation year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to  the penultimate sentences of Regulation

§§1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been made as if Section 4.3(d) hereof and this subsection

(e)were not in the Agreement.

(f)Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be specially allocated among the Members in the same manner as Losses are allocated for such fiscal year.

(g)Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

(h)Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulation §§1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in

112776\000006\4832-7583-6415v3

determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his, her or its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulation §1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations §1.704-1(b)(2)(iv)(m)(4) applies.

4.4.Curative Allocations.

The allocations set forth in Section 4.3 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section

4.4. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and the Company items were allocated pursuant to Section 4.2.

4.5.Distribution of Assets.

If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined in accordance with the appraisal process described in Section 11.2. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts prior to the distribution of the assets in liquidation pursuant to Section 11.2.

4.6.Tax Allocations: Code Section 704(c).

In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members in proportion to their respective Percentage Interests so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Company shall elect to apply the allocation method permitted by the Regulations under Code Section

112776\000006\4832-7583-6415v3

704(c). Allocations pursuant to this Section 4.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or Membership Interest of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.MANAGEMENT.

5.1.Management Generally.

Except as otherwise expressly provided in this Agreement (including, but not limited to, Section 5.4) or as required by non-waivable provisions of the Act, the management and control of the Company shall be vested exclusively in the Manager. The Manager may or may not be a Member of the Company. All actions authorized and approved by the Manager pursuant to his, her or its authority hereunder shall be deemed to be authorized and approved by or on behalf of the Company and the Members.

5.2.Designation of Manager.

BSH RE Hold LLC, an Ohio limited liability company, shall be the initial Manager of the Company, to serve throughout the term of existence of the Company, unless it dissolves, resigns or is removed pursuant to Section 5.7(b) hereof, in which event a successor Manager shall be elected by Rhove in accordance with Section 5.8 hereof.

5.3.Power and Authority of the Manager.

Except to the extent otherwise provided in this Agreement (including, but not limited to, Section 5.4 hereof) or required by the non-waivable provisions of the Act, the Manager shall have the full and exclusive right, power, authority, discretion and responsibility to manage, control, administer, direct and operate the business and affairs of the Company and to make all decisions and to take all actions for and on behalf of the Company necessary, convenient, desirable, appropriate or incidental in or to the furtherance of the purposes, business and objectives of the Company, including, without limitation, the right, power and authority to:

(a)enter into, make, perform and terminate contracts, agreements (including employment agreements) and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company and to make all decisions and waivers thereunder;

(b)open and maintain bank and investment accounts and arrangements, to draw checks and other orders for the payment of money and to designate individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(c)maintain the assets of the Company in good order;

(d)collect sums due to the Company;

(e)to the extent that funds of the Company are available therefor, pay debts and obligations of the Company;

112776\000006\4832-7583-6415v3

(f)acquire, utilize for Company purposes and dispose of any asset of the Company;

(g)borrow money or otherwise commit the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

(h)select, remove and change the authority and responsibility of lawyers, accountants and other advisers and consultants;

(i)obtain insurance for the Company;

(j)make decisions concerning distributions by the Company of cash and other property, including, but not limited, determining and approving amounts available for distribution with respect to Members’ Percentage Interest in the Company or redemption of Members’ Percentage Interest in the company;

(k)settle any litigation;

(l)authorize the merger, conversion, consolidation or other reorganization of the Company, or the dissolution, winding up or liquidation of the business and affairs of the Company;

(m)sell, exchange, dispose of, transfer, lease or otherwise convey title to any of the real or personal property of the Company;

(n)maintain (or cause to be maintained) accounting data and any other information concerning the activities of the Company as shall be required to prepare and file all periodic financial reports and returns required to be filed with any regulatory agency, including annual financial statements;

(o)cause the Company to make any filing under the Bankruptcy Code, any assignment for the benefit of creditors or any comparable filing, or acquiesce in an involuntary proceeding; and

(p)take and do any and all acts and exercise any and all other authority and powers with respect to the Company or its business that are lawful and not prohibited by the Articles or this Agreement in order to effectuate any of the foregoing on such terms and conditions as the Manager, in his, her or its discretion, determines to be necessary, convenient, desirable, appropriate or incidental to the purposes of the Company or the provisions of this Agreement.

5.4.Limitations on Authority of the Manager.

Notwithstanding anything to the contrary in this Agreement (including, but not limited to, Section 5.3 hereof), without the prior written consent of Rhove, the Manager shall not have the right, power or authority to, and covenants and agrees that he, she or it, on behalf of the Company or any subsidiary of the Company, shall not:

(a)Sell, transfer, pledge, hypothecate, or grant a mortgage on or security interest in, all or any part of the Property, other than personal property of the Company sold and replaced in the ordinary course of business;

112776\000006\4832-7583-6415v3

(b)Except as otherwise provided in this Agreement, enter into any lease or other agreement for the use or occupancy of the Property other than residential leases with arms- length counterparties on market terms, as determined in Manager’s reasonable discretion, each entered into in the ordinary course of business;

(c)Obtain or refinance any loan or other financing or refinancing which is secured by the Property;

(d)Borrow any sums on behalf of the Company which, individually or in the aggregate, are in excess of $20,000, except as authorized in the Approved Budget;

(e)Approve of the Business Plan, Proposed Budget, any modifications and deviations from any Business Plan and any modifications and deviations from any Approved Budget (other than, with respect to the Approved Budget, a deviation in an amount which does not exceed the applicable amount set forth in clause (f) below);

(f)A decision to exceed or deviate from the schedule of expenditures in an Approved Budget, other than Emergency Expenditures, expenditures for Non-Discretionary Expenses and expenditures that are Permitted Deviations;

(g)Institute any litigation or pursue any claims or remedies on behalf of the Company, other than with respect to: (i) disputes encountered in the course of the day-to-day operation of the Property where the amount in dispute, in the aggregate, does not exceed $20,000; (ii) claims on or for insurance coverage which, individually or in the aggregate, do not exceed

$20,000; or (iii) delivering notices of default, applying security deposits and commencing enforcement proceedings in the ordinary course of business for the Company in connection with the leasing of space at the Property;

(h)Enter into any dispute, settlement, consent decree, stipulated court order or other resolution on behalf of the Company with any third party or any governmental or regulatory agency where the amount in dispute, in the aggregate, exceeds the $20,000;

(i)Acquire any additional land or any other real property or development rights other than the Property;

(j)Demolish or abandon any material portion of the Property or materially alter the Property;

(k)Admit any additional or substituted members to the Company, except as provided for in this Agreement;

(l)Call for Additional Capital Contributions;

(m)Enter into, amend, modify, terminate or suspend any agreement between the Company and any Member, the Manager, or their respective Affiliates, except as contemplated in the Approved Budget;

(n)amend this Agreement, except to the extent expressly permitted herein;

112776\000006\4832-7583-6415v3

(o)Institute any merger or consolidation of the Company;

(p)cause the Company to commence bankruptcy, receivership or any other insolvency proceedings; or

(q)dissolve the Company.

5.5.Limitation on Authority of Members.

(a)Except as expressly provided in this Agreement, required by the non-waivable provisions of the Act, or authorized by the Manager, no Member shall have any right, power or authority to participate in the management or control of the Company or its business and affairs or to act as an agent for or on behalf of the Company or to bind the Company or any other Member.

(b)No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless authorized by the Manager, no Member shall perform any services for the Company or be entitled to compensation or reimbursement of expenses therefor.

(c)Any Member who acts beyond the scope of the authority granted by this Agreement shall, in addition to any other remedy available to the Company, the Manager or any other Member, be personally liable in damages to the Company, the Manager and each Member for any costs, losses or damages that any of them may incur or suffer as a consequence of such unauthorized act and shall reimburse, indemnify and hold harmless the Company, the Manager and every other Member with respect to any such costs, losses and damages.

5.6.Duties, Obligations and Liability of Manager.

(a)The Manager shall take all actions that are necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Ohio and of each other jurisdiction in which licensing, qualification or registration as a foreign limited liability company is necessary to enable the Company to conduct its business, and (ii) for the accomplishment of the Company’s purposes, in accordance with the provisions of this Agreement and the Act.

(b)The Manager shall devote such time, attention and resources to the conduct and management of the business and affairs of the Company as he, she or it shall determine necessary and appropriate to perform his, her or its duties hereunder and to carry out the business and purposes of the Company. For the avoidance of doubt, the Manager shall not be required to devote his, her or its full time to the performance of such duties.

(c)The Manager shall perform his, her or its duties as a manager in good faith, in a manner he, she or it reasonably believes to be in or not opposed to the best interests of the Company, and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

(d)In performing his, her or its duties or exercising his, her or its authority, the Manager is entitled to rely on information, opinions, reports or statements, including but not limited to financial

112776\000006\4832-7583-6415v3

statements and other financial data, that are prepared or presented by (i) one or more Members, officers or employees of the Company who the Manager reasonably believes are reliable and competent in the matters prepared or presented; and (ii) counsel, public accountants or other Persons as to matters that the Manager reasonably believes are within the Person’s professional or expert competence.

(e)The Manager shall use reasonable efforts to consult with each of the Members prior to taking an action with respect to those actions set forth in Section 5.3 to the extent that any such action could have a material adverse effect on the Company.

(f)To the fullest extent permitted by law, the Manager shall not be personally liable to satisfy any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being the Manager. The Manager does not, in any way, guarantee (i) the return of all or any portion of the Members’ Capital Contributions, (ii) any income to the Members from the operations of the Company or (iii) any distributions of Net Cash Flow to the Members.

(g)Except as otherwise provided in this Agreement or required by the non-waivable provisions of the Act, the Manager shall not be liable, responsible or accountable, in damages or otherwise, to the Company, any Member, or any other Person for any loss, damage, expense or liability incurred by reason of the Manager taking or failing to take any action on behalf of the Company in a manner reasonably believed by him, her or it to be within the scope of the authority granted to the Manager by this Agreement unless it is proved, by clear and convincing evidence in a court of competent jurisdiction, that the Manager’s action or failure to act was not in good faith, was not in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, was undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company, or resulted from the Manager’s fraud, willful misconduct or intentional breach of this Agreement (collectively, “Bad Acts”). Any action performed or omitted by the Manager on advice of counsel to the Company shall be conclusively deemed to have been performed or omitted in good faith. The Manager shall have an affirmative fiduciary duty for the safekeeping of Company funds.

5.7.Resignation or Removal of Manager.

(a)The Manager may resign from his, her or its position as the Manager of the Company at any time by giving written notice to the Company and all the Members. Such resignation shall take effect at the time specified in the written notice, or, if no time is specified, at the time of the delivery of notice to the Company. If the Manager is also a Member, then the resignation of the Manager of the Company as a Manager shall not affect the Manager’s rights in the Company as a Member and shall not constitute his, her or its withdrawal as a Member. However, if such resignation violates any provision contained in this Agreement or the provision of any contractual agreement between such Manager and the Company, the Company may recover from such Manager damages for such breach as provided in this Agreement or by contract or law.

(b)The Manager may be removed as Manager only upon the occurrence of any of the following (a “Disabling Event”): (i) the final adjudication by a court of competent jurisdiction of the

112776\000006\4832-7583-6415v3

engagement by the Manager in intentional misconduct, gross negligence or fraud, (ii) the conviction of the Manager or any of its principals of a felony, (iii) the bankruptcy, receivership or other proceeding of insolvency of the Manager, (iv) the taking of any action described in Section 5.4 without the required consent of Rhove, but only after written notice and failure of Manager to cure such default within sixty (60) days of such notice, and (v) in the case of an individual who is a Manager, the death, insanity or retirement of such individual. Except as aforesaid, the Manager may not be removed as Manager without its prior written consent. Upon the occurrence of a Disabling Event to the Manager, the Manager may be removed with the written approval of Rhove.

(c)If a Disabling Event occurs and continues beyond the applicable cure period pursuant to Section 5.7(b), then the Manager, if also a Member, shall lose its right to vote as a Member on Company matters and any required vote or action of the Members shall be determined as if such Membership Interest were not outstanding).

5.8.Filling Vacancy in Manager Position.

The vacancy in the position of Manager of the Company occurring as the result of the death, dissolution, resignation or removal of the Manager shall be filled by unanimous consent of the Members, and the Person so elected shall become the Manager upon the execution and delivery of a written acceptance of such position to the Company.

5.9.Officers.

The Manager may appoint such other officers and assistant officers as he, she or it may from time to time deem necessary or appropriate for the management of the Company. Any officers so appointed shall have such authority and perform such duties as the Manager may, from time to time, assign to them; provided, however, that the power and authority of the officers cannot be any broader than the power of and authority of the Manager as provided hereunder. The Manager may assign titles to particular offices. Unless the Manager decides otherwise, if the title given to an officer is one commonly used for officers of a business corporation, then the assignment of such title shall constitute the delegation to such officer of the authority and duties that are commonly associated with that office. Any number of offices may be held by the same Person. Each officer of the Company shall hold office at the pleasure of the Manager until his, his, her or its successor has been appointed and qualified or until his, her or its earlier death, resignation or removal. No officer needs to be a Member. The Manager shall be empowered to fill all vacancies in office and to remove officers at any time with or without cause. The Manager shall from time to time fix the salaries and other compensation, if any, of the officers of the Company.

5.10.Compensation and Reimbursement.

The Manager, if a Member, shall be entitled to his, her or its share of the distribution and allocations to Members provided in Section 4 hereof. The Manager shall not be entitled to a salary or other payment for services rendered on behalf of the Company as a result of his, her or its position with the Company, unless otherwise agreed to in writing by Rhove. Further, the Manager is specifically authorized to reimburse, out of Company funds, himself, herself or itself or any Member, officer, employee or agent of the Company (and their Affiliates) for any and all reasonable out-of-

112776\000006\4832-7583-6415v3

pocket costs and expenses incurred by any such Person in connection with the organization, formation or management of the Company.

5.11.Transactions with Affiliates.

The Manager, on behalf of the Company, is permitted in his, her or its sole discretion to employ, retain, transact business or enter into contracts with or otherwise deal with any Person, notwithstanding that such Person (i) is a Member, (ii) is the Manager, (iii) is an Affiliate of the Company, the Manager or a Member, or (iv) is otherwise employed or retained by, has a financial interest in, or has some other business relationship with the Company, any Member or the Manager or any Affiliate of any of the foregoing; provided that such interest or relationship is known to the Manager and all Members and, provided that, in the reasonable discretion of the Manager, such dealings are on commercially reasonable terms to the Company. If any contract, action or transaction meets the foregoing standards, then no vote of the Members shall be required to approve such contract, action or transaction solely by virtue of the affiliated relationship involved; provided that such contract, action or transaction is set forth in reasonable detail on the Proposed Budget and approved by the Members pursuant to Section 5.13. The Manager agrees to enforce any such contracts entered into this Section 5.11 in a commercially reasonable manner on behalf of the Company.

The Members acknowledge that the Property is managed by Housepitality, an affiliate of Holdings and Manager, pursuant to a Management Agreement, a copy of which has been or will be provided to the Members.

5.12.Approval or Ratification by Members.

The Manager, in his, her or its sole discretion, may submit any contract, action or transaction for approval or ratification to the Members, and any contract, action or transaction that shall be approved or ratified by the Members of the Company as provided herein shall be as valid and binding upon the Company and upon all the Members as if it shall have been approved or ratified by each and every Member of the Company.

5.13.Business Plan.

(a)Annually, Manager shall prepare and submit to the Members a projected operating budget and capital budget (herein collectively referred to as a “Proposed Budget”) and proposed Business Plan for the operation of the Property for each calendar year. The Members will consider such Proposed Budget and proposed Business Plan and consult with Manager to agree on an approved operating budget and an approved capital budget (such Proposed Budget, when approved by all Members, being collectively referred to as an “Approved Budget”) and Approved Business Plan. The Members have previously agreed upon an Approved Budget for the remainder of 2021. Manager shall prepare and submit to the Members the Proposed Budget for 2022 and each Fiscal Year thereafter no later than forty-five (45) days prior to the commencement of each such year. Each Proposed Budget shall set forth for the applicable year all anticipated income, operating expenses, capital, tenant improvements and other costs and expenses of the Company, all of which will be based on the Business Plan. Manager shall furnish to the Members such reasonable financial information relating to the Property and the Company as is requested by the Members and is available to Manager. Unless and until an Approved Budget is so approved for a year, Manager shall operate the Company in

112776\000006\4832-7583-6415v3

accordance with the Approved Budget for the prior year, provided that Manager may, nevertheless, pay Non-Discretionary Expenses and Emergency Expenditures as actually incurred by the Company.

(b)The Company shall not incur any expenses except those which are (i) in accordance with the applicable Approved Budget, (ii) Emergency Expenditures, (iii) Permitted Deviations, or (iv) which are Non-Discretionary Expenses to the extent in excess of the amount provided therefor in the applicable Approved Budget or otherwise approved or expressly permitted hereunder.

5.14.Right to Rely on Manager.

(a)Any Person (other than a Member) dealing with the Company may conclusively rely (without duty of further inquiry) upon a certificate signed by the Manager as to: (i) the identity of the Manager or the Members of the Company; (ii) the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Manager or any Member or are in any other manner germane to the affairs of the Company; (iii) the Person or Persons who are authorized to execute and deliver any contract, instrument or document of the Company; (iv) the authenticity of any copy of the Articles or this Agreement, and any amendments thereto or hereto; and (v) any action, decision or omission by the Company or any other matter whatsoever involving the Company, the Manager or the Members.

(b)Any Person dealing with the Company, other than a Member, may conclusively rely on the authority of the Manager or any officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement, unless the Manager or such officer has in fact no authority to act for the Company in the particular matter and the Person with whom he, she or it is dealing has knowledge of the fact that the Manager does not have that authority.

(c)Subject to Section 5.4, the signature of the Manager shall be necessary and sufficient to bind the Company, to convey title to any property owned by the Company or to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation, and all of the Members agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Manager shall be sufficient to execute documents necessary to effectuate this or any other provision of this Agreement.

5.15.Indemnification.

The Members and Manager shall be indemnified, and the Company’s employees, officers and agents may be indemnified, by the Company to the fullest extent possible under the Act; provided, however, that in no event shall any Member be entitled to indemnification in respect of any losses attributable to any Bad Acts. Manager shall indemnify the Company from and against any losses attributable to any Bad Acts committed by Manager.

112776\000006\4832-7583-6415v3

6.MEETINGS OF THE MEMBERS.

6.1.Calling Meetings of the Members.

A meeting of the Members for any lawful purpose or purposes may be called at any time by the Manager or by any Member by delivering to the Manager and other Members a request in writing that specifies the purposes of the meeting. The Manager or Members calling the meeting shall give or cause to be given notice of such meeting to all other Members in accordance with the provisions of this Agreement and shall fix the date, time and place of the meeting in the notice. A meeting of the Members shall be held not less than fifteen (15) or more than sixty (60) days after the Manager receives a request therefor. Notwithstanding anything to the contrary herein, no annual or regular meetings of the Members are required to be held.

6.2.Notice of Meetings; Waiver of Notice.

(a)Notice. Except as otherwise expressly required by law, written notice of each meeting of the Members shall be given not less than seven (7) nor more than sixty (60) days before the date of the meeting to each Member entitled to notice of the meeting by delivering a written or printed notice thereof personally or by mailing the notice in a postage-prepaid envelope addressed to the Member at the address set forth on Schedule I hereto or any other address furnished by such Member to the Company. If mailed, such notice shall be deemed delivered upon deposit in the United States mail addressed as set forth above. Each notice of a meeting shall state the date, time, place and purposes of the meeting. Only business within the purposes described in the notice may be conducted at the meeting.

(b)Waiver. Any Member, either before or after any meeting of the Members, may waive notice thereof in writing signed by such Member and filed or entered with the records of the meeting. Notice of a meeting will be deemed to have been waived by any Member who is present at such meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice thereof.

6.3.Quorum.

At any meeting of the Members, the presence, in person or by proxy, of the all of the membership interests of the Company as of the record date of the meeting shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Members, the Manager, or a majority-in-interest of the Members present and entitled to vote thereat may adjourn the meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. At any reconvening of an adjourned meeting at which a quorum shall be present, any business may be transacted which could have been transacted at the original meeting if a quorum had been present.

6.4.Attendance by Electronic Equipment.

Any Member may participate in any meeting of the Members by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear and speak to each other, and such participation shall constitute presence in person at such meeting. Any meeting of the Members may be held telephonically.

112776\000006\4832-7583-6415v3

6.5.Action Without a Meeting by Consent in Writing.

Any action which may be authorized, taken or approved by the Members at a meeting or otherwise may be authorized, taken or approved without a meeting, without prior notice and without a vote, if one or more consents in writing (including by counterparts and by facsimiles followed by the signed copies), setting forth the action so authorized, taken or approved shall be signed by the Members holding the requisite amount of Percentage Interest required for the authorization, taking or approval of the action (pursuant to a meeting) indicating the consent of such Members and delivered to the Members. If any action is authorized, taken or approved in this manner, then the Manager shall promptly send notice of such action to all Members. If any action by the Members is authorized, taken or approved in writing without a meeting, any certificate or other document filed with the Secretary of State of the State of Ohio as to such action may state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Agreement or that the action was authorized, taken or approved at a meeting of the Members and that any written notice required by the Agreement has been given.

7.LIABILITY AND INDEMNIFICATION.

7.1.Limited Liability of the Members and Manager.

(a)Except as otherwise provided in this Agreement or required by the non-waivable provisions of the Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company and not of the Manager or the Members, and (ii) neither the Manager nor any Member shall be personally liable to satisfy any judgment, decree or order of a court for, or shall be personally liable to satisfy in any other manner, any of the debts, liabilities or obligations of the Company, or any of the losses thereof, solely by reason of being the Manager or a Member of the Company.

(b)The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business and affairs under any provision of this Agreement or the Act shall not be grounds for imposing personal liability on the Manager or any Member for any debt, obligation or liability of the Company.

8.BOOKS AND RECORDS.

8.1.Maintenance of Books and Records.

The Manager shall cause the Company to keep at its principal office, or at a location as decided by the Manager, complete and accurate books and records, reports and accounts pertaining to and reflecting the business and affairs of the Company, including all transactions involving the Company and minutes of all proceedings and all other consents and approvals of the Members. The books and records of the Company shall include, but not be limited to, (i) a current list of the full names and last known business or residence addresses of each Member, along with the date upon which each Member became a Member, (ii) a copy of the Articles and any amendments thereto, and (iii) a copy of this Agreement and any amendments hereto.

112776\000006\4832-7583-6415v3

8.2.Members’ Inspection Rights.

Subject to the provisions of Section 8.3 hereof, each Member or his, her or its duly authorized agent or attorney shall have the right, at reasonable times during ordinary business hours, upon reasonable written demand stating a specific purpose reasonably related to his, her or its Membership Interest, to do either of the following, at the Manager’s sole discretion: (i) to examine and make copies of or abstracts from the books and records of the Company, at the requesting Member’s expense, or (ii) to receive true and accurate copies of documents responsive to such a request, at the Member’s expense.

8.3.Notifications.

Manager shall promptly notify the Members upon obtaining actual knowledge of the following (i) any material notice from any lender secured by the Property, including with respect to any of the loan covenants, (ii) material violations of governmental requirements affecting the Property, (iii) any material litigation affecting the Company or the Property, and (iv) any bona fide offers to purchase the Property.

8.4.Reports and Tax Information.

(a)Annual Reports. Within ninety (90) days after the end of each Allocation Year (or as soon as reasonably practical), the Manager shall cause to be prepared and delivered to each Person who was a Member at any time during the Allocation Year or a transferee of a Membership Interest who was not admitted as a Substitute Member, financial statements of the Company consisting of a balance sheet as of the end of such Allocation Year, a statement of income or loss for such Allocation Year, a statement of the Member’s Capital Account as of the end of, and changes therein for, such Allocation Year, and a statement of cash flow for the Allocation Year. Except as provided in clause (b) below, such financial statements need not be audited by independent public accountants, but shall be prepared in accordance with generally accepted accounting principles and certified to by the Manager as fairly and accurately representing in all material respects the financial condition and results of operations of the Company in accordance with the Company’s system of accounting.

(b)Member’s Right to Require Audit. Any one or more of the Members shall at any time have the right, by giving written notice to the Company, to require the financial statements of the Company to be audited by a certified public accounting firm selected by the Members. The expense of the audit shall be borne by the Company.

(c)Business Plan and Budget. On or before December 1st of each calendar year commencing in the year of the Effective Date, Manager shall distribute to the Members an annual operating plan and budget.

(d)Quarterly Reports. The Company shall provide to the Members on at least a quarterly basis, detailed financial statements (including, but not limited to, balance sheet, income statement, statement of cash flows, trailing 12-month income statement, mortgage statement, bank reconciliations, general ledger and rent roll), each detailed by line item. The Company will regularly upload such investor reports or updates and leasing updates. If distributions from the Company are materially less than the amount stated on the proforma distributed to the

112776\000006\4832-7583-6415v3

Members, the Manager will supplement the distribution with an explanation for the negative variance.

(e)Additional Reports. The Manager may also cause to be prepared on behalf of the Company such other reports as he, she or it may deem appropriate and shall furnish to any Member such additional information as such Member may reasonably request for the purpose of enabling the Member to comply in a timely manner with any reporting or filing requirements imposed by law. The Company shall bear the costs of furnishing all such information and reports to the Members.

(f)Tax Information. Within ninety (90) days after the end of each Allocation Year (or as soon as reasonably practical), the Manager shall also cause to be prepared and delivered to each Member, and to each other Person who was at any time during such Allocation Year a Member or a transferee of a Membership Interest who was not admitted as a Substitute Member, the Person’s Schedule K-1, and all other information reasonably necessary for the preparation of such Person’s federal, state and local tax returns.

8.5.Accounting Matters.

(a)Allocation Year. The Allocation Year of the Company shall be the calendar year or as otherwise selected by the Manager.

(b)Cash Method. The accounting books and records of the Company shall be kept on a cash or accrual basis, as may from time to time be determined by the Manager.

8.6.Accounts.

The Manager shall establish and/or maintain one or more bank and investment accounts in the Company’s name for the funds of the Company. The Manager shall determine the institution or institutions at which the accounts will be established and maintained, the number and types of accounts, and the Persons who will have depositing and drawing authority with respect to such accounts.

9.TAXES.

9.1.Partnership Representative and Audit.

(a)The Manager shall designate, from time to time, a person or entity to serve as the partnership representative of the Company for purposes of Subchapter C of Chapter 63 of the Code (“Partnership Representative”) and any comparable provisions of state or local law. The initial Partnership Representative shall be BSH RE Hold LLC.

(b)If the Company qualifies under Code Section 6221(b) to elect to have Subchapter C of Chapter 63 of the Code not apply to the Company, the Manager shall cause the Company to make such election.

(c)The Partnership Representative shall have the authority to make, change, and revoke such tax elections on behalf of the Company as the Partnership Representative deems appropriate.

112776\000006\4832-7583-6415v3

(d)If any “partnership adjustment” as defined in Code Section 6241(2) (“Partnership Adjustment”) is determined with respect to the Company, the Partnership Representative shall promptly notify the Members of receipt of a notice of final partnership adjustment (“NFPA”). The Manager shall determine whether to file a petition in Tax Court, cause the Company to pay the amount of the Partnership Adjustment or make the election under Code Section 6226 and notify the Partnership Representative in writing within ten (10) days of their receipt of notice of the NFPA of their recommended action or actions.

(e)If any Partnership Adjustment is finally determined and the Company has not made an election under Code Section 6226, then (i) the Manager shall take such actions as requested by the Partnership Representative including, but not limited to, filing amended tax returns and paying any tax due in accordance with Code Section 6225(c)(2), (ii) the Partnership Representative shall use commercially reasonable efforts to make any modifications available under Code Sections 6225(c)(3), (4) and (5), and (iii) any imputed underpayment determined in accordance with Code Section 6225 or Partnership Adjustment that does not give rise to an imputed underpayment shall be apportioned among the current and former Members who were Members for the taxable year of the Partnership Adjustment (“Adjustment Partners”) in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the Partnership Adjustment and any associated interest and penalties are borne by the Adjustment Partners based upon their Percentage Interests in the taxable year with respect to which the Partnership Adjustment was made.

(f)The obligations of a Member under this Section 9.1 shall survive after a Member ceases to be a Member for any reason including, but not limited to, transfer, assignment or other disposition of the Member’s Membership Interest, withdrawal of the Member, dissolution of the Company or termination of this Agreement.

9.2.Tax Returns.

The Manager shall cause all federal, state and local tax returns of the Company to be prepared and timely filed at the sole expense of the Company.

10.TRANSFERS OF MEMBERSHIP INTERESTS AND WITHDRAWALS OF MEMBERS.

10.1.Restrictions on Transfers of Membership Interests.

(a)Except for a Permitted Transfer (as defined below) or as otherwise set forth in Section 10.2, no Transfer of all or any portion of a Membership Interest or subsequent admission of a transferee as a Member of the Company shall be permitted under this Agreement without the prior written unanimous consent of all of the Members.

(b)Notwithstanding Section 10.1(a) and Section 10.2 (but subject to Section 10.3), a Member may Transfer all or any portion of such Member’s Membership Interest without obtaining unanimous consent of the Members if such Transfer is a “Permitted Transfer”, which shall be any Transfer of all or any portion of a Member’s Membership Interest to or for the benefit of

112776\000006\4832-7583-6415v3

a member of the Member’s Family (as defined below). The Manager and the Members hereby consent to the automatic admission of any transferee of a Membership Interest pursuant to a Permitted Transfer as a Substitute Member and full Member of the Company. For purposes of this Agreement, a “Member’s Family” means such Member’s spouse, ancestors, lineal descendants and their spouses, siblings, and parents-in-law, and shall be deemed to include

(A)a corporation, partnership, limited liability company or trust whose shareholders, partners, members or beneficiaries are the Member and/or such Member’s spouse, ancestors, lineal descendants and their spouses, siblings or parents-in-law, and (B) the current beneficiaries of a trust, if the Member is a trust.

10.2.Right of First Refusal.

(a)Notwithstanding Section 10.1(a) and except for a Permitted Transfer (but subject to Section 10.3), any Member (the “Selling Member”) who desires to sell or Transfer any or all of such Member’s Percentage Interest (and corresponding Membership Interests) to any third party may do so pursuant to a bona fide offer from a bona fide purchaser, but only after giving the other Members (the “Remaining Members”) the opportunity to match the terms of such offer in accordance with the following terms of this Section 10.2.

(b)The Selling Member shall make a written offer to each of the Remaining Members. Such written offer shall set forth the amount of Percentage Interest (and corresponding Membership Interests) which the Selling Member proposes to dispose of, the price per Percentage Interest (and corresponding Membership Interests), the identification of the third party offeror (and of any person or entity for whom the third party offeror is acting as agent or nominee and who will become the beneficial owner of the Percentage Interest (and corresponding Membership Interests) specified in the offer if a purchase occurs pursuant thereto), and all other material terms and conditions of the proposed sale.

(c)On or before the expiration of thirty (30) days after the date of the notice given pursuant to Section 10.2(b) above, the Remaining Members may, at their option, elect to purchase all of the Percentage Interest (and corresponding Membership Interests) described in the offer on the terms contained therein (the “First Right”). Each of the Remaining Members shall have the right to purchase that proportion of the Percentage Interest (and corresponding Membership Interests) equal to the ratio of the amount of Percentage Interests owned by such Remaining Member to the total amount of Percentage Interests owned by all Remaining Members. If a Remaining Member is unable or unwilling to purchase the proportion of Percentage Interest (and corresponding Membership Interests) allotted to such Remaining Member, the other Remaining Members shall have the right to purchase such allotment, on a pro rata basis among themselves (the “Second Right”). The Second Right shall be exercisable for a period of ten (10) days after the earlier of the following: (i) the expiration of the foregoing thirty (30) day period set forth in this Section 10.2(c); or (ii) the date on which all of the Remaining Members have each either exercised or declined to exercise such Remaining Member’s First Right.

(d)The Remaining Members shall make their election to exercise the First Right or the Second Right by written notice to the Selling Member, the other Remaining Members and the Company. Failure by the Remaining Members to exercise their election in the respective time

112776\000006\4832-7583-6415v3

periods provided in Section 10.2(c) shall be deemed a rejection of the offer as of the last day of the applicable time period.

(e)To the extent that neither the First Right nor the Second Right is exercised with respect to any Percentage Interest (and corresponding Membership Interests) which were the subject of the written offer described in Section 10.2(b), the Selling Member may sell the Percentage Interest (and corresponding Membership Interests) which were the subject of the written offer described in Section 10.2(b) but for which neither the First Right nor the Second Right is exercised, but only to the purchaser specified in such offer and for the price and other terms described therein. Any purchaser must and shall abide by all the terms, conditions and requirements of (i) a Transfer of a Member’s Membership Interest in accordance with this Article 10 and (ii) this Agreement.

(f)Notwithstanding anything to the contrary in Section 10.7 or in any other provision of this Agreement, the Transfer of any Percentage Interest (and corresponding Membership Interests) to a transferee pursuant to this Section 10.2, shall result in the automatic admission of such transferee as Substitute Member and full Member of the Company without any requirement for consent of the Members.

10.3.Effect of Transfer in Compliance.

(a)Upon compliance with the terms and conditions of this Article 10, a Transfer of all or any portion of a Membership Interest shall be permitted under this Agreement, shall be recognized by and binding upon the Company and the other Members, and shall not cause the dissolution, termination or winding up of the Company.

(b)A Member who shall Transfer all of such Member’s Membership Interest in accordance with this Article 10 shall cease to be a Member of the Company, and shall no longer have any rights or privileges of a Member except that, unless and until the transferee of such Member is admitted to the Company as a Substitute Member in accordance with Section 10.7 hereof, such transferring Member shall retain all the liabilities and obligations of such Member under this Agreement.

10.4.Effect of Transfers Not in Compliance.

Any purported Transfer of a Membership Interest that is not a Permitted Transfer or is not made in compliance with the provisions of this Article 10 shall be invalid, null and void and of no force or effect whatsoever and shall not be recognized by the Company; provided, however, that if the Company is required to recognize a Transfer that is not in compliance with this Article 10 (or if the Manager, in his, her or its sole discretion, elects to recognize a Transfer that is not in compliance with this Article 10), then the Membership Interest Transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Membership Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Membership Interest may have to the Company. A Member attempting to make a Transfer not in compliance with this Article 10, notwithstanding any agreement or understanding such Member had with any such attempted

112776\000006\4832-7583-6415v3

transferee, shall retain all rights and obligations such Member had with respect to the Membership Interest prior to the purported Transfer.

10.5.Expenses of Transfer.

In the case of a Transfer or attempted Transfer of all or any portion of a Membership Interest, the Member effecting or attempting to effect such Transfer shall pay or reimburse and indemnify and hold harmless the Company and the other Members from all costs, expenses, liabilities and damages that any of such indemnified Persons incur (including, without limitation, incremental tax liabilities and reasonable attorneys’ fees and expenses) as a result of or in connection with such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.6.Reasonableness of Restrictions on Transfer.

Each Member, by executing this Agreement and becoming a Member, acknowledges and agrees that the restrictions on Transfers of Membership Interests set forth in this Article 10 are reasonable in view of the purposes of the Company and this Agreement and the relationship of the Members, and are not more restrictive than necessary to accomplish those purposes.

10.7.Admission of Transferees as Substitute Members.

(a)Except for a transferee of a Permitted Transfer or a Transfer pursuant to Section 10.2, notwithstanding any other provision of this Agreement, no transferee of a Membership Interest from a Member shall acquire the status of a substituted Member of the Company (a “Substitute Member”) under the Act or this Agreement (i) without the prior written consent of all of the Members and (ii) until such transferee has become a party to this Agreement agreeing to be bound by all the terms and conditions hereof by executing such documents and instruments as the Company has reasonably requested. Following a Transfer of Membership Interest to a Person pursuant to a Permitted Transfer or a Transfer pursuant to Section 10.2, such transferee shall automatically become a Substitute Member of the Company without any requirement for consent of the Members.

(b)Upon the satisfaction of the conditions of this Section 10.7, the transferee shall thereupon become a Substitute Member of the Company and become subject to and bound by all of the rights and obligations of a Member hereunder. If so admitted, the Substitute Member shall have all the rights and powers and will be subject to all the restrictions and liabilities of the Member who originally assigned the Membership Interest of the Company. The admission of a Substitute Member shall not release any Member who previously assigned the Membership Interest from liability to the Company that may have existed prior to such substitution.

(c)The Manager shall have the right, power and authority to amend this Agreement and Schedule I hereto as necessary to reflect the admission of a Substitute Member.

10.8.Obligations and Rights of Transferees.

A Transferee of a Membership Interest as a result of a Transfer that is effected in compliance with this Article 10 who is not admitted as a Substitute Member pursuant to Section 10.7 shall (unless the express terms of the Transfer otherwise provide) be deemed to have had assigned to him, her or

112776\000006\4832-7583-6415v3

it, and shall be entitled to receive, distributions from the Company and allocations of Profits and Losses (and items comprising Profits and Losses) of the Company attributable to the Membership Interest assigned to such transferee, but (irrespective of the terms of the Transfer) shall have no right to (i) become a Member, (ii) vote such Membership Interest with respect to any matter submitted to the Members for a vote, (iii) exercise any rights of a Member under the Act or this Agreement (including but not limited to access to information and to receipt of reports) other than those set forth in this Section 10.8, or (iv) act as an agent of the Company, the Manager or any Member. A transferee of a Membership Interest who is not admitted as a Substitute Member pursuant to Section 10.7 hereof, whether or not he, she or it has accepted in writing the terms and conditions of this Agreement and assumed in writing the obligations of the transferor, shall be deemed, by acquisition of such Membership Interest, to have agreed to be subject to and bound by all the terms and conditions of this Agreement with the same effect as the transferor of such Membership Interest and, if such transferee desires to transfer such Membership Interests, such transferee shall be subject to all the provisions of this Article 10 to the same extent and in the same manner as any Member desiring transfer of his, her or its Membership Interest. No such Transfer shall release the transferor of his, her or its obligations and duties under this Agreement.

10.9.Distributions and Allocations in Respect of Transferred Membership Interests.

In the event of the Transfer of any Membership Interest during any Allocation Year of the Company in compliance with the provisions of this Article 10, Profits, Losses, each item thereof, and all other items attributable to the transferred Membership Interest for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Membership Interests during the Allocation Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Manager. All distributions made on or before ten

(10) business days following the date the Manager receives written notice of such Transfer shall be made to the transferor, and all distributions made thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, however, that if the Company is given notice of a Transfer at least ten (10) business days prior to the Transfer, then the Company shall recognize such Transfer as the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Membership Interest was transferred and such other information as the Members may reasonably require within thirty (30) days after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Membership Interest on the last day of the Allocation Year during which the Transfer occurs. No Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9, whether or not the Company or the Manager has knowledge of any Transfer of a Membership Interest.

10.10.Withdrawal by a Member.

In the event of any Involuntary Withdrawal of a Member that results in a transfer of the entire Membership Interest of such Member to another Person, such transferee shall not become a Member, but shall have only the rights provided in Section 1705.18 of the Act.

112776\000006\4832-7583-6415v3

11.DISSOLUTION AND WINDING UP.

11.1.Dissolution Events.

The Company shall be dissolved and shall commence winding up its business and affairs only upon the occurrence of the earliest of the following events (“Dissolution Events”):

(a)The Members have agreed in writing to dissolve the Company by unanimous consent;

(b)By a determination of the Manager that a dissolution is in the best interest of the Company, unless Rhove determines that it is in the best interests of the Company not to dissolve at such time;

(c)The entry of a decree of judicial dissolution of the Company;

(d)Any event which causes the number of Members to be less than the number required by the Act;

(e)The sale or other disposition of all or substantially all of the assets of the Company, unless all of the Members determine in their sole discretion that it is in the best interests of the Company not to dissolve at such time; or

(f)The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company.

The withdrawal of a Member is not a Dissolution Event and the remaining Members are authorized to continue the business of the Company after such withdrawal.

The Members hereby agree that, notwithstanding any provision of the Act to the contrary, the Company shall not dissolve prior to the occurrence of a Dissolution Event. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then the Members hereby agree to continue the business of the Company without winding up its affairs or liquidating its assets.

11.2.Winding Up and Liquidation.

(a)Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating assets, and satisfying the claims of its creditors and Members. Neither the Company nor any Member shall take any action that is inconsistent with, or not necessary or appropriate for, the winding up of the Company’s business and affairs. One or more liquidating trustees (who may be the Manager or another Member) selected by the Manager shall be responsible for overseeing the winding up and liquidation of the Company and shall cause the Company to pay, satisfy, discharge or make provision for payment out of Company funds for all debts, liabilities and obligations of the Company, actual or contingent, and all expenses of liquidation. A liquidating trustee appointed by the Manager may (in the sole discretion of the Manager and subject to applicable laws) receive compensation for any services performed pursuant to this Article 11. The Company’s affairs shall be wound up and the Company’s property shall be liquidated as

112776\000006\4832-7583-6415v3

promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefore, shall be applied and distributed in the following order:

(i)First, to the extent permitted by law, to the creditors of the Company, including Members that are creditors, in payment and satisfaction of all the debts, liabilities and obligations of the Company (other than liabilities for distributions to Members);

(ii)Second, except as otherwise provided in this Agreement, to Members and former Members in satisfaction of liabilities for distributions to such Persons; and

(iii)The balance, if any, to the Members in proportion to their respective Percentage Interests.

(b)For purposes of the liquidation of Company assets, the discharge of its liabilities and the distribution of the remaining funds and/or assets among the Members as above described, the liquidating trustee shall have the authority on behalf of the Company to sell, convey, exchange or otherwise transfer the assets of the Company on such terms and conditions as he, she or it determines appropriate, subject to the terms of this Agreement. In the event that any Company property is not or cannot or should not be sold, in the sole discretion of the liquidating trustee, so that distributions in kind to the Members are appropriate or necessary, or the Members desire to purchase any Company assets, the liquidating trustee shall cause such Company assets to be appraised by a qualified appraiser. The Members shall have the right and authority to purchase any Company assets at their appraised value, provided such appraisal was made by a Person who was not an Affiliate of the Members. Any excess of fair market value, as evidenced by such appraisal, over book value of any Company assets and any excess of book value over such fair market value of any Company assets shall be deemed gains or Losses of the Company, as the case may be, and subject to the provisions of Article 4. The liquidating trustee is authorized to distribute assets in kind to the Members even if the percentage of the asset so distributed to any Member is greater or less than the percentage in which the Member shares in distributions. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liability to creditors such as to enable the Members to minimize losses during the liquidation period, and the liquidating trustee is authorized to continue the business of the Company, in its discretion for such time as is necessary to maximize its value as a going concern for eventual sale. Any return of all or any portion of the Capital Contributions by a Member to the capital of the Company shall be made solely from or out of Company assets.

(c)Notwithstanding the provisions of Section 11.2(a), the liquidating trustee shall have the right, in his, her or its reasonable discretion, to retain such amount as he, she or it deems necessary as a reserve for any contingent liability or obligations of the Company, which reserves, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Section 11.2.

11.3.Notice of Dissolution, Final Accounting.

In the event a Dissolution Event occurs, the Manager or liquidating trustee shall provide written notice thereof to each Member and each known transferee of a Membership Interest and to each known creditor of and claimant against the Company, and each other party with whom the

112776\000006\4832-7583-6415v3

Company regularly conducts business (as determined in the discretion of the Manager). Within 90 days after the occurrence of a Dissolution Event, the liquidating trustee shall provide a statement to each Member setting forth the assets and liabilities of the Company. Upon dissolution of the Company, a final statement shall be prepared by the Manager or liquidating trustee setting forth the assets and liabilities of the Company and the distribution of cash or property of the Company as prescribed above, and a copy of such statement shall be furnished to each Member within ninety (90) days after completion of winding up of Company business.

11.4.Certificate of Dissolution.

If the Company is dissolved, then the Manger shall promptly file a Certificate of Dissolution with the Secretary of State of the State of Ohio in the form and within the time required by the Act.

11.5.Compliance With Timing Requirements of Regulations.

In the   event   the   Company   is   “liquidated”   within   the   meaning   of   Regulation

§1.704.1(b)(2)(ii)(g), then distributions shall be made pursuant to this Article 11 to the Members who have positive Capital Accounts in compliance with Regulation §1.704-1(b)(2)(ii)(b)(2). In the discretion of the liquidating trustee, a pro rata proportion of the distribution that would otherwise be made to the Members pursuant to this Article 11 may be:

(a)distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the liquidating trustee, in the same proportions as the amount distributed to such trust by the Company that would have otherwise been distributed to the Members pursuant to this Agreement; or

(b)withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

11.6.Deemed Distribution and Recontribution.

Notwithstanding any other provision of this Article 11, in the event the Company is “liquidated” within the meaning of Regulation §1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, then the Company shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Company shall be deemed to have distributed its property in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

11.7.Rights and Obligations of Members.

Except as otherwise provided in this Agreement, the Members shall look solely to the assets of the Company for the return of their Capital Contributions and shall have no right or power to

112776\000006\4832-7583-6415v3

demand or receive property, other than cash from the Company, in return for their Capital Contributions.

12.MISCELLANEOUS.

12.1.Power of Attorney.

Each Member hereby irrevocably makes, constitutes and appoints the Manager as his, her or its true and lawful attorney-in-fact, granting unto such attorney-in-fact full power and authority for him, her or it and in his, her or its name, place and stead, from time to time, to make, execute, sign, acknowledge, certify, swear to, verify, deliver, file and record: (i) Articles or one or more amended Articles or amendments to the Articles approved as provided in this Agreement; (ii) all instruments which evidence an amendment to this Agreement pursuant to the terms of this Agreement (whether or not such Member voted in favor of or otherwise approved such action); (iii) all documents which may be required to effect the dissolution and winding up of the Company and the cancellation of its Articles under the terms of this Agreement; (iv) all fictitious, trade or assumed name certificates required or permitted to be filed on behalf of the Company, (v) all certificates, forms, reports and other instruments necessary in order for the Company to be qualified, registered or licensed as a foreign limited liability company in any jurisdiction outside Ohio in the discretion of the Manager;

(vi) all documents necessary to reflect the admission, substitution, removal, withdrawal or termination of any Person as a Member in the Company in accordance with this Agreement; and (vii) all other documents, certificates and instruments which may be required or permitted by law to be filed on behalf of the Company or which the Manager deems to be necessary to file and which are not inconsistent with this Agreement. The foregoing is a special and durable power of attorney coupled with an interest and (a) shall be irrevocable and survive the withdrawal of a Member from the Company and the Transfer of all or any portion of his, her or its Membership Interest, and (b) shall survive and not be affected by the death, disability, withdrawal, bankruptcy, insolvency, merger, consolidation, reorganization, dissolution or receivership of a Member.

12.2.Amendments.

(a)Except as otherwise provided for herein, this Agreement may only be amended or modified upon the unanimous written consent of all the Members. Upon the approval of an amendment, all Members shall be deemed to have consented to the amendment, except as provided below.

(b)Notwithstanding any provision of this Agreement to the contrary, amendments to this Agreement which, in the opinion of counsel for the Company, are necessary or appropriate to maintain the status of the Company as a “partnership” for federal or state tax law purposes, to comply with subchapter K of the Code, to effect a necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state which is treated as a partnership for federal tax purposes, or to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company, or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.3, may be made by the Partnership Representative or the Manager without the necessity of the consent of any of the Members. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would (i) adversely affect the federal income tax treatment to be afforded a

112776\000006\4832-7583-6415v3

Member, (ii) increase or modify the liabilities or obligations of a Member or create an obligation by a Member to contribute additional funds or to loan funds or guarantee loans to the Company, or (iii) alter the method of determining, allocating or distributing the Company’s Profits, Losses, Net Cash Flow or other items of like tenor.

12.3.Non-Disclosure.

The Members and Manager recognize and acknowledge that the Members and Manager will have access to trade secrets and other confidential information of the Company and that such trade secrets and confidential information constitute valuable, special and unique property of the Company. Except as otherwise provided for in Section 12.20 below, each Member and the Manager agrees not to communicate or otherwise divulge to, or use for the benefit of, anyone other than the Company, the Manager, any Member or any Affiliate of the Company, any Member or the Manager, either during or after Member’s association with the Company, any trade secrets or confidential information of the Company. It is understood and agreed that this restriction against disclosure will survive the termination of this Agreement and will last as long as all or any part of the trade secret or confidential information continues to have value to the Company and has not become generally known to the public.

12.4.Governing Law and Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. In the event of a direct conflict between any provision of this Agreement and (a) any provision of the Articles, or (b) any mandatory provision of the Act or the Ohio Revised Code (to the extent such statutes are incorporated into the Act), the applicable provision of the Articles, the Act or the Ohio Revised Code, as the case may be, shall control. The parties hereto hereby consent to the exclusive jurisdiction of the courts of the State of Ohio in Franklin County, and the United States District Court, for the Southern District of Ohio, Eastern Division and waive any contention that any such court is an improper venue for enforcement of this Agreement.

12.5.Notices.

Except as otherwise expressly set forth in this Agreement, all notices, demands, requests, approvals, consents, waivers or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon receipt, if delivered personally or if transmitted by facsimile transmission or other electronic transmission (if transmission is confirmed in writing); (b) one (1) business day after being delivered to a reputable overnight courier service, if properly marked for next day delivery; and (c) three (3) business days after being mailed if sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below:

If to the Company, to the address set forth in Section 2.4 hereof or such other address of which the Company shall have notified the Members.

If to a Member, to the address of such Member as set forth on the books and records of the Company.

112776\000006\4832-7583-6415v3

If to the Manager, to the address of the Company as set forth above or as otherwise set forth on the books and records of the Company.

12.6.Binding Effect.

Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Manager and the Members and their respective heirs, legatees, legal representatives, successors and permitted assigns and transferees.

12.7.Headings.

Section and other headings contained in this Agreement are for convenience of reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.8.Severability.

Each provision of this Agreement is intended to be severable from each other provision, so that if any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remainder of this Agreement, which shall remain in full force and effect.

12.9.Further Assurances.

Each Member, upon the request of the Manager, shall execute, acknowledge, deliver and/or file such additional certificates, documents and instruments and shall perform such additional acts as the Manager deems reasonably necessary or appropriate for the Company to carry out its purposes or the provisions of this Agreement or to comply with applicable laws, rules and regulations.

12.10.Specific Performance.

Each Member and the Manager agrees that the Members and the Manager would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, the Members and the Manager agree that, in addition to any other remedy to which the nonbreaching Members or Manager may be entitled, at law or in equity, the nonbreaching Members and Manager shall be entitled to temporary, preliminary and/or permanent injunctive relief to prevent actual or threatened breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof.

12.11.Rights and Remedies Cumulative.

The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other rights and remedies. Said rights and remedies are given in addition to any other rights and remedies the parties may have by law, statute, ordinance or otherwise.

112776\000006\4832-7583-6415v3

12.12.Waiver of Partition.

No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have the assets or properties of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself, his, her or its successors, representatives, heirs and assigns, hereby irrevocably waives any such right.

12.13.Effect of Waiver or Consent.

A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of her obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder. Failure on the part of any Person to seek redress for any violation of or to insist upon strict adherence to any term or condition of this Agreement or to declare any Person in default, irrespective of how long such failure continues, does not constitute a waiver by that Person of her rights with respect to that or any subsequent breach or default.

12.14.No Third Party Beneficiaries.

This Agreement is entered into by and among the, Company, the Members and the Manager for the exclusive benefit of the Company, its Members and the Manager and their successors and permitted assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable law, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member or the Manager with respect to any Capital Contribution or otherwise.

12.15.Entire Agreement.

Except as otherwise provided herein, this Agreement constitutes the entire agreement and understanding of the Members and the Manager relating to affairs of the Company and the conduct of its business and supersedes all prior agreements and understandings, whether oral or written, with respect thereto.

12.16.Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts signed by less than all of the parties hereto, each of which shall be deemed an original and all of which, when taken together shall constitute one and the same agreement.

12.17.OFAC and Patriot Act Compliance.

(a)Each Member represents and warrants that (i) each person owning a 10% or greater interest in such Member (A) is not currently identified on the List, and (B) is not a person with whom a citizen of the United States, is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (ii) such Member has implemented reasonable procedures, and will consistently apply those procedures, to ensure the representations and warranties set forth in the foregoing sub-

112776\000006\4832-7583-6415v3

section (a)(i) remain true and correct at all times. This Section 12.17(a) shall not apply to any person to the extent that such person’s interest in the Member is through either (x) a person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person, or (y) an “employee pension benefit plan” or “pension plan” as defined in Section 3(2) of ERISA.

“List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury, and/or on any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing statute, executive order or regulation.

(b)Each Member shall take reasonable measures appropriate to the circumstances to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect, and shall immediately notify the other Members in writing if any of the representations, warranties or covenants set forth in the foregoing sub-section

(a) is no longer true or has been breached or if the Member has a reasonable basis to believe that any such representation, warranty, or covenant may no longer be true or have been breached.

12.18.Confidentiality.

(a)The Members agree not to disclose or permit the disclosure of any of the economic terms of this Agreement or of any other confidential, non-public or proprietary information relating to the business or property of the Company (collectively, “Confidential Information”), provided, however, that such disclosure may be made (i) to any person who is a member, partner, officer, director or employee of such Member or of any Affiliate of such Member or counsel to or accountants of such Member solely for their use and on a need-to-know basis, provided that such persons are notified of the Members’ confidentiality obligations hereunder, (ii) with the prior consent of the other Members, (iii) subject to the next paragraph, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, or (iv) to any lender providing financing to the Company or any Affiliate of the Company.

(b)In the event that a Member shall receive a request to disclose any Confidential Information under a subpoena or order, such Member shall (i) promptly notify the other Members thereof, (ii) consult with such other Members on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, reasonably cooperate in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.

(c)The provisions of this Section 12.18 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. It is the intention of the parties hereto that if any restriction or covenant contained herein is held to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall, to the fullest extent permitted by law, construe and interpret or reform such provision to provide for a restriction or covenant having the maximum time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

112776\000006\4832-7583-6415v3

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE OHIO SECURITIES ACT OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE ACTS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE OPERATING AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

[remainder of page intentionally left blank; signature page to follow]

112776\000006\4832-7583-6415v3

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Operating Agreement to be effective as of the Effective Date.

THE COMPANY: BSH RE SUB SIX LLC, an Ohio limited liability company By: BSH RE Hold LLC, an Ohio limited liability company its Manager By: Jack Millman, its Manager	THE MANAGER: BSH RE HOLD LLC, an Ohio limited liability company By: Jack Millman, its Manager

MEMBERS:

RHOVE REAL ESTATE 1, LLC – CITY PARK QUAD (COLUMBUS) SERIES,

a Delaware series limited liability company

By:ROOSTENTERPRISESINC.dba RHOVE,

a Delaware corporation its Managing Member

By: Name: Calvin Cooper

Title: Chief Executive Officer

BSH RE HOLD LLC, an Ohio limited liability company By: Jack Millman, its Manager

Signature Page to Second Amended and Restated Operating Agreement

Schedule I to

Second Amended and Restated Operating Agreement Of

BSH RE SUB SIX LLC

Name	Address	Initial Capital Contribution	Percentage Interest
RHOVE REAL ESTATE 1, LLC – CITY PARK QUAD (COLUMBUS) SERIES	629 N. High Street, 6th Floor Columbus, Ohio 43215	[$100,000 - $500,000][1]	[10.9%-54.3%][2]
BSH RE HOLD LLC	121 Hillcrest Drive, Westerville, Ohio 43081	[On file with the Company]	[45.7% - 89.1%][3]
	Total:	$[On file with the Company]	100%

1 Final amount to equal the Purchase Price under the Membership Interest Purchase Agreement.

2 Final amount to equal the Purchase Price divided by $920,000.

3 Final amount to equal 100 minus the Rove Percentage Interest.

112776\000006\4832-7583-6415v3

Exhibit C

SCHEDULE OF REQUIRED CONSENTS

1.Approval by lender of the Property ($450,000).

2.Approval by the current Members of the Company.

Exhibit D

FINANCIAL STATEMENTS

[See Attached.]

112776\000006\4850-1306-9567v4